              Filed with the Securities and Exchange Commission on June 30, 2006

                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   On Form S-3

            Registration Statement Under The Securities Act of 1933*

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                       63
            (Primary Standard Industrial Classification Code Number)

                                   06-1241288
                      (I.R.S. Employer Identification No.)

         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     JOSEPH D. EMANUEL, CHIEF LEGAL OFFICER
         ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                               LAURA KEALEY, ESQ.
                      VICE PRESIDENT AND CORPORATE COUNSEL
         One Corporate Drive, Shelton, Connecticut 06484 (203) 944-5477

        Approximate date of commencement of proposed sale to the public:
 June 30, 2006 or as soon as practicable after the effective date of this
                             Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [X] (the Securities Act registration number of the earlier filing is 333-114615)

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box: [ ]

                         Calculation of Registration Fee
================================================================================
  Title of each                     Proposed      Proposed
    class of                         maximum       maximum
   securities        Amount         offering      aggregate         Amount of
      to be           to be           price       offering        registration
   registered      registered       per unit       price**             fee
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  Market Value
   Adjusted
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 Annuity Contracts                               $8,000,000.00      $856.00
*This filing is being made pursuant to Rule 462(b) under the Securities Act of 1933 to register an additional $8 million of interests in market value-adjusted annuity contracts. This amount equals 20% of the amount that was last registered with the Commission, in a filing dated April 20, 2004. That registration statement is incorporated by reference herein. As permitted by Rule 457(o) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $8 million. The market value adjusted securities are sold according to dollar value, and are not denominated in either shares or units. Finally, because some of Registrant's securities from the April 20, 2004 filing remain unsold, Registrant intends to add those unsold securities to the $8 million of securities being registered herewith (thus, Registrant has not reduced the filing fee paid herewith on account of the filing fee associated with securities that remain unsold from the April 20, 2004 offering).
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ASL [Wells Flex/FUSI ASL]

                   Supplement to Prospectus Dated May 1, 2003
                          Supplement dated May 1, 2004

     This Supplement should be retained with the May 1, 2003 Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a May 1, 2003 Prospectus, please contact American Skandia at 1-800-766-4530. Please be advised that as of May 1, 2004, we are no longer selling any additional contracts that are described in this prospectus. Therefore, please retain your May 1, 2003 prospectus and any supplements thereto for future reference as these documents will continue to constitute the prospectus to which you can refer.

1. Appendix A Financial Information about American Skandia is deleted in its entirety.
2. The "Incorporation of Certain Documents by Reference" section is deleted in its entirety and replaced with the following: "American Skandia publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about American Skandia that is annually audited by independent accountants. American Skandia's annual report for the year ended December 31, 2003, together with subsequent periodic reports that American Skandia files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the American Skandia annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at American Skandia - Variable Annuities; P.O. Box 7040; Bridgeport, CT 06601-7040 (Telephone : 203-926-1888). The SEC file number for American Skandia is 33-44202. You may read and copy any filings made by American Skandia with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549-0102. You can obtain information on the operation of the Public Reference Room by calling (202) 942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes American Skandia LifeVest(R), a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 57. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. In particular, please refer to Appendix C for a description of certain provisions that apply to Annuities sold to New York residents. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

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American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.
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WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.

                                    FOR FURTHER INFORMATION CALL 1-800-766-4530.

Prospectus Dated: May 1, 2003                Statement of Additional Information
ASL-PROS- (05/2003)                                           Dated: May 1, 2003
                                                                         ASLPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X| This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
|X| This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X| The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Montgomery Variable Series, Wells Fargo Variable Trust, Rydex Variable Trust, INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X| During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.
|X| This Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.
|X| There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges.
|X| Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.


HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $15,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $15,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date or for persons under age 90.

                                                           TABLE OF CONTENTS

GLOSSARY OF TERMS..................................................................................................................5


SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................6


EXPENSE EXAMPLES..................................................................................................................10


INVESTMENT OPTIONS................................................................................................................11

   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.............................................................11
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................................................26

FEES AND CHARGES..................................................................................................................27

   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................................................27
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................27
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...................................................................................28
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................28
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?......................................................................28
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES......................................................................................28

PURCHASING YOUR ANNUITY...........................................................................................................28

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................28

MANAGING YOUR ANNUITY.............................................................................................................29

   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................................................29
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................29
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................30
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................30
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................30

MANAGING YOUR ACCOUNT VALUE.......................................................................................................30

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................30
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................30
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................31
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................................................31
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?............................................31
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...............................................................33
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................34
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................34
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................35
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................36

ACCESS TO ACCOUNT VALUE...........................................................................................................36

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................36
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................36
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................36
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................36
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?.......................................37
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................37
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................37
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?...................................................................................37
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................38
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................39

DEATH BENEFIT.....................................................................................................................40

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................40
   Basic Death Benefit............................................................................................................40
   OPTIONAL DEATH BENEFITS........................................................................................................40
   PAYMENT OF DEATH BENEFITS......................................................................................................42

VALUING YOUR INVESTMENT...........................................................................................................44

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................44
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................44
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................44
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................44
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................44
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?..................................................45

TAX CONSIDERATIONS................................................................................................................46

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................46
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................................................46
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................46
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................46
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?...................................................................................................................48
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................49
   GENERAL TAX CONSIDERATIONS.....................................................................................................50

GENERAL INFORMATION...............................................................................................................51

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................51
   WHO IS AMERICAN SKANDIA?.......................................................................................................51
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................51
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................53
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................53
   AVAILABLE INFORMATION..........................................................................................................55
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................55
   HOW TO CONTACT US..............................................................................................................55
   INDEMNIFICATION................................................................................................................56
   LEGAL PROCEEDINGS..............................................................................................................56
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................57

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1


AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................11


APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1


APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1


APPENDIX D - SALE OF CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...............................................................1


APPENDIX E - PERFORMANCE ADVANTAGE.................................................................................................1


APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER...............................................................................1


APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL
  DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT...........................................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Annual Maintenance Fee. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.


Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.


Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge and the charge for any optional benefits. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and the charge for any optional benefits you elect. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

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                                                   YOUR TRANSACTION FEES AND CHARGES
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                                                    (assessed against the Annuity)
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              FEE/CHARGE                                                        Amount Deducted
---------------------------------------- -------------------------------------------------------------------------------------------
---------------------------------------- -------------------------------------------------------------------------------------------
Contingent Deferred Sales Charge         There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal.
- -------------------------------------- -------------------------------------------------------------------------------------------
- ----------------------------------------
Transfer Fee                                                                         $10.00
                                                              (Deducted after the 20th transfer each Annuity Year)
- ---------------------------------------- -----------------------------------------------------------------------------------------

The  following  table  provides a summary of the  periodic  fees and charges you will incur while you own the  Annuity,  excluding the underlying mutual fund Portfolio annual expenses.  These fees and charges are described in more detail within this Prospectus.

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                                                    YOUR PERIODIC FEES AND CHARGES
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                                            ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
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- --------------------------------------------------------------------- ------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
- --------------------------------------------------------------------- ------------------------------------------------------------
- --------------------------------------------------------------------- ------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $30 or 2% of Account Value
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
- --------------------------------------------------------------------- ------------------------------------------------------------
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                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
- --------------------------------------------------------------------- ------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
- --------------------------------------------------------------------- ------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     1.25%
- --------------------------------------------------------------------- ------------------------------------------------------------
Administration Charge                                                                               0.15%
- --------------------------------------------------------------------- ------------------------------------------------------------
- --------------------------------------------------------------------- ------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     1.40% per year of the value of each Sub-account
- --------------------------------------------------------------------- ------------------------------------------------------------
*    These charges are deducted daily and apply to Variable Investment Options only.
**   The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge"
     elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits.
These fees and charges are described in more detail within this Prospectus.

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                                                YOUR OPTIONAL BENEFIT FEES AND CHARGES
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- ------------------------------------------------------------------------------------- --------------------- ----------------------
                                    Optional Benefit                                        Optional Benefit    Total Annual Charge*
                                                                                                   Fee/
                                                                                                  Charge
- ------------------------------------------------------------------------------------------ ------------------ --------------------
- ------------------------------------------------------------------------------------------- ----------------- --------------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a  "return  of  premium"  at a future  date,  while     0.25% of average
allowing you to allocate all or a portion of your Account  Value to the  Sub-accounts  of   daily net assets of
your choice.                                                                                  the Sub-accounts
- ------------------------------------------------------------------------------------------- ------------------- ------------------
- ------------------------------------------------------------------------------------------- ------------------- ------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT                                                                             1.65%
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by providing  amounts in addition to the basic Death Benefit that   daily net assets of
can be used to offset  federal  and state  taxes  payable  on any  taxable  gains in your     the Sub-accounts
Annuity at the time of your death.
- ------------------------------------------------------------------------------------------- ------------------- ------------------
- ------------------------------------------------------------------------------------------- ------------------- ------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional  Death  Benefit that provides an enhanced  level of  protection  for     0.25% of average
your  beneficiary(ies)  by  providing a death  benefit  equal to the greater of the basic   daily net assets of           1.65%
Death Benefit or the Highest Anniversary Value.                                               the Sub-accounts
- ------------------------------------------------------------------------------------------- ------------------- ------------------
- ----------------------------------------------------------------------------------------------------------------------------------
Please  refer to the section of the  Prospectus  that describes each optional  benefit for a complete  description  of the  benefit, including any restrictions or limitations that may apply.
- ----------------------------------------------------------------------------------------------------------------------------------
*  The Total Annual Charge includes the Insurance Charge assessed against the Annuity.  If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The following table provides  the range  (minimum  and  maximum)  of the total  annual  expenses  for the  underlying  mutual  funds
("Portfolios")  as of December 31, 2002. Each figure is stated as a  percentage  of the  underlying  Portfolio's  average  daily net assets.

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                                               Total Annual Portfolio Operating Expenses
- ----------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------- ------------------------------------------- ----------------------------------------
                                                                 Minimum                                      Maximum
- --------------------------------------------- ------------------------------------------- ----------------------------------------
- --------------------------------------------- ------------------------------------------- ----------------------------------------
Total Portfolio Operating Expense                                0.14% *                                       3.14%
- --------------------------------------------- ------------------------------------------- ----------------------------------------
*    The minimum total annual portfolio  operating expenses are those of a Portfolio that may invest in mutual funds, which also charge their own operating expenses.  Thus, the total annual portfolio operating expenses may be higher than indicated.


The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
- ----------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse     Expenses
                                                                                                             -ment
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST William Blair International Growth              1.00%          0.23%          0.10%         1.33%         0.10%        1.23%
  AST American Century International Growth           1.00%          0.25%          0.00%         1.25%         0.00%        1.25%
  AST DeAM International Equity                       1.00%          0.44%          0.00%         1.44%         0.15%        1.29%
  AST MFS Global Equity                               1.00%          0.41%          0.00%         1.41%         0.00%        1.41%
  AST PBHG Small-Cap Growth                           0.90%          0.22%          0.11%         1.23%         0.00%        1.23%
  AST DeAM Small-Cap Growth                           0.95%          0.20%          0.00%         1.15%         0.15%        1.00%
  AST Federated Aggressive Growth                     0.95%          0.43%          0.00%         1.38%         0.03%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.21%          0.11%         1.27%         0.00%        1.27%
  AST Gabelli Small-Cap Value                         0.90%          0.19%          0.01%         1.10%         0.00%        1.10%
  AST DeAM Small-Cap Value                            0.95%          0.53%          0.00%         1.48%         0.33%        1.15%
  AST Goldman Sachs Mid-Cap Growth                    1.00%          0.26%          0.07%         1.33%         0.10%        1.23%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.20%          0.06%         1.16%         0.00%        1.16%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.17%          0.09%         1.16%         0.00%        1.16%
  AST Alger All-Cap Growth                            0.95%          0.19%          0.15%         1.29%         0.00%        1.29%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.00%         1.19%         0.00%        1.19%
  AST T. Rowe Price Natural Resources                 0.90%          0.23%          0.03%         1.16%         0.00%        1.16%
  AST Alliance Growth                                 0.90%          0.20%          0.03%         1.13%         0.00%        1.13%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Marsico Capital Growth                          0.90%          0.16%          0.04%         1.10%         0.01%        1.09%
  AST Goldman Sachs Concentrated Growth               0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST DeAM Large-Cap Growth                           0.85%          0.23%          0.00%         1.08%         0.10%        0.98%
  AST DeAM Large-Cap Value                            0.85%          0.24%          0.04%         1.13%         0.10%        1.03%
  AST Alliance/Bernstein Growth + Value               0.90%          0.23%          0.00%         1.13%         0.00%        1.13%
  AST Sanford Bernstein Core Value                    0.75%          0.25%          0.00%         1.00%         0.00%        1.00%
  AST Cohen & Steers Realty                           1.00%          0.23%          0.03%         1.26%         0.00%        1.26%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.08%         0.84%         0.00%        0.84%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%         0.00%        0.98%
  AST Alliance Growth and Income                      0.75%          0.15%          0.08%         0.98%         0.02%        0.96%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST INVESCO Capital Income                          0.75%          0.17%          0.03%         0.95%         0.00%        0.95%
  AST DeAM Global Allocation                          0.10%          0.04%          0.00%         0.14%         0.00%        0.14%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%         0.00%        1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.26%          0.00%         1.11%         0.00%        1.11%
  AST T. Rowe Price Global Bond                       0.80%          0.26%          0.00%         1.06%         0.00%        1.06%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Lord Abbett Bond-Debenture                      0.80%          0.24%          0.00%         1.04%         0.00%        1.04%
  AST DeAM Bond                                       0.85%          0.23%          0.00%         1.08%         0.15%        0.93%
  AST PIMCO Total Return Bond                         0.65%          0.15%          0.00%         0.80%         0.02%        0.78%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%         0.00%        0.83%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.43%           0.00%         1.68%        0.00%        1.68%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.48%          0.25%         1.28%         0.28%        1.00%
  Equity Income                                       0.55%          0.30%          0.25%         1.10%         0.10%        1.00%

Rydex Variable Trust:
  Nova                                                 0.75%         0.97%           0.00%         1.72%         0.00%        1.72%
  Ursa                                                 0.90%         0.89%           0.00%         1.79%         0.00%        1.79%
  OTC                                                  0.75%         0.99%           0.00%         1.74%         0.00%        1.74%
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------

- ----------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
- ----------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses

- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%         0.00%        1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%         0.00%        1.09%
  Telecommunications                                   0.75%         0.47%           0.00%         1.22%         0.00%        1.22%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%

ProFund VP:
  Europe 30                                            0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Asia 30                                              0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Japan                                                0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Banks                                                0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  Basic Materials                                      0.75%         1.21%           0.25%         2.21%         0.23%        1.98%
  Biotechnology                                        0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Consumer Cyclical                                    0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Consumer Non-Cyclical                                0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Energy                                               0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Financial                                            0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Healthcare                                           0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Industrial                                           0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Internet                                             0.75%         1.04%           0.25%         2.04%         0.06%        1.98%
  Pharmaceuticals                                      0.75%         1.12%           0.25%         2.12%         0.14%        1.98%
  Precious Metals                                      0.75%         0.98%           0.25%         1.98%          N/A         1.98%
  Real Estate                                          0.75%         1.13%           0.25%         2.13%         0.15%        1.98%
  Semiconductor                                        0.75%         1.33%           0.25%         2.33%         0.35%        1.98%
  Technology                                           0.75%         1.27%           0.25%         2.27%         0.29%        1.98%
  Telecommunications                                   0.75%         1.19%           0.25%         2.19%         0.21%        1.98%
  Utilities                                            0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Bull                                                 0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Bear                                                 0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  UltraBull 2                                          0.75%         1.12%           0.25%         2.12%         0.27%        1.85%
  OTC                                                  0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Short OTC                                            0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraOTC                                             0.75%         1.08%           0.25%         2.08%         0.13%        1.95%
  Mid-Cap Value                                        0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Mid-Cap Growth                                       0.75%         1.22%           0.25%         2.22%         0.24%        1.98%
  UltraMid-Cap                                         0.75%         1.36%           0.25%         2.36%         0.38%        1.98%
  Small-Cap Value                                      0.75%         1.45%           0.25%         2.45%         0.47%        1.98%
  Small-Cap Growth                                     0.75%         1.20%           0.25%         2.20%         0.22%        1.98%
  UltraSmall-Cap                                       0.75%         1.15%           0.25%         2.15%         0.17%        1.98%
  U.S. Government Plus                                 0.50%         0.96%           0.25%         1.71%          N/A         1.71%
  Rising Rates Opportunity                             0.75%         1.13%           0.25%         2.13%         0.15%        1.98%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.29%          0.25%         3.14%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          0.70%          0.25%         1.80%         0.16%        1.64%
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------

1 The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

2 Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES
These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefits that are offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively, for the Guaranteed Return Option, the Enhanced Beneficiary Protection and the Highest Anniversary Value Death Benefit. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) whether or not you surrender the Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL BENEFITS AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.


Whether or not you surrender your contract at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        546                          1628                        2697                       5317
            ----------------------------- --------------------------- --------------------------- --------------------------


If you annuitize at the end of the applicable time period:

            ----------------------------- --------------------------- --------------------------- --------------------------
                       1 year                      3 years                     5 years                    10 years
            ----------------------------- --------------------------- --------------------------- --------------------------
            ----------------------------- --------------------------- --------------------------- --------------------------
                        546                          1628                        2697                       5317
            ----------------------------- --------------------------- --------------------------- --------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.


================================================================================
Effective March 16, 2001, the Nova, Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized investment professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.
================================================================================

================================================================================
Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.
================================================================================
================================================================================

================================================================================
================================================================================
The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.
================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

- ------------------ ---------------------------------------------------------------------------------------------- ----------------
      STYLE/                                       INVESTMENT OBJECTIVES/POLICIES                                       PORTFOLIO
       TYPE                                                                                                              ADVISOR/
                                                                                                                       SUB-ADVISOR
                   -----------------------------------------------------------------------------------------------------------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
  INTER-NATIONAL   AST Strong  International  Equity: seeks long-term capital growth by investing in a diversified
     EQUITY        portfolio  of  international  equity  securities  the issuers of which are  considered  to have strong  earnings  momentum.  The  Portfolio  seeks to meet its  objective by  investing,  under normal  market  conditions,  at least 80% of its total  assets in a  diversified  portfolio  of equity  securities  of  companies  located or operating in  developed  non-U.S.  countries  and emerging  markets  of the  world.  The  Sub-advisor  intends  to  focus  on  companies  with an
                   above-average   potential  for  long-term  growth  and  attractive  relative  valuations.   The    Strong Capital
                   Sub-advisor selects companies based on five key factors: growth,  valuation,  management,  risk     Management,
                   and sentiment.                                                                                         Inc.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
  INTER-NATIONAL   AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term
     EQUITY        growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined  William Blair &
                   allocation among countries,  geographic regions or industry sectors, or other similar selection   Company, L.L.C.
                   procedure.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
  INTER-NATIONAL   AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to
     EQUITY        achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for  companies  with earnings and revenue
                   growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment     American
                   selections,  including the prospects for relative  economic  growth among countries or regions,     Century
                   economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations    Investment
                   and tax considerations.                                                                          Management, Inc.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
                   AST DeAM  International  Equity:  seeks capital growth.  The Portfolio pursues its objective by investing  at least 80% of the value of its assets in the equity  securities  of  companies  in developed  non-U.S.  countries that are represented in the MSCI EAFE(R)Index. The target of this
  INTER-NATIONAL   Portfolio  is to track the  performance  of the MSCI  EAFE(R)Index  within  4% with a  standard    Deutsche Asset
      EQUITY       deviation  expected of +/- 4%. The  Sub-advisor  considers  a number of factors in  determining      Management,
                   whether to invest in a stock,  including  earnings growth rate,  analysts'  estimates of future        Inc.
                   earnings and industry-relative price multiples.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
                   AST MFS Global Equity:  seeks capital growth.  Under normal circumstances the Portfolio invests    Massachusetts
                   at least 80% of its assets in equity securities of U.S. and foreign issuers  (including issuers      Financial
  GLOBAL EQUITY    in developing  countries).  The Portfolio  generally seeks to purchase  securities of companies       Services
                   with relatively large market capitalizations relative to the market in which they are traded.          Company
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
                   AST PBHG  Small-Cap  Growth:  seeks  capital  growth.  The  Portfolio  pursues its objective by primarily  investing  at  least  80% of the  value  of its  assets  in  the  common  stocks  of
                   small-sized  companies,  whose market  capitalizations are similar to market capitalizations of   Pilgrim Baxter
 SMALL CAP GROWTH  the  companies  in the  Russell  2000(R)Index at the time of the  Portfolio's  investment.  The   & Associates,
                   Sub-advisor  expects to focus primarily on those  securities  whose market  capitalizations  or        Ltd.
                   annual revenues are less than $1billion at the time of purchase.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
- ------------------ ---------------------------------------------------------------------------------------------- ----------------
 SMALL CAP GROWTH  AST DeAM  Small-Cap  Growth:  seeks maximum  growth of  investors'  capital from a portfolio of growth  stocks of  smaller  companies.  The  Portfolio  pursues  its  objective,  under  normal circumstances,  by  primarily  investing  at  least  80%  of its  total  assets  in the  equity
                   securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The
                   Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity    Deutsche Asset
                   securities  which  approximates  the market risk of those  stocks  included in the Russell 2000      Management,
                   Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.                       Inc.
- ------------------ ---------------------------------------------------------------------------------------------- ----------------

------------ ------------------------------------------------------------------------------------------------ ----------------------
  STYLE/                                   INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                            ADVISOR/
                                                                                                                 SUB-ADVISOR
           ------------------------------------------------------------------------------------------------ -----------------------
------------ ------------------------------------------------------------------------------------------------ ----------------------
SMALL CAP  AST Federated  Aggressive  Growth:  seeks capital growth.  The Portfolio pursues its investment
 GROWTH    objective by investing in the stocks of small  companies  that are traded on national  security
           exchanges,  NASDAQ stock  exchange and the  over-the-counter-market.  Small  companies  will be    Federated Investment
           defined as  companies  with market  capitalizations  similar to  companies  in the Russell 2000   Counseling/Federated
           Index or the Standard & Poor's  Small Cap 600 Index.  Up to 25% of the  Portfolio's  net assets    Global Investment
           may be invested in foreign securities, which are typically denominated in foreign currencies.       Management Corp.
------------ ------------------------------------------------------------------------------------------------ ----------------------
------------ ------------------------------------------------------------------------------------------------ ----------------------
           AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized,
           based on the value of their  outstanding  stock.  The  Portfolio  will  have a  non-fundamental   Goldman Sachs Asset
SMALL CAP  policy to invest, under normal circumstances,  at least 80% of the value of its assets in small        Management
  VALUE    capitalization  companies.  The 80%  investment  requirement  applies at the time the Portfolio invests  its  assets.  The  Portfolio  generally  defines  small  capitalization  companies  as companies with a capitalization of $5 billion or less.
------------ ------------------------------------------------------------------------------------------------ ----------------------
           ------------------------------------------------------------------------------------------------ -----------------------
SMALL CAP  AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily
  VALUE    in  small-capitalization  stocks  that  appear to be  undervalued.  The  Portfolio  will have a non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small capitalization  companies.  The 80% investment  requirement applies at the time the  Portfolio  invests  its assets.  The  Portfolio  generally  defines  small  capitalization companies as those with a capitalization  of $1.5 billion or less.  Reflecting a value approach
           to  investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do       GAMCO
           not appear to adequately reflect their underlying value as measured by assets,  earnings,  cash     Investors, Inc.
           flow or business franchises.
------------ ------------------------------------------------------------------------------------------------ ----------------------
------------ ------------------------------------------------------------------------------------------------ ----------------------
SMALL CAP  AST DeAM Small-Cap Value:  seeks maximum growth of investors'  capital.  The Portfolio  pursues
  VALUE    its  objective,  under normal  market  conditions,  by primarily  investing at least 80% of its total assets in the equity  securities of small-sized  companies  included in the Russell 2000(R)
           Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio      Deutsche Asset
           of equity  securities  which  approximates  the market  risk of those  stocks  included  in the     Management, Inc.
           Russell 2000(R)Value Index, but which attempts to outperform the Russell 2000(R)Value Index.
------------ ------------------------------------------------------------------------------------------------ ----------------------
------------ ------------------------------------------------------------------------------------------------ ----------------------
 MID-CAP   AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital
 GROWTH    growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities selected for their growth potential,  and normally invests at least 80% of the value of its assets in medium capitalization  companies. For purposes of the Portfolio,  medium-sized companies  are those whose market  capitalizations  (measured at the time of  investment)  fall
           within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor     Goldman Sachs Asset
           seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be        Management
           recognized by the market at large.
------------ ------------------------------------------------------------------------------------------------ ----------------------
------------ ------------------------------------------------------------------------------------------------ ----------------------
 MID-CAP   AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions,
 GROWTH    the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell Midcap(R)Index,  at the time of investment,  are considered
           mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of      Neuberger Berman
           large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing     Management Inc.
           companies that are in new or rapidly evolving industries.
------------ ------------------------------------------------------------------------------------------------ ----------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
  STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                              ADVISOR/
                                                                                                                   SUB-ADVISOR
             ------------------------------------------------------------------------------------------------ ----------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
  MID-CAP    AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
  VALUE      Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of
             large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented     Neuberger Berman
             investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are     Management Inc.
             undervalued and that may rise in price before other investors realize their worth.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
  ALL-CAP    AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in
  GROWTH     equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
             of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on      Fred Alger
             the Sub-advisor's assessment of particular companies and market conditions.                         Management, Inc.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST Gabelli  All-Cap  Value:  seeks  capital  growth.  The  Portfolio  pursues its objective by investing primarily in readily marketable equity securities including common stocks,  preferred stocks and  securities  that may be converted at a later time into common stock.  The Portfolio
  ALL-CAP    may invest in the  securities  of companies of all sizes,  and may  emphasize  either larger or
   VALUE     smaller  companies  at a  given  time  based  on the  Sub-advisor's  assessment  of  particular   GAMCO Investors, Inc.
             companies and market  conditions.  The Portfolio  focuses on companies that appear  underpriced relative  to their  private  market  value  ("PMV").  PMV is the  value  that  the  Portfolio's
             Sub-advisor believes informed investors would be willing to pay for a company.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the common stocks of companies  that own or develop  natural  resources  (such as energy  products, precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
  SECTOR     companies whose earnings and tangible  assets could benefit from  accelerating  inflation.  The      T. Rowe Price
             Portfolio looks for companies that have the ability to expand production,  to maintain superior     Associates, Inc.
             exploration  programs  and  production   facilities,   and  the  potential  to  accumulate  new
             resources.  At least 50% of Portfolio assets will be invested in U.S. securities,  up to 50% of total assets also may be invested in foreign securities.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST Alliance  Growth:  seeks long-term  capital growth.  The Portfolio  invests at least 80% of its total assets in the equity  securities of a limited  number of large,  carefully  selected, high-quality  U.S.  companies  that are judged  likely to  achieve  superior  earnings  growth.
LARGE CAP    Normally,  about 40-60  companies will be  represented in the Portfolio,  with the 25 companies     Alliance Capital
 GROWTH      most  highly  regarded  by  the  Sub-advisor  usually  constituting  approximately  70%  of the     Management, L.P.
             Portfolio's  net assets.  An emphasis is placed on identifying  companies  whose  substantially above average prospective earnings growth is not fully reflected in current market valuations.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
LARGE CAP    AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market
 GROWTH      conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
             of companies that the  Sub-advisor  believes offer better than average  prospects for long-term     Massachusetts
             growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run    Financial Services
             and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign         Company
             securities.
-------------- ------------------------------------------------------------------------------------------------ --------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
  STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                              ADVISOR/
                                                                                                                   SUB-ADVISOR
             ------------------------------------------------------------------------------------------------ ----------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
LARGE CAP    AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment
 GROWTH      objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
             companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor      Marsico Capital
             then looks for individual  companies with earnings growth  potential that may not be recognized     Management, LLC
             by the market at large, a "bottom up" stock selection.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
             manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
             significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
LARGE CAP    objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor    Goldman Sachs Asset
 GROWTH      believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio        Management
             seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST DeAM  Large-Cap  Growth:  seeks  maximum  growth of capital by  investing  primarily in the growth stocks of larger  companies.  The Portfolio  pursues its objective,  under normal market conditions,  by primarily  investing at least 80% of its total assets in the equity  securities
LARGE CAP    of large-sized  companies  included in the Russell 1000(R)Growth Index. The Sub-advisor  employs     Deutsche Asset
 GROWTH      an  investment   strategy   designed  to  maintain  a  portfolio  of  equity  securities  which     Management, Inc.
             approximates  the market risk of those stocks  included in the Russell 1000(R)Growth Index,  but which attempts to outperform the Russell 1000(R)Growth Index through active stock selection.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value):  seeks maximum growth of capital by investing  primarily  in the value  stocks of  larger  companies.  The  Portfolio  pursues  its objective,  under normal market conditions, by primarily investing at least 80% of the value of
             its assets in the equity  securities  of  large-sized  companies  included in the Russell 1000(R)    Deutsche Asset
LARGE CAP    Value Index. The Sub-advisor  employs an investment  strategy  designed to maintain a portfolio     Management, Inc.
  VALUE      of equity  securities  which  approximates  the market  risk of those  stocks  included  in the
             Russell  1000(R)Value Index,  but which  attempts to  outperform  the Russell  1000(R)Value Index through active stock selection.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
LARGE CAP    AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately 50% of
BLEND        its assets in growth  stocks of large  companies and  approximately  50% of its assets in value stocks of large  companies.  The Portfolio will invest primarily in commons tocks of large U.S.
             companies  included in the Russell  1000(R)Index (the "Russell  1000(R)").  The Russell 1000(R)is a
             market  capitalization-weighted  index that measures the  performance of the 1,000 largest U.S.
             companies.  Normally,  about 60-85  companies will be represented in the Portfolio,  with 25-35 companies  primarily from the Russell 1000(R)Growth Index constituting  approximately 50% of the
             Portfolio's  net assets and 35-50  companies  primarily  from the  Russell  1000(R)Value  Index     Alliance Capital
             constituting  the  remainder  of  the  Portfolio's  net  assets.   There  will  be  a  periodic     Management, L.P.
             rebalancing  of each  segment's  assets  to take  account  of market  fluctuations  in order to maintain the approximately equal allocation.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
LARGE CAP    AST Sanford  Bernstein Core Value:  seeks  long-term  capital growth by investing  primarily in
  VALUE      common stocks.  The  Sub-advisor  expects that the majority of the  Portfolio's  assets will be invested in the common stocks of large  companies  that appear to be  undervalued.  Among other things, the Portfolio seeks to identify compelling buying opportunities  created when companies
             are undervalued on the basis of investor  reactions to near-term problems or circumstances even    Sanford C. Bernstein
             though their long-term  prospects  remain sound. The Sub-advisor  seeks to identify  individual        & Co., LLC
             companies with earnings growth potential that may not be recognized by the market at large.
-------------- ------------------------------------------------------------------------------------------------ --------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
  STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                              ADVISOR/
                                                                                                                   SUB-ADVISOR
             ------------------------------------------------------------------------------------------------ ----------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
REAL ESTATE  AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
  (REIT)     securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
             securities of real estate companies,  i.e., a company that derives at least 50% of its revenues   Cohen & Steers
             from the ownership,  construction,  financing, management or sale of real estate or that has at   Capital Management,
             least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate           Inc.
             investment trusts or REITs.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances,  at least 80%
             of its net assets in  securities  included in the Standard & Poor's 500  Composite  Stock Price
             Index  (the  "S&P(R)500 ").  The  Portfolio  seeks  to  outperform  the S&P 500  through  stock selection  resulting  in  different  weightings  of common  stocks  relative to the index.  The
             Portfolio will invest  primarily in the common stocks of companies  included in the S&P 500. In seeking  to  outperform  the S&P  500,  the  Sub-advisor  starts  with a  portfolio  of  stocks
MANAGED      representative  of the holdings of the index.  It then uses a set of  fundamental  quantitative   Sanford C. Bernstein
 INDEX       criteria  that are designed to indicate  whether a particular  stock will  predictably  perform        & Co., LLC
             better or worse than the S&P 500. Based on these criteria,  the Sub-advisor  determines whether the  Portfolio  should  over-weight,  under-weight  or hold a  neutral  position  in the  stock relative  to the  proportion  of the S&P 500  that  the  stock  represents.  In  addition,  the
             Sub-advisor  also  may  determine  that  based on the  quantitative  criteria,  certain  equity securities that are not included in the S&P 500 should be held by the Portfolio.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
  GROWTH     growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer     American Century
   AND       potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique        Investment
  INCOME     with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500     Management, Inc.
             Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
  GROWTH     stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
   AND       value-oriented  approach,  in that it will  try to keep  the  Portfolio's  assets  invested  in     Alliance Capital
  INCOME     securities that are selling at reasonable  valuations in relation to their fundamental business     Management, L.P.
             prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST MFS Growth with  Income:  seeks long term growth of capital  with a secondary  objective to seek  reasonable  current  income.  Under normal market  conditions,  the Portfolio  invests at least 65% of its net assets in common stocks and related securities,  such as preferred stocks,
  GROWTH     convertible  securities  and  depositary  receipts.  The stocks in which the Portfolio  invests      Massachusetts
   AND       generally  will pay  dividends.  While the Portfolio  may invest in companies of any size,  the    Financial Services
  INCOME     Portfolio  generally  focuses  on  companies  with  larger  market   capitalizations  that  the         Company
             Sub-advisor  believes have  sustainable  growth  prospects and attractive  valuations  based on current and  expected  earnings  or cash flow.  The  Portfolio  may invest up to 20% of its net assets in foreign securities.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
  EQUITY     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds Group,
  INCOME     income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its           Inc.
             objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
             30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
-------------- ------------------------------------------------------------------------------------------------ --------------------

---------------- ------------------------------------------------------------------------------------------------ ------------------
   STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
    TYPE                                                                                                               ADVISOR/
                                                                                                                     SUB-ADVISOR
               ------------------------------------------------------------------------------------------------ --------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
  BALANCED     AST DeAM Global  Allocation:  seeks a high level of total  return by  investing  primarily in a diversified  portfolio  of  mutual  funds.  The  Portfolio  seeks  to  achieve  its  investment objective  by  investing  in  several  other  AST  Portfolios  ("Underlying  Portfolios").  The
               Portfolio intends its strategy of investing in combinations of Underlying  Portfolios to result in  investment  diversification  that an  investor  could  otherwise  achieve  only by  holding
               numerous  investments.  The  Portfolio  is  expected  to be  invested  in  at  least  six  such    Deutsche Asset
               Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST     Management, Inc.
               Portfolios will be diversified.
---------------- ------------------------------------------------------------------------------------------------ ------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
               AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
               Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
               securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American Century
  BALANCED     equity and fixed  income  investments  will  fluctuate  in value.  The equity  securities  will        Investment
               fluctuate  depending on the  performance of the companies that issued them,  general market and     Management, Inc.
               economic  conditions,  and investor  confidence.  The fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
---------------- ------------------------------------------------------------------------------------------------ ------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
 ASSET ALLOCA  AST T. Rowe Price Asset Allocation:  seeks a high level of total return by investing  primarily
   -TION       in a  diversified  portfolio  of fixed income and equity  securities.  The  Portfolio  normally invests  approximately  60% of its total  assets in equity  securities  and 40% in fixed income securities.  The Sub-advisor  concentrates common stock investments in larger, more established
               companies,  but the  Portfolio may include small and  medium-sized  companies  with good growth     T. Rowe Price
               prospects.  The fixed income portion of the Portfolio will be allocated among  investment grade     Associates, Inc.
               securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
---------------- ------------------------------------------------------------------------------------------------ ------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
GLOBAL BOND    AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
               20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").    T. Rowe Price
               In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International, Inc.
               derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.
---------------- ------------------------------------------------------------------------------------------------ ------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
HIGH YIELD     AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified
   BOND        portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
               preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
               certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a  Federated Investment
               typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or        Counseling
               greater than many equity funds.
---------------- ------------------------------------------------------------------------------------------------ ------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
  STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                              ADVISOR/
                                                                                                                   SUB-ADVISOR
             ------------------------------------------------------------------------------------------------ ----------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
   BOND      AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital  Lord, Abbett & Co. LLC appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
             of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of five to twelve  years,  there are no restrictions  on the overall  Portfolio or on individual  securities.  The Portfolio may invest up to 20% of its net assets in equity securities.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
             AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
             Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
             intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable
   BOND      municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade      Deutsche Asset
             fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management, Inc.
             recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign corporations or entities including banks and various government entities.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
   BOND      AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
             the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the    Pacific Investment
             Sub-advisor's forecast for interest rates.                                                       Management Company LLC
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
   BOND      AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of
             the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Pacific Investment
             Sub-advisor's forecast for interest rates.                                                       Management Company LLC
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
MONEY        AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The
MARKET       Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
             maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective      Wells Capital
             maturities of not more than 397 days.                                                               Management, Inc.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
EMERGING     Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under  Gartmore Global Asset
MARKETS      normal  conditions  by investing at least 80% of its total assets in stocks of companies of any
             size based in the world's developing  economies.  Under normal market  conditions,  investments        Management
             are  maintained  in at least six countries at all times and no more than 35% of total assets in  Trust/Gartmore Global
             any single one of them.                                                                                 Partners
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
LARGE CAP    WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
 EQUITY      The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
             companies  with strong  return  potential  based on current  market  valuations.  Under  normal
             circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the    Wells Fargo Funds
             same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of     Management, LLC
             foreign companies through ADRs and similar investments.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
EQUITY       WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
INCOME       The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and
             above-average  dividend income. Under normal market conditions,  the Portfolio invests at least    Wells Fargo Funds
             80% of its total assets in income producing  equity  securities and in issues of companies with     Management, LLC
             market capitalizations of $3 billion or more.
- ---------------- ------------------------------------------------------------------------------------------------ ----------------

--------------- ------------------------------------------------------------------------------------------------ -------------------
    STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
     TYPE                                                                                                             ADVISOR/
                                                                                                                    SUB-ADVISOR
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              Rydex Variable Trust - Nova: seeks to provide  investment results that match the performance of a specific  benchmark  on a daily  basis.  The  Portfolio's  current  benchmark  is 150% of the performance  of the S&P 500(R)Index  (the  "underlying  index").  If the  Portfolio  meets  its objective,  the value of the Portfolio's  shares will tend to increase on a daily basis by 150%
STRATEGIC OR  of the value of any increase in the underlying  index.  When the value of the underlying  index
   TACTICAL   declines,  the value of the Portfolio's shares should also decrease on a daily basis by 150% of
 ALLOCA-TION  the value of any decrease in the underlying  index (e.g., if the underlying  index goes down by  Rydex Global Advisors
              5%,  the  value  of the  Portfolio's  shares  should  go down by 7.5% on that  day).  Unlike  a  (f/k/a PADCO Advisors
              traditional  index  fund,  as its  primary  investment  strategy,  the  Portfolio  invests to a        II, Inc.)
              significant  extent in leveraged  instruments,  such as swap agreements,  futures contracts and options on securities, futures contracts, and stock indices, as well as equity securities.
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              Rydex Variable Trust - Ursa: seeks to provide investment results that will inversely  correlate to the performance of the S&P 500(R)Index (the "underlying  index").  If the Portfolio meets its objective,  the value of the  Portfolio's  shares will tend to increase  during  times when the value  of the  underlying  index is  decreasing.  When the  value  of the  underlying  index is increasing,  however,  the value of the Portfolio's  shares should decrease on a daily basis by
 STRATEGIC OR an inversely  proportionate  amount (e.g., if the underlying  index goes up by 5%, the value of  Rydex Global Advisors
   TACTICAL   the  Portfolio's  shares should go down by 5% on that day).  Unlike a  traditional  index fund,  (f/k/a PADCO Advisors
 ALLOCA-TION  the Portfolio's  benchmark is to perform exactly  opposite the underlying  index,  and the Ursa        II, Inc.)
              Fund will not own the securities  included in the  underlying  index.  Instead,  as its primary investment  strategy,  the  Portfolio  invests  to a  significant  extent  in  short  sales  of securities or futures  contracts and in options on  securities,  futures  contracts,  and stock indices.
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              Rydex Variable Trust - OTC: seeks to provide  investment results that correspond to a benchmark for  over-the-counter  securities.  The Portfolio's  current benchmark is the NASDAQ 100 Index(R)
              (the "underlying  index").  If the Portfolio meets its objective,  the value of the Portfolio's shares  should  increase  on a daily  basis by the amount of any  increase  in the value of the
 STRATEGIC OR underlying index.  However,  when the value of the underlying index declines,  the value of the  Rydex Global Advisors
   TACTICAL   Portfolio's  shares  should also  decrease  on a daily  basis by the amount of the  decrease in  (f/k/a PADCO Advisors
 ALLOCA-TION  value of the underlying  index.  The Portfolio  invests  principally in securities of companies        II, Inc.)
              included in the underlying  index. It also may invest in other  instruments  whose  performance is  expected  to  correspond  to that of the  underlying  index,  and may engage in futures and options transactions and enter into swap agreements.
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              INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
              $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments   INVESCO Funds Group,
  MID-CAP     are in securities of established  companies that are leaders in attractive  growth markets with           Inc.
  EQUITY      a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
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              ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR      INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally   INVESCO Funds Group,
              invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of          Inc.
              companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
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  STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                             ADVISOR/
                                                                                                                  SUB-ADVISOR
            ------------------------------------------------------------------------------------------------ -----------------------
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  SECTOR    INVESCO  Variable  Investment  Funds - Health  Sciences:  seeks capital  growth.  The Portfolio    INVESCO Funds Group,
            normally  invests at least 80% of its net assets in the equity  securities  and  equity-related          Inc.
            instruments of companies that develop,  produce or distribute  products or services  related to health care. These companies  include,  but are not limited to, medical  equipment or supplies, pharmaceuticals,  biotechnology and healthcare  providers and service  companies.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
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  SECTOR    INVESCO Variable  Investment Funds - Financial  Services:  seeks capital growth.  The Portfolio    INVESCO Funds Group,
            normally  invests at least 80% of its net assets in the equity  securities  and  equity-related           Inc.
            instruments of companies  involved in the financial  services sector.  These companies include, but are not  limited  to,  banks  (regional  and  money-centers),  insurance  companies  (life,
            property  and  casualty,  and  multiline),   investment  and  miscellaneous  industries  (asset
            managers,  brokerage  firms,  and  government-sponsored  agencies)  and  suppliers to financial services  companies.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
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  SECTOR    INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  growth and current    INVESCO Funds Group,
            income.  The  Portfolio  normally  invests 80% of its net assets in the equity  securities  and           Inc.
            equity-related  instruments  of  companies  engaged in the  design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
            includes,   but  is  not  limited  to,  companies  that  offer  telephone  services,   wireless
            communications,  satellite communications,  television and movie programming,  broadcasting and
            Internet access. Many of these products and services are subject to rapid  obsolescence,  which may lower the market value of the  securities  of the  companies  in this sector.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
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 GLOBAL     Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
 EQUITY     Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
            non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized
            countries.  The Portfolio  will invest in no less than three  countries,  which may include the
            U.S.,  but may invest more than 25% of its assets in one country.  The  Portfolio  invests only    Evergreen Investment
            in the best 100  companies,  which are  selected by the  Portfolio's  manager  based on as high    Management Company,
            return on equity,  consistent  earnings growth,  established  market presence and industries or           LLC
            sectors with significant growth prospects.
------------- ------------------------------------------------------------------------------------------------ ---------------------
-------------
SMALL CAP   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
 EQUITY     80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).
            The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various   Evergreen Investment
            cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have   Management Company,
            the potential for accelerated growth in earnings and price.                                               LLC
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MID-CAP     Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common
EQUITY      stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market
            capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.    Evergreen Investment
            "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated   Management Company,
            earnings ranging from steady to accelerated growth.                                                       LLC
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INTER-      ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that    ProFund Advisors LLC
NATIONAL    correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30
EQUITY      Index,  created by ProFund  Advisors,  is composed of 30 companies whose principal  offices are located  in Europe  and whose  securities  are  traded on U.S.  exchanges  or on the  NASDAQ as depositary  receipts or ordinary  shares.  The  component  companies in the ProFunds  Europe 30
            Index are  determined  annually  based upon their U.S.  dollar-traded  volume.  Their  relative weights are determined based on a modified market capitalization method.
            ------------------------------------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------------------------------------ -----------------------

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    STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
     TYPE                                                                                                             ADVISOR/
                                                                                                                    SUB-ADVISOR
              ------------------------------------------------------------------------------------------------ ---------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
    INTER-    ProFund VP Asia 30: seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
   NATIONAL   to the daily  performance  of the ProFunds Asia 30 Index.  The ProFunds Asia 30 Index,  created
    EQUITY    by ProFund Advisors,  is composed of 30 of the companies whose principal offices are located in the Asia/Pacific region,  excluding Japan, and whose securities are traded on U.S. exchanges or on the NASDAQ as  depository  receipts or  ordinary  shares.  The  component  companies  in the
              ProFunds Asia 30 Index are  determined  annually  based upon their U.S.  dollar-traded  volume.
              Their relative weights are determined based on the modified market capitalization method.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
              ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to the daily  performance  of the Nikkei 225 Stock  Average.  Since the  Japanese  markets are not open when  ProFund VP Japan  values its  shares,  ProFund VP Japan  determines  its  success in
    INTER-    meeting this  investment  objective by comparing its daily return on a given day with the daily   ProFund Advisors LLC
   NATIONAL   performance of related  futures  contracts  traded in the United  States.  The Nikkei 225 Stock
    EQUITY    Average is a price-weighted  index of 225 large,  actively traded Japanese stocks traded on the
              Tokyo Stock Exchange.  The Index is computed and distributed by the Nihon Keizai Shimbun.
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--------------- ------------------------------------------------------------------------------------------------ -------------------
    SECTOR    ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to   ProFund Advisors LLC
              the daily  performance  of the Dow Jones U.S.  Banks  Sector  Index.  The Dow Jones U.S.  Banks
              Index measures the  performance of the banking  industry of the U.S.  equity market.  Component companies  include all  regional  and major U.S.  domiciled  international  banks,  savings and loans, savings banks,  thrifts,  building  associations and societies.  Investment and merchant banks are excluded.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
              ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
              Dow Jones U.S. Basic  materials  Sector Index measures the  performance of the basic  materials
    SECTOR    economic sector of the U.S. equity market.  Component  companies are involved in the production   ProFund Advisors LLC
              of aluminum,  commodity chemicals,  specialty chemicals,  forest products,  non-ferrous metals, paper products, precious metals and steel.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
              ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Biotechnology  Index. The Dow Jones
              U.S.  Biotechnology  Index measures the performance of the  biotechnology  industry of the U.S.
    SECTOR    equity  market.  Component  companies  include  those engaged in genetic  research,  and/or the   ProFund Advisors LLC
              marketing  and  development  of  recombinant  DNA  products.  Makers  of  artificial  blood and contract biotechnology researchers are also included in the Index.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
              ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
              Dow Jones U.S.  Consumer  Cyclical  Sector  Index  measures  the  performance  of the  consumer
    SECTOR    cyclical  economic  sector of the U.S. equity market.  Component  companies  include  airlines,   ProFund Advisors LLC
              auto manufacturers,  auto parts, tires, casinos,  consumer  electronics,  recreational products and services,  restaurants,  lodging, toys, home construction, home furnishings and appliances, footwear, clothing and fabrics.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
    SECTOR    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses,   ProFund Advisors LLC
              that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
              Index. The Dow Jones U.S.  Consumer  Non-Cyclical  Sector Index measures the performance of the consumer  non-cyclical  economic sector of the U.S. equity market.  Component companies include beverage  companies,  consumer service  companies,  durable and non-durable  household  product manufacturers, cosmetic companies, food products and agriculture and tobacco products.
--------------- ------------------------------------------------------------------------------------------------ -------------------

------------- ------------------------------------------------------------------------------------------------ ---------------------
  STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                             ADVISOR/
                                                                                                                  SUB-ADVISOR
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond   ProFund Advisors LLC
            to the daily  performance of the Dow Jones U.S. Energy Sector Index.  The Dow Jones U.S. Energy
            Sector  Index  measures  the  performance  of the  energy  sector  of the U.S.  equity  market.
            Component  companies include oil drilling  equipment and services,  coal, oil  companies-major, oil companies-secondary,  pipelines, liquid, solid or gaseous fossil fuel producers and service companies.
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance  of the Dow Jones U.S.  Financial  Sector  Index.  The Dow
            Jones U.S.  Financial Sector Index measures the performance of the financial  services economic sector of the U.S.  equity market.  Component  companies  include  regional  banks,  major U.S.
            domiciled  international banks, full line, life, and property and casualty insurance companies, companies that invest,  directly or indirectly in real estate,  diversified financial companies such  as  Fannie  Mae,  credit  card  insurers,  check  cashing  companies,  mortgage  lenders, investment  advisers and securities  broker-dealers,  investment banks,  merchant banks, online brokers, publicly traded stock exchanges.
------------- ------------------------------------------------------------------------------------------------
            ------------------------------------------------------------------------------------------------ -----------------------
  SECTOR    ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index.  The Down
            Jones U.S.  healthcare Sector Index measures the performance of the healthcare  economic sector of the U.S. equity market.  Component  companies  include health care providers,  biotechnology companies, medical supplies, advanced medical devices and pharmaceuticals.
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance  of the Dow Jones U.S.  Industrial  Sector Index.  The Dow
            Jones U.S.  Industrial Sector Index measures the performance of the industrial  economic sector
            of  the  U.S.  equity  market.   Component   companies   include  building   materials,   heavy
            construction,  factory  equipment,  heavy machinery,  industrial  services,  pollution control,
            containers  and  packaging,   industrial  diversified,   air  freight,  marine  transportation,
            railroads,  trucking,  land-transportation  equipment,  shipbuilding,  transportation services, advanced industrial equipment, electric components and equipment, and aerospace.
------------- ------------------------------------------------------------------------------------------------
            ------------------------------------------------------------------------------------------------ -----------------------
  SECTOR    ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
            to the daily  performance  of the Dow  Jones  U.S.  Internet  Index.  The Dow  Jones  Composite
            Internet Index measures the  performance of stocks in the U.S. equity markets that generate the majority  of their  revenues  from the  Internet.  The  Index is  composed  of two  sub-groups:
            Internet  Commerce - companies that derive the majority of their revenues from providing  goods and/or services through an open network,  such as a web site; and Internet Services - companies that derive the majority of their revenues from  providing  access to the Internet or providing services to people using the Internet.
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The
            Dow Jones U.S.  Pharmaceuticals Index measures the performance of the pharmaceuticals  industry of the U.S.  equity  market.  Component  companies  include  the  makers  of  prescription  and over-the-counter  drugs, such as aspirin, cold remedies,  birth control pills, and vaccines, as well as companies engaged in contract drug research..
------------- ------------------------------------------------------------------------------------------------ ---------------------
            ------------------------------------------------------------------------------------------------ -----------------------
  SECTOR    ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Sector
            Index.  The  Philadelphia  Stock Exchange Gold and Silver Sector Index measures the performance of the gold and  silver  mining  industry  of the global  equity  market.  Component  companies include  companies  involved in the mining and production of gold,  silver,  and other precious metals,  precious  stones and pearls.  The Index does not include  producers  of  commemorative medals and coins that are made of these metals.
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------------- ------------------------------------------------------------------------------------------------ ---------------------
  STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                             ADVISOR/
                                                                                                                  SUB-ADVISOR
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance  of the Dow Jones U.S.  Real Estate  Index.  The Dow Jones
            U.S. Real Estate Index measures the  performance of the real estate industry of the U.S. equity
            market.   Component  companies  include  those  that  invest  directly  or  indirectly  through
            development,   management  or  ownership  of  shopping  malls,  apartment  buildings,   housing
            developments  and, real estate  investment  trusts ("REITs") that invest in apartments,  office and  retail  properties.  REITs are  passive  investment  vehicles  that  invest  primarily  in income-producing real estate or real estate related loans or interests.
------------- ------------------------------------------------------------------------------------------------ ---------------------
------------- ------------------------------------------------------------------------------------------------ ---------------------
  SECTOR    ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance of the Dow Jones U.S.  Semiconductor  Index. The Dow Jones
            U.S.  Semiconductor  Index measures the performance of the  semiconductor  industry of the U.S.
            equity market.  Component  companies are engaged in the production of semiconductors  and other integrated chips, as well as other related products such as circuit boards and motherboards.
------------- ------------------------------------------------------------------------------------------------ ---------------------
            ------------------------------------------------------------------------------------------------ -----------------------
  SECTOR    ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
            correspond to the daily  performance  of the Dow Jones U.S.  Technology  Sector Index.  The Dow
            Jones U.S.  Technology  Sector Index measures the  performance of the technology  sector of the
            U.S.  equity  market.  Component  companies  include  those  involved in  computers  and office
            equipment,  software,   communications  technology,   semiconductors,   diversified  technology
            services and internet services.
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  SECTOR    ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that   ProFund Advisors LLC
            correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The
            Dow  Jones  U.S.   Telecommunications   Sector   Index   measures   the   performance   of  the
            telecommunications  economic  sector of the U.S.  equity market.  Component  companies  include fixed line communications and wireless communications companies.
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            ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Utilities  Sector  Index.  The Dow
  SECTOR    Jones U.S.  Utilities Sector Index measures the performance of the utilities economic sector of   ProFund Advisors LLC
            the U.S. equity market.  Component  companies  include  electric  utilities,  gas utilities and water utilities.
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THE PROFUND VP PORTFOLIOS DESCRIBED BELOW ARE AVAILABLE AS SUB-ACCOUNTS TO ALL ANNUITY OWNERS. EACH PORTFOLIO PURSUES AN INVESTMENT STRATEGY THAT SEEKS TO PROVIDE DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT MATCH A WIDELY FOLLOWED INDEX, INCREASE BY A SPECIFIED FACTOR RELATIVE TO THE INDEX, MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A SPECIFIED FACTOR. THE INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY INVESTMENT RESULTS OF THE APPLICABLE INDEX. IT IS RECOMMENDED THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSET ALLOCATION STRATEGY INVEST IN THESE PORTFOLIOS. WE HAVE ARRANGED THE PORTFOLIOS BASED ON THE INDEX ON WHICH IT'S INVESTMENT STRATEGY IS BASED.
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The S&P 500 Index(R)is a widely used measure of large-cap U.S. stock market performance. It includes a representative sample of leading companies in leading industries. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization financial viability and public float.
--------------------------------------------------------------------------------

------------- ------------------------------------------------------------------------------------------------ ---------------------
            ProFund VP Bull: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
 S&P 500    the daily performance of the S&P 500(R)Index.
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------------- ------------------------------------------------------------------------------------------------ ---------------------
 S&P 500    ProFund VP Bear: seeks daily investment results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
            the inverse  (opposite) of the daily  performance of the S&P 500(R)Index.  If ProFund VP Bear is successful in meeting its objective,  its net asset value should gain  approximately  the same, on a  percentage  basis,  as any  decrease  in the S&P 500(R)Index when the Index  declines on a given  day.  Conversely,  its  net  asset  value  should  lose  approximately  the  same,  on a percentage basis, as any increase in the Index when the Index rises on a given day.
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  STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                             ADVISOR/
                                                                                                                  SUB-ADVISOR
            ------------------------------------------------------------------------------------------------ -----------------------
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 S&P 500    ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks daily investment results,  before fees   ProFund Advisors LLC
            and expenses,  that correspond to twice (200%) the daily  performance of the S&P 500(R)Index. If the ProFund VP UltraBull is  successful  in meeting its  objective,  its net asset value should gain  approximately  twice as much, on a percentage basis, as the S&P 500(R)Index when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much,  on a percentage  basis,  as the Index when the Index  declines on a given day.  Prior to
            May 1, 2003,  ProFund VP UltraBull was named "ProFund VP Bull Plus" and sought daily investment results that corresponded to one and one-half times the daily performance of the S&P 500(R)Index
------------- ------------------------------------------------------------------------------------------------ ---------------------

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The NASDAQ-100 Index(R)is a market capitalization weighted index that includes 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market.
--------------------------------------------------------------------------------

------------- ------------------------------------------------------------------------------------------------ ---------------------
NASDAQ 100  ProFund VP OTC: seeks daily investment  results,  before fees and expenses,  that correspond to   ProFund Advisors LLC
            the daily  performance  of the NASDAQ-100  Index(R).  "OTC" in the name of ProFund VP OTC reflers to  securities  that do not  trade on a U.S.  securities  exchange,  as  registered  under  the
            Securities Exchange Act of 1934.
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------------- ------------------------------------------------------------------------------------------------ ---------------------
NASDAQ 100  ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
            correspond to the inverse  (opposite) of the daily  performance  of the NASDAQ-100  Index(R).  If
            ProFund VP Short OTC is  successful in meeting its  objective,  its net asset value should gain approximately  the same, on a percentage  basis, as any decrease in the NASDAQ-100  Index(R)when the Index declines on a given day.  Conversely,  its net asset value should lose  approximately the same, on a percentage  basis,  as any increase in the Index when the Index rises on a given day.  "OTC" in the name of  ProFund VP Short OTC  refers to  securities  that do not trade on a
            U.S. securities exchange, as registered under the Securities Exchange Act of 1934.
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NASDAQ 100  ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
            to twice  (200%) the daily  performance  of the  NASDAQ-100  Index(R).  If ProFund VP UltraOTC is
            successful in meeting its  objective,  its net asset value should gain  approximately  twice as much,  on a percentage  basis,  as the  NASDAQ-100  Index(R)when the Index rises on a given day.
            Conversely,  its net asset  value  should lose  approximately  twice as much,  on a  percentage basis,  as the Index when the Index  declines  on a given day.  "OTC" in the name of ProFund VP
            UltraOTC refers to securities that do not trade on a U.S.  securities  exchange,  as registered under the Securities Exchange Act of 1934.
------------- ------------------------------------------------------------------------------------------------ ---------------------

--------------------------------------------------------------------------------
The S&P MidCap 400 Index(R)is a widely used measure of mid-sized company U.S. stock market performance. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization, financial viability and public float.
--------------------------------------------------------------------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
S&P
MIDCAP 400    ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
              correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
              MidCap400/Barra  Value Index(R)is designed to differentiate  between fast growing  companies and slower  growing or  undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
              is divided equally between growth and value.  The index is rebalanced twice per year.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
S&P
MIDCAP 400    ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
              correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
              400/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower growing  or  undervalued  companies.  Standard  &  Poor's  and  Barra  cooperate  to  employ  a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
              is divided equally between growth and value.  The Index is rebalanced twice per year..
-------------- ------------------------------------------------------------------------------------------------ --------------------

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    STYLE/                                    INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
     TYPE                                                                                                             ADVISOR/
                                                                                                                    SUB-ADVISOR
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
S&P
MIDCAP 400    ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
              correspond to twice (200%) the daily  performance  of the S&P MidCap 400 Index(R).  If ProFund VP
              UltraMid-Cap  is  successful  in  meeting  its  objective,  its net  asset  value  should  gain approximately  twice as much,  on a  percentage  basis,  as the S&P MidCap 400 Index(R)when the
              Index rises on a given day.  Conversely,  its net asset value should lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
--------------- ------------------------------------------------------------------------------------------------ -------------------

--------------------------------------------------------------------------------
The S&P SmallCap 600 Index(R)consists of 600 domestic stocks chosen for market size, liquidity, and industry group representation. The Index comprises stocks from the industrial, utility, financial, and transportation sectors.
--------------------------------------------------------------------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
S&P
SMALLCAP 600  ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
              correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
              SmallCap  600/Barra Value Index(R)is designed to  differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value  calculation  whereby the market  capitalization of the S&P SmallCap 600
              Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
S&P
SMALLCAP 600  ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
              correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
              SmallCap  600/Barra Growth Index(R)is designed to differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value calculation  whereby the market  capitalization-of  the S&P SmallCap 600
              Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
-------------- ------------------------------------------------------------------------------------------------ --------------------

--------------------------------------------------------------------------------
The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing approximately 8% of the total market capitalization of the Russell 3000 Index(R), which in turn represents approximately 98% of the investable U.S. equity market.
--------------------------------------------------------------------------------

  RUSSELL
   2000       ProFund VP  UltraSmall-Cap:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
              correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  If ProFund VP
              UltraSmall-Cap  is  successful  in meeting  its  objective,  its net asset  value  should  gain approximately  twice as much, on a percentage  basis, as the Russell 2000 Index(R)when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
 U.S. GOV'T
    BOND      ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
              that  correspond  to one and  one-quarter  times  (125%) the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond ("Long  Bond").  In  accordance  with its stated
              objective,  the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest  rates  rise.  If  ProFund  VP U.S.  Government  Plus is  successful  in  meeting  its objective,  its net asset value should gain  approximately  one and one-quarter times (125%) as much,  on a  percentage  basis,  as any  daily  increase  in the  Long  Bond  on a  given  day.
              Conversely,  its net asset value should lose  approximately one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
 U.S. GOV'T
    BOND      ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
              that correspond to one and one-quarter  times (125%) the inverse  (opposite) of the daily price movement of the most recently  issued Long Bond. In accordance with its stated  objective,  the net asset value of ProFund VP Rising Rates  Opportunity  generally  should decrease as interest rates fall. If ProFund VP Rising Rates  Opportunity  is  successful  in meeting its  objective, its net asset value should gain  approximately  one and one-quarter  times (125%) as much, on a percentage  basis, as any daily decrease in the Long Bond on a given day.  Conversely,  its net asset  value  should  lose  approximately  one and  one-quarter  times  (125%)  as  much,  on a percentage basis, as any daily increase in the Long Bond on a given day.
-------------- ------------------------------------------------------------------------------------------------ --------------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
   STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
    TYPE                                                                                                             ADVISOR/
                                                                                                                   SUB-ADVISOR
-------------- ------------------------------------------------------------------------------------------------
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Each portfolio of the First Defined Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy. Since the assets of each portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic, political or regulatory occurrence. Certain of the portfolios may also be subject to additional market risk due to their policy of investing based on an investment strategy and generally not buying or selling securities in response to market fluctuations. Each portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

The stock selection date for each of the strategy Portfolios of the First Defined Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy Portfolio will be adjusted annually on or about December 31st in accordance with the Portfolio's investment strategy. At that time, the percentage relationship among the shares of each issuer held by the Portfolio is established. Through the next one-year period that percentage will be maintained as closely as practicable when the Portfolio makes subsequent purchases and sales of the securities.

------------------------------------------------------------------------------------------------------------------------------------
---------------- ------------------------------------------------------------------------------------------------ ------------------
   LARGE CAP    First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
    BLEND       Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
                greatest  potential for capital  appreciation  during the next year. The stocks included in the    First Trust
                Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
                Lehman Brothers.
----------------- ------------------------------------------------------------------------------------------------ -----------------
                ------------------------------------------------------------------------------------------------ -------------------
                The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
                long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
                equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
   INTER-       least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
  NATIONAL      least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose    Prudential
   EQUITY       earnings are growing at a faster rate than other companies and that have  above-average  growth    Investments LLC/
                in earnings and cash flow, improving profitability,  strong balance sheets, management strength  Jennison Associates
                and strong  market  share for its  products.  The  Portfolio  also tries to buy such  stocks at          LLC
                attractive prices in relation to their growth prospects.
----------------- ------------------------------------------------------------------------------------------------ -----------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R)10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.


Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.


Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.


Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.


Optional Benefits: If you elect to purchase one or more optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $15,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date but not beyond age 90. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|  Owner: The Owner(s) holds all rights under the Annuity. You may name more
     -----
     than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

|X|  Annuitant: The Annuitant is the person we agree to make annuity payments to
     ---------
     and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

|X|  Beneficiary: The Beneficiary is the person(s) or entity you name to receive
     -----------
     the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

|X| a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|  a new Annuitant subsequent to the Annuity Date;
|X| for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X| a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity, and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity, during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the AST Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?

You can make additional Purchase Payments to your Annuity by authorizing us to
             ----------
deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $15,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $15,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may impose specific restrictions on financial transactions for certain Portfolios based on the Portfolio's investment restrictions. Currently, any purchase, redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
|X| You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X| You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X| Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program

We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

     Example

     Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the AST Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the
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extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X| Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

|X| Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option

This program is subject to certain rules and restrictions, including, but not limited to the following:
|X| You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.
|X| Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Market Value Adjustment that would apply.
|X| Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X| Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X| You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.


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     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period". Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X| when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X| upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                                                      [(1+I) / (1+J+0.0010)]N/12

                                                                where:

     I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

     J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the
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     remaining number of years in your original Guarantee Period;

     N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
|X| You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X| You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

               MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                                  Interim Value = $57,881.25
              Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

               MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                                  Interim Value = $57,881.25
              Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.


CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period. We call this a "Partial Withdrawal." The amount that you may withdraw will equal your Surrender Value as of the date we process the withdrawal request. There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.


Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Account Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.


DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.


You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.


CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.


Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.

When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
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Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2
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Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
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Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
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Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
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Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
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Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life
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is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X| the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

|X| the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

Variable Annuity Payments
We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.

|X|  Variable Payments (Options 1-3)
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     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|  Stabilized Variable Payments (Option 5)
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     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number
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     of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

|X|  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
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     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs before the earlier of the decedent's age 90 or the end of the tenth Annuity Year: The Death Benefit is the greater of:

|X| The sum of all Purchase Payments less the sum of all withdrawals; and |X| The sum of your Account Value in the variable investment options and your
     Interim Value in the Fixed Allocations.

     If death occurs after the earlier of the decedent's age 90 or the tenth Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

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Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above;

     PLUS

2.   40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options
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and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals. "Proportional
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withdrawals" are determined by calculating the percentage of your Account Value
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that each prior withdrawal represented when withdrawn.

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The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix G for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.


Highest Anniversary Value Death Benefit
If the Annuity has one Owner, the Owner must be age 79 or less at the time Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|  The Death Benefit Target Date is the contract anniversary on or after the
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     80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The Highest Anniversary Value equals the highest of all previous
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     "Anniversary Value" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.

|X|  The Anniversary Value is the Account Value as of each anniversary of the
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     Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

|X|  Proportional withdrawals result in a reduction to the Highest Anniversary
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     Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and
2.   the Highest Anniversary Value as of the Owner's date of death.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and
2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

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The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix G for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.

Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and Highest Anniversary Value Optional Death Benefit at any time. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year, respectively, if you elect the Highest Anniversary Value Optional Death Benefit or the Enhanced Beneficiary Protection Optional Death Benefit. If you elect both optional Death Benefits, the total charge is equal to 0.50% per year. We deduct the charge to compensate American Skandia for providing increased insurance protection under the optional Death Benefit. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X| as a lump sum amount at any time within five (5) years of the date of death; or
|X| as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X| If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X| If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X| the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X| the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X| the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|  no additional Purchase Payments can be applied to the Annuity.
|X| the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X| the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X| upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.
|X| all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.


VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus the Annual Maintenance Fee and the charge for any optional benefits. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:

|X|  trading on the NYSE is restricted;
|X| an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X| the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: If you terminate the Guaranteed Return Option program or either Optional Death Benefit, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge and any optional benefit or program still elected, but not the charge for the optional benefit or program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:
|X| a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X| an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:
|X| an individual person or persons; or |X| an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X| "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
|X| "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:
|X|  Distributions made on or after the taxpayer has attained age 591/2;
|X| Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X| Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X| Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X| Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|  Payments under an immediate annuity as defined in the Code;
|X| Distributions under a qualified funding asset under Code Section 130(d); or |X| Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:
|X| First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X| Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);
|X| Then, from any remaining "income on the contract"; and |X| Lastly, from the amount of any "investment in the contract" made after
     August 13, 1982.


Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS? An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a)
                                           ---
once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:
|X| is part of a properly executed transfer to another IRA or another eligible qualified account;
|X| is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);
|X| is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|  is subsequent to a separation from service after the taxpayer attains age
     55*;
|X| does not exceed the employee's allowable deduction in that tax year for medical care;
|X| is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|  is made pursuant to an IRS levy;
|X| is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X| is made to pay qualified higher education expenses (IRA only); and |X| is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:
|X| the calendar year in which the individual attains age 70 1/2; or |X| the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.


The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:
|X|  any portion of a distribution paid as a Minimum Distribution;
|X|  direct transfers to the trustee of another retirement plan;
|X| distributions from an individual retirement account or individual retirement annuity;
|X| distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X| distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and
|X|  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION


HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.

Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements, for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.


WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.


WHAT ARE SEPARATE ACCOUNTS?
The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.


Service Fees Payable to American Skandia
American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.


WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").




The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation may be payable based on a percentage of Purchase Payments made, up to a maximum of 1.0%. Ongoing compensation of up to 1.25% per year of the Account Value is also payable. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. Since the Annuity does not deduct a Contingent Deferred Sales Charge upon surrender, no such charge is deducted when calculating Standard Total Returns. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X| calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X| writing to us via regular mail at American Skandia - Variable Annuities, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X| sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X| accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.


CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|  American Skandia Life Assurance Corporation
|X| American Skandia Life Assurance Corporation Variable Account B |X| American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|  Current and Effective Yield
|X|  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|  How We Calculate the Market Value Adjustment

General Information
|X|  Voting Rights
|X|  Modification
|X|  Deferral of Transactions
|X|  Misstatement of Age or Sex
|X|  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA



SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============


a.   On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.
b.   These items are significantly impacted by equity market volatility.
c. For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d. During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.
e. Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting, acquisition and other insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========


New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies
-------------------------------

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

Liquidity and Capital Resources
-------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation
--------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.


These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.


 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                         Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.


/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
- ------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----
REVENUES
-- --------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------


   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------


EXPENSES
- --------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061


Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.



                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting
          ------------------

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard
          -----------------------

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments
     -----------

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments
     ----------------------

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents
     ----------------

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

F.   State Insurance Licenses
     ------------------------

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes
          ------------

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits
          --------------------------------------------

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs
          --------------------------

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                         2002            2001            2000
                                                         ----            ----            ----
          Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
          Acquisition costs deferred during the
               year                                       244,322         209,136         495,103
          Acquisition costs amortized during the
               year                                      (510,059)       (224,047)       (184,616)
                                                    -------------   -------------   -------------
          Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                    =============   =============   =============


          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance
          -----------

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency
          -------------------------------

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     L.   Separate Accounts
          -----------------

          Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

          Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

          Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

          Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.   Unearned Performance Credits
     ----------------------------

          The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates
          ---------

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

          The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

          Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                      Gross          Gross
                                                     Amortized     Unrealized     Unrealized
                                                       Cost           Gains         Losses       Fair Value
                                                       ----           -----         ------       ----------
          U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
          Obligations of state and political
            subdivisions                                    253             9             (1)            261
          Corporate securities                          108,200         3,631            (40)        111,791
                                                   ------------   -----------       --------    ------------
               Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                   ============   ===========       ========    ============


          The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                        Amortized
                                                          Cost        Fair Value
                                                          ----        ----------
          Due in one year or less                      $    12,793   $    12,884
          Due after one through five years                 165,574       171,830
          Due after five through ten years                 186,609       198,913
          Due after ten years                               14,446        14,974
                                                       -----------   -----------
            Total                                      $   379,422   $   398,601
                                                       ===========   ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                      Gross          Gross
                                                     Amortized     Unrealized     Unrealized
                                                       Cost           Gains         Losses       Fair Value
                                                       ----           -----         ------       ----------
          U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
          Obligations of state and political
            subdivisions                                   252              8              -            260
          Corporate securities                         158,494          4,051           (566)       161,979
                                                    ----------        -------         ------     ----------
               Totals                                 $356,882         $6,928          $(979)      $362,831
                                                      ========         ======          =====       ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                         Unrealized     Unrealized        Fair
                                             Cost           Gains         Losses          Value
                                             ----           -----         ------          -----
          2002                             $ 52,017         $ 136        $   (384)      $ 51,769
          2001                             $ 49,886         $ 122        $ (4,925)      $ 45,083



     Net  realized   investment   gains  (losses),   determined  on  a  specific
     identification basis, were as follows for the years ended December 31:


                                                           2002          2001           2000
                                                           ----          ----           ----
          Fixed maturities:

            Gross gains                                $    8,213      $  8,849       $  1,002
            Gross losses                                   (4,468)       (4,387)        (3,450)

          Investment in equity securities:
            Gross gains                                        90           658          1,913
            Gross losses                                  (13,451)       (4,192)          (153)
                                                       ----------      --------       --------

               Totals                                  $   (9,616)     $    928       $   (688)
                                                       ==========      ========       ========

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

     Security                                                      Fair Value
     --------                                                      ----------
     U.S. Treasury Note, 6.25%, February 2003                         $ 4,345
     U.S. Treasury Note, 3.00%, November 2003                             183
     Puerto Rico Commonwealth, 4.60%, July 2004                           210
     Puerto Rico Commonwealth, 4.875%, July 2023                           52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                December 31, 2002                December 31, 2001
                                                -----------------                -----------------
                                          Fair Value     Carrying Value    Fair Value     Carrying Value
                                        -------------- ------------------ ------------- ------------------
                                        -------------- ------------------ ------------- ------------------
     Assets
     ------
     Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
     Equity Securities                          51,769             51,769        45,083             45,083
     Derivative Instruments                     10,370             10,370         5,525              5,525
     Policy Loans                                7,559              7,559         6,559              6,559

     Liabilities
     -----------
     Future Fees Payable to ASI                429,773            708,249       546,357            799,472
     Short-term Borrowing                       10,000             10,000        10,000             10,000
     Surplus Notes and accrued
        interest of $29,230 and
        $25,829 in 2002 and 2001,
        respectively                           140,777            139,230       174,454            169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                                                      2002          2001           2000
                                                      ----          ----           ----
     Fixed maturities                              $  18,015     $  18,788      $  13,502
     Cash and cash equivalents                         1,116           909          5,209
     Equity securities                                   809           622             99
     Policy loans                                        403           244             97
                                                  ----------    ----------     ----------
     Total investment income                          20,343        20,563         18,907
     Investment expenses                                (711)         (437)          (312)
                                                  ----------    ----------     ----------
     Net investment income                         $19,632       $  20,126      $  18,595
                                                  ==========    ==========     ==========


6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                                        2002          2001         2000
                                                        ----          ----         ----
     Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
     Deferred tax expense, excluding operating
       loss carryforwards                                35,915        60,587        60,023
     Deferred tax benefit for operating and
       capital loss carryforwards                      (134,986)      (14,372)            -
                                                    -----------    ----------   -----------
          Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                    ===========    ==========   ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                       2002          2001
                                                       ----          ----
     Deferred tax assets:
       GAAP to tax reserve differences             $   165,348   $   241,503
       Future fees payable to ASI                       21,475        63,240
       Deferred compensation                            20,603        20,520
       Net operating loss carry forward                147,360        14,372
       Other                                             6,530        17,276
                                                   -----------   -----------
          Total deferred tax assets                    361,316       356,911
                                                   -----------   -----------

     Deferred tax liabilities:
       Deferred acquisition costs, net                (312,933)     (404,758)
       Net unrealized gains on fixed
          maturity securities                           (6,713)       (2,082)
       Other                                            (3,464)       (5,051)
                                                   -----------   -----------
          Total deferred tax liabilities              (323,110)     (411,891)
                                                   -----------   -----------
            Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                   ===========   ===========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                               2002            2001           2000
                                                               ----            ----           ----
     (Loss) income before taxes
       Domestic                                           $   (265,361)   $   42,886      $   98,136
       Foreign                                                  (2,706)       (2,619)         (2,540)
                                                          ------------    ----------      ----------
       Total                                                  (268,067)       40,267          95,596
       Income tax rate                                              35%           35%             35%
                                                          -------------   -----------     -----------
     Tax (benefit) expense at federal statutory income
       tax rate                                                (93,823)       14,093          33,459

     Tax effect of:
       Dividend received deduction                             (12,250)       (8,400)         (7,350)
       Losses of foreign subsidiary                                947           917             889
       Meals and entertainment                                     603           603             841
       State income taxes                                            -           (62)           (524)
       Federal provision to return differences                     709          (177)          3,235
       Other                                                     1,004           194             229
                                                          ------------    ----------      ----------
          Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                          ============    ==========      ==========

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                Lease        Sub-Lease
                                                -----        ---------
          2003                            $     4,847      $     1,616
          2004                                  5,275            1,773
          2005                                  5,351            1,864
          2006                                  5,328            1,940
          2007                                  5,215            1,788
          2008 and thereafter                  19,629            7,380
                                          -----------      -----------
          Total                           $    45,645      $    16,361
                                          ===========      ===========


     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

                         Closing      Effective        Contract Issue        Discount       Present
      Transaction         Date          Date               Period              Rate          Value
      -----------         ----          ----               ------              ----          -----
        1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%        $  50,221
        1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
        1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
        1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
        1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
        1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
        1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
        1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
        1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
        2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
        2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
        2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
        2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
        2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

                             Year            Amount
                             ----            ------

                             2003         $   186,854
                             2004             171,093
                             2005             147,902
                             2006             117,761
                             2007              66,270
                             2008              18,369
                                          -----------
                             Total        $   708,249
                                          ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                               Lease           Sub-Lease
                                               -----           ---------
             2003                          $    1,913         $      426
             2004                               1,982                455
             2005                               2,050                500
             2006                               2,050                533
             2007                               2,050                222
             2008 and thereafter                8,789                  0
                                           ----------         ----------
             Total                         $   18,834         $    2,136
                                           ==========         ==========


10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:


     2002                                                            Gross          Ceded           Net
     ----                                                            -----          -----           ---
     Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
     Return credited to contract owners                          $     5,221     $       (25)  $     5,196
     Underwriting, acquisition and other insurance
     expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
     Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059


     2001
     ----
     Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
     Return credited to contract owners                          $     5,704     $        92   $     5,796
     Underwriting, acquisition and other insurance
     expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
     Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047


     2000
     ----
     Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
     Return credited to contract owners                          $     8,540     $       (77)  $     8,463
     Underwriting, acquisition and other insurance
     expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
     Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616


     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                 Liability as of
                                                  December 31,                    Interest Expense
                               Interest                                            For the Years
        Note Issue Date          Rate          2002          2001          2002         2001         2000
     ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
     ----------------------    ---------     ----------
     February 18, 1994           7.28%               -             -             -            -          732
     March 28, 1994              7.90%               -             -             -            -          794
     September 30, 1994          9.13%               -             -             -        1,282        1,392
     December 19, 1995           7.52%               -        10,000           520          763          765
     December 20, 1995           7.49%               -        15,000           777        1,139        1,142
     December 22, 1995           7.47%               -         9,000           465          682          684
     June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
     December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                             ----------    ----------    ---------    ---------    ---------
                                             ----------    ----------    ---------    ---------    ---------

     Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                             ==========    ==========    =========    =========    =========

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                   Three Months Ended
                                               ----------------------------------------------------------
                       2002                      March 31       June 30       Sept. 30        Dec. 31
                                                 --------       -------       --------        -------
     Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
     Net investment income                           4,965          4,714          5,128          4,825
     Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                               -----------   ------------   ------------   ------------
     Total revenues                                121,922        129,744        118,732        109,450
     Benefits and expenses*                        112,759        160,721        323,529        150,906
                                               -----------   ------------   ------------   ------------
     Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
     Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                               -----------   ------------   ------------   ------------
     Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                               ===========   ============   ============   ============


     * For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.


                                                                   Three Months Ended
                                               ----------------------------------------------------------
                       2001                      March 31       June 30       Sept. 30        Dec. 31
                                                 --------       -------       --------        -------
     Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
     Net investment income**                         5,381          4,997          5,006          4,742
     Net realized capital gains (losses)             1,902            373            376         (1,723)
                                               -----------   ------------   ------------   ------------
     Total revenues                                138,168        133,835        128,090        122,623
     Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                               -----------   ------------   ------------   ------------
     Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
     Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                               -----------   ------------   -------------  ------------
     Net income                                $    11,405   $     15,940   $      5,263   $        491
                                               ===========   ============   ============   ============

     ** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

     *** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.




                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)


                                                                   Three Months Ended
                                               ----------------------------------------------------------
                       2000                      March 31       June 30       Sept. 30        Dec. 31
                                                 --------       -------       --------        -------
     Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
     Net investment income****                        4,343         4,625         4,619           5,008
     Net realized capital gains (losses)                729        (1,436)         (858)            877
     Total revenues                                 142,112       142,535       151,580         141,751
     Benefits and expenses****                      107,893       122,382       137,843         114,264
     Pre-tax net income                              34,219        20,153        13,737          27,487
     Income tax expense                              10,038         5,225         3,167          12,349
     Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                               ============  ============   ===========    ============

     **** For the quarters ended March 31, 2000, June 30, 2000, September 30,
          2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under this Annuity. The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                                                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          $19.53        24.28         31.88        43.99        27.18        22.95
     Number of Units                                 14,140,023   17,388,860    19,112,622   16,903,883   17,748,560   17,534,233
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -            -
     Number of Units                                  2,569,506            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Value                                           $9.95            -             -            -            -            -
     Number of Units                                     90,759            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.95            -             -            -            -            -
     Number of Units                                      6,047            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                           $9.92        13.54         17.96        24.16        13.41        11.70
     Number of Units                                 29,062,215   40,507,419    57,327,711   61,117,418   43,711,763   21,405,891
     With One Optional Benefit
     Unit Price                                           $9.72            -             -            -            -            -
     Number of Units                                    835,523            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.72            -             -            -            -            -
     Number of Units                                     78,368            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -
     Number of Units                                      5,178            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------

                                                                   Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                           19.70        18.23       16.80       16.60
     Number of Units                                 17,220,688   14,393,137  14,043,215   9,063,464
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Value                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------



                                                                                 Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.20        12.85         17.92        21.66        13.30        11.35
     Number of Units                                 31,813,722   37,487,425    17,007,352    6,855,601    5,670,336    2,857,188
     With One Optional Benefit
     Unit Price                                           $8.52            -             -            -            -            -
     Number of Units                                  2,252,674            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.69            -             -            -            -            -
     Number of Units                                    116,123            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.69            -             -            -            -            -
     Number of Units                                      1,896            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                           $8.81        10.77         16.12        23.45        12.54        11.46
     Number of Units                                 10,185,535   13,627,264    16,245,805    8,818,599    9,207,623    9,988,104
     With One Optional Benefit
     Unit Price                                           $8.19            -             -            -            -            -
     Number of Units                                    269,995            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.79            -             -            -            -            -
     Number of Units                                     22,770            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -
     Number of Units                                          -            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.74         8.94         10.08        11.01            -            -
     Number of Units                                  5,878,055    5,806,567     2,803,013      116,756            -            -
     With One Optional Benefit
     Unit Price                                           $9.04            -             -            -            -            -
     Number of Units                                    969,509            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -
     Number of Units                                     32,306            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -
     Number of Units                                          -            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------

                                                                    Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                           11.39        10.23           -           -
     Number of Units                                  9,922,698    2,601,283           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------




                                                                                 Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                          $12.83        19.84         21.51        42.08        17.64        17.28
     Number of Units                                 17,093,250   23,048,821    25,535,093   32,134,969   15,003,001   14,662,728
     With One Optional Benefit
     Unit Price                                           $6.92            -             -            -            -            -
     Number of Units                                  1,970,250            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.48            -             -            -            -            -
     Number of Units                                     47,261            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.47            -             -            -            -            -
     Number of Units                                      6,595            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                           $6.13         8.46         11.98        15.37            -            -
     Number of Units                                 44,042,514   60,703,791    63,621,279   53,349,003            -            -
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -            -
     Number of Units                                    639,695            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -
     Number of Units                                     12,122            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -            -
     Number of Units                                      1,728            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                           $4.96         7.10          9.08            -            -            -
     Number of Units                                  5,188,521    6,499,066       196,575            -            -            -
     With One Optional Benefit
     Unit Price                                           $7.64            -             -            -            -            -
     Number of Units                                  1,255,415            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -
     Number of Units                                     63,097            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.86            -             -            -            -            -
     Number of Units                                      4,107            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------


                                                                    Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                           16.54        13.97       10.69           -
     Number of Units                                 12,282,211    6,076,373   2,575,105           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------

                                                                                  Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                          $13.72        15.12         13.95        10.57         9.85            -
     Number of Units                                 20,004,839   26,220,860    15,193,053    6,597,544    4,081,870            -
     With One Optional Benefit
     Unit Price                                           $9.26            -             -            -            -            -
     Number of Units                                  1,492,775            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.09            -             -            -            -            -
     Number of Units                                        624            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -            -
     Number of Units                                          -            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                          $12.58        14.08         13.35        11.11        11.20        12.70
     Number of Units                                 32,549,396   35,483,530    23,298,524   21,340,168   24,700,211   14,612,510
     With One Optional Benefit
     Unit Price                                           $9.30            -             -            -            -            -
     Number of Units                                  6,141,523            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -
     Number of Units                                    209,790            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -
     Number of Units                                     17,411            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -            -
     Number of Units                                    581,833            -             -            -            -            -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -            -
     Number of Units                                    423,387            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -
     Number of Units                                     11,686            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -            -
     Number of Units                                      5,211            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------


                                                                    Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------

                                                                                  Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                           $2.78         3.88          6.58            -            -            -
     Number of Units                                 16,748,577   17,045,776     9,426,102            -            -            -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -            -
     Number of Units                                  1,273,118            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -
     Number of Units                                     66,279            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.87            -             -            -            -            -
     Number of Units                                      2,488            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                          $12.86        18.95         25.90        28.58        19.15        16.10
     Number of Units                                 19,674,777   25,717,164    26,517,850   13,460,525   13,389,289   11,293,799
     With One Optional Benefit
     Unit Price                                           $7.41            -             -            -            -            -
     Number of Units                                  2,175,250            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -
     Number of Units                                     44,760            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -            -
     Number of Units                                      1,311            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                          $17.78        20.16         21.09        16.78        16.10        16.72
     Number of Units                                 37,524,187   47,298,313    44,558,699   37,864,586   16,410,121   11,745,440
     With One Optional Benefit
     Unit Price                                           $8.96            -             -            -            -            -
     Number of Units                                  5,118,558            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.98            -             -            -            -            -
     Number of Units                                    163,415            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -            -
     Number of Units                                     10,745            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------


                                                                    Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                           13.99        12.20        9.94           -
     Number of Units                                  9,563,858    3,658,836     301,267           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                           13.41        12.20        9.81       10.69
     Number of Units                                  9,062,152    8,642,186   7,177,232   5,390,887
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------



                                                                                 Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998         1997
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.51         5.54          6.74            -            -            -
     Number of Units                                 85,441,507  125,442,916    28,229,631            -            -            -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -            -
     Number of Units                                    658,419            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.36            -             -            -            -            -
     Number of Units                                      6,409            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                           $9.36            -             -            -            -            -
     Number of Units                                      3,466            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.59         9.71         10.06            -            -            -
     Number of Units                                 11,924,124   14,934,570     1,273,094            -            -            -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -            -
     Number of Units                                  1,200,225            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.04            -             -            -            -            -
     Number of Units                                     28,449            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                          $10.04            -             -            -            -            -
     Number of Units                                         88            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                          $18.36        19.71         19.86        15.88        12.57        14.46
     Number of Units                                  5,891,582    6,565,088     6,520,983    6,201,327    5,697,453    7,550,076
     With One Optional Benefit
     Unit Price                                           $9.59            -             -            -            -            -
     Number of Units                                    724,670            -             -            -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.44            -             -            -            -            -
     Number of Units                                      7,378            -             -            -            -            -
     With All Optional Benefits
     Unit Price                                          $10.44            -             -            -            -            -
     Number of Units                                      5,472            -             -            -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------ ------------



                                                                    Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ----------- -----------
Sub-account                                            1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ----------- -----------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                           14.19        11.01           -           -
     Number of Units                                  6,061,852      808,605           -           -
     With One Optional Benefit
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -           -           -
     Number of Units                                          -            -           -           -
- --------------------------------------------------  ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                           $9.94        14.61         17.38        20.44        15.48
     Number of Units                                 21,295,907   29,478,257    25,796,792   17,059,819   19,009,242
     With One Optional Benefit
     Unit Price                                           $7.46            -             -            -            -
     Number of Units                                  1,869,353            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.34            -             -            -            -
     Number of Units                                     31,105            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.34            -             -            -            -
     Number of Units                                      3,975            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -
     Number of Units                                  2,930,432            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.47            -             -            -            -
     Number of Units                                    134,574            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.46            -             -            -            -
     Number of Units                                      2,437            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.44        13.74         17.81        21.06        14.00
     Number of Units                                 81,046,482   85,895,802    94,627,691   78,684,943   40,757,449
     With One Optional Benefit
     Unit Price                                           $8.32            -             -            -            -
     Number of Units                                 10,144,317            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                    457,013            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                     30,465            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                          12.33        10.89            -           -           -
     Number of Units                                18,736,994    4,324,161            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          10.03            -            -           -           -
     Number of Units                                   714,309            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                  1,349,939            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.46            -             -            -            -
     Number of Units                                     41,632            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                    986,566            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.65            -             -            -            -
     Number of Units                                    207,816            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.64            -             -            -            -
     Number of Units                                      9,837            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.64            -             -            -            -
     Number of Units                                      3,697            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                           $7.64         9.15          9.82            -            -
     Number of Units                                  4,621,831    4,575,558       586,058            -            -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -
     Number of Units                                    664,649            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.98            -             -            -            -
     Number of Units                                     18,250            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                      4,906            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                           23.83        18.79        14.85       10.91       11.59
     Number of Units                                 62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                           $7.12         9.63             -            -            -
     Number of Units                                  3,031,899    3,351,836             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.99            -             -            -            -
     Number of Units                                    965,912            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.79            -             -            -            -
     Number of Units                                     11,345            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.79            -             -            -            -
     Number of Units                                        704            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                           $8.59        10.04             -            -            -

     Number of Units                                 15,239,844    4,207,869             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -
     Number of Units                                  6,005,922            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                    386,259            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                     30,510            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $10.67        10.54         10.39         8.35         8.28
     Number of Units                                 14,017,528   12,268,426    11,891,188    6,224,365    3,771,461
     With One Optional Benefit
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                  1,563,486            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.33            -             -            -            -
     Number of Units                                     41,098            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.32            -             -            -            -
     Number of Units                                      6,429            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                           $9.41        12.03         13.55        15.08        12.61
     Number of Units                                 39,938,791   48,018,721    48,835,089   39,825,951   22,421,754
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -
     Number of Units                                  3,662,406            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.81            -             -            -            -
     Number of Units                                     79,915            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.81            -             -            -            -
     Number of Units                                        383            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                          $10.16        12.86         14.24        16.19        13.35
     Number of Units                                 22,410,834   27,386,278    32,388,202   21,361,995   13,845,190
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                  1,751,136            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.89            -             -            -            -
     Number of Units                                     36,829            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.89            -             -            -            -
     Number of Units                                      8,874            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                          $21.31        28.18         28.72        27.60        24.11
     Number of Units                                 49,030,576   63,123,316    53,536,296   52,766,579   47,979,349
     With One Optional Benefit
     Unit Price                                           $8.06            -             -            -            -
     Number of Units                                  6,667,373            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.83            -             -            -            -
     Number of Units                                    165,588            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.83            -             -            -            -
     Number of Units                                      6,100            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                           12.06            -            -           -           -
     Number of Units                                  9,523,815            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                           21.74        17.79        15.22       11.98       11.88
     Number of Units                                 42,197,002   28,937,085   18,411,759   7,479,449   4,058,228
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.68         8.64         10.36        10.49            -
     Number of Units                                 11,173,177   11,896,688     6,937,627      741,323            -
     With One Optional Benefit
     Unit Price                                           $8.09            -             -            -            -
     Number of Units                                  1,053,007            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                     17,242            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                        538            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                          $16.14        19.84         22.01        21.31        19.34
     Number of Units                                 37,055,825   48,595,962    50,171,495   46,660,160   40,994,187
     With One Optional Benefit
     Unit Price                                           $8.34            -             -            -            -
     Number of Units                                  2,110,071            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                     30,714            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                      5,934            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                          $14.50        17.39         19.98        21.19        17.78
     Number of Units                                 18,212,529   26,641,422    30,290,413   23,102,272   22,634,344
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -
     Number of Units                                    847,517            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.94            -             -            -            -
     Number of Units                                      3,088            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.93            -             -            -            -
     Number of Units                                         94            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                           17.31        14.23        12.33        9.61           -
     Number of Units                                 33,420,274   23,592,226   13,883,712   6,633,333           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                           15.98        13.70        12.49       10.34       10.47
     Number of Units                                 22,109,373   20,691,852   20,163,848  13,986,604   8,743,758
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          $12.01        13.50         14.23        14.90        13.37
     Number of Units                                 12,683,097   14,369,895    14,498,180   13,944,535    6,714,065
     With One Optional Benefit
     Unit Price                                           $9.14            -             -            -            -
     Number of Units                                  1,126,058            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                     15,835            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                      2,760            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          $16.13        18.15         19.33        19.70        18.12
     Number of Units                                 15,466,227   17,579,107    19,704,198   22,002,028   18,469,315
     With One Optional Benefit
     Unit Price                                           $9.09            -             -            -            -
     Number of Units                                    921,329            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.96            -             -            -            -
     Number of Units                                     21,928            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.96            -             -            -            -
     Number of Units                                        150            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          $12.04        10.62         10.49        10.69        11.82
     Number of Units                                 14,576,376    9,668,062    11,219,503   12,533,037   12,007,692
     With One Optional Benefit
     Unit Price                                          $11.34            -             -            -            -
     Number of Units                                  1,739,313            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.31            -             -            -            -
     Number of Units                                     36,822            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.31            -             -            -            -
     Number of Units                                      3,700            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          11.18            -            -           -           -
     Number of Units                                 2,560,866            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          15.53        13.30        11.92        9.80           -
     Number of Units                                13,524,781    8,863,840    4,868,956   2,320,063           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          10.45        10.98        10.51        9.59           -
     Number of Units                                12,089,872    8,667,712    4,186,695   1,562,364           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $12.47        12.64         12.80        14.38        14.30
     Number of Units                                 38,477,793   39,130,467    36,914,825   41,588,401   40,170,144
     With One Optional Benefit
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                  5,592,940            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.26            -             -            -            -
     Number of Units                                     74,022            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.26            -             -            -            -
     Number of Units                                      6,524            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                          $10.18        10.28         10.12            -            -
     Number of Units                                 10,468,962    5,506,982       650,253            -            -
     With One Optional Benefit
     Unit Price                                           $9.94            -             -            -            -
     Number of Units                                  4,146,530            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.23            -             -            -            -
     Number of Units                                    162,571            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.23            -             -            -            -
     Number of Units                                      7,474            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                          $10.67            -             -            -            -
     Number of Units                                  1,487,730            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $10.65            -             -            -            -
     Number of Units                                    561,446            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.16            -             -            -            -
     Number of Units                                     12,055            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.15            -             -            -            -
     Number of Units                                        595            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          14.13        12.62        11.27        9.56           -
     Number of Units                                29,663,242   15,460,522    6,915,158   2,106,791           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $16.65        15.46         14.40        13.09        13.43
     Number of Units                                113,007,310   99,028,465    82,545,240   73,530,507   64,224,618
     With One Optional Benefit
     Unit Price                                          $10.57            -             -            -            -
     Number of Units                                 20,544,075            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.17            -             -            -            -
     Number of Units                                    604,147            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.17            -             -            -            -
     Number of Units                                     36,236            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $14.26        13.61         12.79        11.96        11.73
     Number of Units                                 61,707,894   42,410,807    31,046,956   32,560,943   28,863,932
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -
     Number of Units                                 11,274,642            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                    215,314            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                     80,547            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          $13.23        13.24         12.94        12.38        12.00
     Number of Units                                163,759,511  184,612,059   172,493,206  187,609,708   75,855,442
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -
     Number of Units                                 36,255,772            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.99            -             -            -            -
     Number of Units                                    999,737            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.99            -             -            -            -
     Number of Units                                     70,899            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          12.44        11.48        11.26        9.61           -
     Number of Units                                44,098,036   29,921,643   19,061,840   4,577,708           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          11.26        10.62        10.37           -           -
     Number of Units                                25,008,310   18,894,375   15,058,644           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          11.57        11.16        10.77       10.35       10.12
     Number of Units                                66,869,998   42,435,169   30,564,442  27,491,389  11,422,783
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $5.79         6.50          7.09        10.06         6.19
     Number of Units                                 10,957,884   14,095,135    12,899,472   12,060,036   10,534,383
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -
     Number of Units                                    283,466            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.93            -             -            -            -
     Number of Units                                     21,816            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.93            -             -            -            -
     Number of Units                                        442            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.61         8.83          9.56         9.17         9.53
     Number of Units                                  2,835,243    3,705,869     4,442,888    2,826,839    1,148,849
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                        900            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                           $7.46         9.37         10.05         9.96            -
     Number of Units                                  1,361,988    1,019,937       502,986      136,006            -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                    196,720            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                     10,707            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                         91            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                          10.05        10.25            -           -           -
     Number of Units                                10,371,104    2,360,940            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                           $4.06         6.41          8.50        10.82            -
     Number of Units                                  2,629,551    3,990,618    14,799,352    5,474,129            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                          $14.45        12.05         10.62         9.28            -
     Number of Units                                    234,642      351,487     2,269,599    1,803,669            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                           $4.01         6.65         10.40        17.07            -
     Number of Units                                 10,686,757   15,866,046    32,179,793   18,520,440            -
     With One Optional Benefit
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                        186            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.03         8.98         13.23        13.91            -
     Number of Units                                  9,117,894   13,391,660    11,409,827    2,022,585            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    543,762            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.70            -             -            -            -
     Number of Units                                     32,635            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.70            -             -            -            -
     Number of Units                                        576            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -
     Number of Units                                    293,307            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.37        12.58         14.59        11.34            -
     Number of Units                                 11,475,199   17,419,141    19,381,405      786,518            -
     With One Optional Benefit
     Unit Price                                           $8.00            -             -            -            -
     Number of Units                                    475,873            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                      5,444            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                        140            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                          $10.47        12.48         14.04        11.41            -
     Number of Units                                  7,556,596   11,612,048    14,091,636      759,104            -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -
     Number of Units                                    366,258            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.92            -             -            -            -
     Number of Units                                      1,897            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.92            -             -            -            -
     Number of Units                                        141            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                           $2.43         5.01         11.05        15.17            -
     Number of Units                                  9,354,303   13,553,158    17,856,118    4,184,526            -
     With One Optional Benefit
     Unit Price                                           $5.78            -             -            -            -
     Number of Units                                     94,004            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.43            -             -            -            -
     Number of Units                                        770            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.42            -             -            -            -
     Number of Units                                        454            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.08         9.00         10.55        11.72            -
     Number of Units                                  1,442,329    1,520,376       887,758       23,101            -
     With One Optional Benefit
     Unit Price                                           $8.15            -             -            -            -
     Number of Units                                    113,389            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.67            -             -            -            -
     Number of Units                                      3,669            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.16         9.98         11.01        12.19            -
     Number of Units                                  2,205,267    2,540,062     1,731,145      152,342            -
     With One Optional Benefit
     Unit Price                                           $7.44            -             -            -            -
     Number of Units                                    127,728            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.85            -             -            -            -
     Number of Units                                     12,520            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.85            -             -            -            -
     Number of Units                                        533            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                           $4.93         6.71          7.98            -            -
     Number of Units                                  2,594,817    2,585,848     1,637,475            -            -
     With One Optional Benefit
     Unit Price                                           $7.78            -             -            -            -
     Number of Units                                     39,943            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                           $5.76         7.87         10.52        12.24            -
     Number of Units                                  2,550,567    5,711,763     2,327,562      273,963            -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -
     Number of Units                                    292,396            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.70            -             -            -            -
     Number of Units                                      2,625            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.76            -             -            -            -
     Number of Units                                  2,060,741            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.75            -             -            -            -
     Number of Units                                    281,993            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -
     Number of Units                                      6,995            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.25            -             -            -            -
     Number of Units                                    338,472            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.24            -             -            -            -
     Number of Units                                     65,845            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.21            -             -            -            -
     Number of Units                                        351            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -
     Number of Units                                    555,999            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -
     Number of Units                                    101,136            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.13            -             -            -            -
     Number of Units                                      3,422            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.47            -             -            -            -
     Number of Units                                    361,568            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.46            -             -            -            -
     Number of Units                                     76,331            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.34            -             -            -            -
     Number of Units                                         12            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Biotechnology (2001)
     With No Optional Benefits
     Unit Price                                           $5.16         8.37             -            -            -
     Number of Units                                  2,412,670    5,093,235             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    130,082            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Biotechnology (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.26            -             -            -            -
     Number of Units                                    319,201            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.25            -             -            -            -
     Number of Units                                    128,022            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.37            -             -            -            -
     Number of Units                                      2,426            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.29            -             -            -            -
     Number of Units                                    406,966            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.28            -             -            -            -
     Number of Units                                    148,446            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                      2,303            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Energy (2001)
     With No Optional Benefits
     Unit Price                                           $7.51         9.19             -            -            -
     Number of Units                                  1,985,954    2,299,149             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -
     Number of Units                                    299,833            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.12            -             -            -            -
     Number of Units                                      1,660            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Energy (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Financial (2001)
     With No Optional Benefits
     Unit Price                                           $7.74         9.22             -            -            -
     Number of Units                                  1,086,464    2,154,106             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.85            -             -            -            -
     Number of Units                                    221,377            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.84            -             -            -            -
     Number of Units                                      2,066            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Healthcare (2001)
     With No Optional Benefits
     Unit Price                                           $7.13         9.35             -            -            -
     Number of Units                                  1,313,814    3,489,097             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.94            -             -            -            -
     Number of Units                                    388,508            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.59            -             -            -            -
     Number of Units                                      6,831            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.94            -             -            -            -
     Number of Units                                    126,611            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -
     Number of Units                                     12,642            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Financial (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Healthcare (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -
     Number of Units                                  2,982,656            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.57            -             -            -            -
     Number of Units                                    306,572            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.57            -             -            -            -
     Number of Units                                    241,916            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -
     Number of Units                                    136,599            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.63            -             -            -            -
     Number of Units                                      2,545            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $9.72            -             -            -            -
     Number of Units                                  3,992,389            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $9.70            -             -            -            -
     Number of Units                                  1,175,651            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $11.30            -             -            -            -
     Number of Units                                     19,964            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                          $10.61        10.76             -            -            -
     Number of Units                                  1,489,153    3,592,834             -            -            -
     With One Optional Benefit
     Unit Price                                           $9.86            -             -            -            -
     Number of Units                                    441,318            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.20            -             -            -            -
     Number of Units                                     12,789            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.14            -             -            -            -
     Number of Units                                    608,142            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $5.14            -             -            -            -
     Number of Units                                     93,241            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -





- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                           $3.46         5.91             -            -            -
     Number of Units                                  3,290,202    2,524,295             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.03            -             -            -            -
     Number of Units                                    254,131            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -





- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                           $4.35         7.10             -            -            -
     Number of Units                                  3,082,428      583,065             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.15            -             -            -            -
     Number of Units                                    272,408            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.03            -             -            -            -
     Number of Units                                      3,642            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Utilities (2001)
     With No Optional Benefits
     Unit Price                                           $6.09         8.12             -            -            -
     Number of Units                                  3,391,766    1,589,344             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.83            -             -            -            -
     Number of Units                                    521,419            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.61            -             -            -            -
     Number of Units                                      8,871            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.98            -             -            -            -
     Number of Units                                  6,296,621            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -
     Number of Units                                    954,792            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.75            -             -            -            -
     Number of Units                                     10,297            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.75            -             -            -            -
     Number of Units                                        400            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Bear (2001)
     With No Optional Benefits
     Unit Price                                          $13.74        11.54             -            -            -
     Number of Units                                  4,011,499    3,059,897             -            -            -
     With One Optional Benefit
     Unit Price                                          $11.38            -             -            -            -
     Number of Units                                  1,532,543            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.13            -             -            -            -
     Number of Units                                     28,618            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.13            -             -            -            -
     Number of Units                                      1,514            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Utilities (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
ProFund VP - Bear (2001)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraBull 22 (2001)
     With No Optional Benefits
     Unit Price                                           $4.71         7.47             -            -            -
     Number of Units                                  6,435,217    7,628,819             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.78            -             -            -            -
     Number of Units                                    297,435            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.61            -             -            -            -
     Number of Units                                        245            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                           $3.49        $5.77             -            -            -
     Number of Units                                 18,242,013   11,681,189             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.45            -             -            -            -
     Number of Units                                  1,346,852            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                     13,113            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.02            -             -            -            -
     Number of Units                                    682,058            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $11.00            -             -            -            -
     Number of Units                                    433,181            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.43            -             -            -            -
     Number of Units                                     15,308            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                           $0.58         1.91          6.19        23.58            -
     Number of Units                                 70,200,723   50,124,696    17,597,528    2,906,024            -
     With One Optional Benefit
     Unit Price                                           $3.53            -             -            -            -
     Number of Units                                  1,003,123            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $8.70            -             -            -            -
     Number of Units                                        233            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraBull 22 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -
     Number of Units                                  1,089,843            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -
     Number of Units                                    438,387            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.06            -             -            -            -
     Number of Units                                      4,777            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.06            -             -            -            -
     Number of Units                                      4,799            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -
     Number of Units                                  1,444,783            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.70            -             -            -            -
     Number of Units                                    439,054            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.82            -             -            -            -
     Number of Units                                      1,587            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.81            -             -            -            -
     Number of Units                                      1,583            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.72            -             -            -            -
     Number of Units                                  2,276,660            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $5.71            -             -            -            -
     Number of Units                                    477,953            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.86            -             -            -            -
     Number of Units                                      1,673            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.10            -             -            -            -
     Number of Units                                  2,908,617            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    994,778            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.15            -             -            -            -
     Number of Units                                     19,019            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -
     Number of Units                                  2,138,861            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.69            -             -            -            -
     Number of Units                                    772,260            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.91            -             -            -            -
     Number of Units                                     10,572            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraSmall-Cap 23 (1999)
     With No Optional Benefits
     Unit Price                                           $4.73         8.37          9.18        11.96            -
     Number of Units                                  5,664,617   10,010,482     3,258,574      813,904            -
     With One Optional Benefit
     Unit Price                                           $6.14            -             -            -            -
     Number of Units                                    212,085            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.58            -             -            -            -
     Number of Units                                  7,945,270            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $11.56            -             -            -            -
     Number of Units                                  2,486,854            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.19            -             -            -            -
     Number of Units                                     22,148            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.19            -             -            -            -
     Number of Units                                        609            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.03            -             -            -            -
     Number of Units                                    583,657            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.02            -             -            -            -
     Number of Units                                    165,792            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.69            -             -            -            -
     Number of Units                                      9,028            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraSmall-Cap 23 (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                           $2.94         4.72          7.43            -            -
     Number of Units                                  1,716,102    2,255,266     2,690,435            -            -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -
     Number of Units                                     19,826            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                           $5.62         7.39             -            -            -
     Number of Units                                    550,334      273,843             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -
     Number of Units                                     89,806            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.59            -             -            -            -
     Number of Units                                      5,196            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                                                                Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

1. Effective December 10, 2001, Strong Capital Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM International Equity." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."
2. Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."
3. This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
4. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Founders Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Founders Passport." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Small Cap Portfolio."
5. Effective September 17, 2001, Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
6. Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001, the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7. Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8. Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."
9.   These portfolios were first offered as Sub-accounts on May 1, 2002.
10. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."
11. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
12. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
13. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Between December 31, 1998 and May 1, 2000, OppenheimerFunds, Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer Large-Cap Growth Portfolio." Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
14. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
15. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
16. Effective May 1, 2000, Sanford C. Bernstein & Co., Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
17. Effective May 3, 1999, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."
18. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
19. Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.
20. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM Balanced." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."
21. Effective August 8, 2000, T. Rowe Price International, Inc. became Sub-advisor of the Portfolio. Effective May 1, 2000, the name of the Portfolio was changed to the "AST T. Rowe Price Global Bond". Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
22. Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.
23. Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS


Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

Growth   =       Account Value of variable       minus   Purchase Payments - proportional
              investment options plus Interim
               Value of Fixed Allocations (no
                        MVA applies)                               withdrawals

Example with market increase
Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth

                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.


Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

Highest Anniversary Value  = $90,000 - [$90,000 * $15,000/$75,000]
                                    = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

      APPENDIX D - SALE OF CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK


Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

GLOSSARY OF TERMS

MVA: For New York contracts, you may transfer or withdraw all or part of the Account Value from a Fixed Allocation during the 30 days prior to the Maturity Date of such Fixed Allocation without application of a market value adjustment.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The State of New York does not allow a Guarantee Period to exceed ten years in duration. For New York contracts, the interest rate we credit to the Fixed Allocation is subject to a minimum.

FEES AND CHARGES

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts and/or the Fixed Allocations.

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations: For contracts issued in the State of New York, the designation of contingent Owner is not allowed.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Owner, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. For New York contracts, some of the changes we will not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death and (b) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
For New York contracts the right to cancel period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs. The amount to be refunded for New York contracts is the Account Value in the Sub-accounts plus the Interim Value of the Fixed Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

MVA Formula: For annuities issued in New York, we apply certain formulas to determine "I" and "J" when we do not offer Guarantee Periods with a duration equal to the remaining period. These formulas are as follows:

(a) If we offer Guarantee Periods to your class of Annuities with durations that are both shorter and longer than the remaining period, we interpolate a rate for "J" between our then current interest rates for Guarantee Periods with the next shortest and next longest durations then available for new Fixed Allocations for your class of Annuities.

(b) If we no longer offer Guarantee Periods to your class of Annuities with durations that are both longer and shorter than the remaining period, we determine rates for "J" and, for purposes of determining the MVA only, for "I" based on the Moody's Corporate Bond Yield Average - Monthly average Corporates (the "Average"), as published by Moody's Investor Services, Inc., its successor, or an equivalent service should such Average no longer be published by Moody's. For determining I, we will use the Average published on or immediately prior to the start of the applicable Guarantee Period.



ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? For New York contracts the minimum amount allowed in an investment option is $500. Your transfer request must be In Writing. For New York contracts, a specific authorization form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.


The following section is added for contracts issued to residents of the State of New York: DO YOU OFFER ANY ASSET ALLOCATION PROGRAMS?
Yes. During the accumulation period, we offer two different asset allocation programs designed for American Skandia by Morningstar Associates, LLC. Each program is available to Annuity Owners at no additional charge. Each program is designed as a tool to enable you and your investment professional to develop an asset allocation program that is appropriate for you. Your investment professional will help you to complete an investor questionnaire that will help you and your investment professional to determine whether participating in a program is appropriate for you and to determine your investment style from which you can choose the available model portfolios. We offer one program where you and your investment professional choose from the available Sub-accounts for each asset class in the model portfolio you have chosen based on your answers to the questionnaire. You may change your selected Sub-accounts at any time. We offer a second program where the Sub-accounts for each asset class in each model portfolio are designated based on an objective evaluation of the available Sub-accounts. If you elect the second program, the selected Sub-accounts within a model portfolio may change periodically. Under both programs, assets allocated to the program are rebalanced on a periodic basis based on suggested changes to the allocation percentages for an asset class within a model portfolio or based on changes in the value of the Sub-accounts. Each asset allocation program is subject to additional limitations and restrictions which are more fully described in the enrollment form for the programs.

Asset allocation is a sophisticated method of diversification which allocates assets among asset classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. American Skandia does not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult with your investment professional before electing any asset allocation program.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
For New York contracts we will notify you of the Guarantee Periods available as of the date of such notice, at least 45 days and not more than 60 days prior to the Maturity Date. No MVA applies to any amounts allocated to a particular Fixed Allocation if you withdraw all or part of the Account Value in such Fixed Allocation within 30 days of maturity. If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of five years or less.


AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The Annuity Date must be the first or the fifteenth day of a calendar month. However, for New York contracts, if the contract's accumulated value, at the time of annuitization, is less than $2,000, or would provide an income, the initial amount of which is less than $20 per month, in lieu of commencing the annuity payments, we reserve the right to cancel the annuity and pay you the total of the Account Value in any Sub-account plus the Interim Value of any Fixed Allocation.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

DEATH BENEFIT

For New York contracts paragraphs (2) and (3)(b) are amended as follows: If that person's death occurs after the earlier of the decedent's age 90 or the tenth Annuity Year, the death benefit is your Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocation.

--------------------------------------------------------------------------------
The Optional Death Benefits described in the Prospectus are not offered in the State of New York. However, effective as of March 12, 2001, the Highest Anniversary Value Optional Death Benefit described below is available to new purchasers of the Annuity who are residents of the State of New York. -
--------------------------------------------------------------------------------

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|  The Death Benefit Target Date is the contract anniversary on or after the
         -------------------------
     80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The Highest Anniversary Value equals the highest of all previous
        ---------------------------
     "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|  The Anniversary Value is the Account Value as each anniversary of the Issue
         ------------------
     Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

|X|  A Proportional Reduction is a reduction to the value being measured caused
      -----------------------
     by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest Anniversary Value Optional Death Benefit, an annual charge of 0.20% is deducted from your Annuity's Account Value. The charge will be based on the current Death Benefit under the Highest Anniversary Value Optional Death Benefit as of the date the charge is deducted minus the Interim Value of any Fixed Allocations. The charge is deducted in addition to the Insurance Charge. The charge is deducted in arrears on each anniversary of the Issue Date of the Annuity or, if you terminate the Optional Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum Distributions after age 70 1/2: For New York contracts the Minimum Distribution provision is only available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum Distributions are required. Minimum Distributions are not available for any other contracts.



Deferral of Transactions: For New York contracts we may defer any distribution or transfer from a Fixed Allocation or an annuity payment for a period not to exceed 6 months. If we defer a distribution or transfer from any Fixed Allocation or any fixed annuity payment for more than ten days, we pay interest using our then current crediting rate for this purpose, which is not less than 3% per year on the amount deferred.

Modification: In addition to obtaining prior approval from the insurance department of our state of domicile before making such a substitution, deletion or addition, we will also obtain prior approval from the Superintendent of Insurance for New York.

Misstatement of Age or Sex: For New York contracts the following provision (c) is added: (c) as to any annuity payments, we shall credit or charge interest using our then current crediting rate for this purpose, which is not greater than 6% interest per year, calculated from the date of any underpayment or overpayment to the date actual payment is made.

                                             APPENDIX E - PERFORMANCE ADVANTAGE


AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

===============================================================================
American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
===============================================================================

GLOSSARY OF TERMS
When determining the Account Value and Surrender Value of the Annuity, both
                    --------------    ----------------
amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X| You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin
                    ------
     receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

|X| You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
                                                             ----
2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
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3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

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The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.
1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:
|X| within 12 months after the date a Target Value Credit was allocated to your Account Value; or
|X| within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
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                           APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER


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American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
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The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.
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The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

|X| If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider
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     if you die within 24 months of its effective date.


|X| If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X| If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

|X| If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

|X| If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

|X| If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X| On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM) rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the
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Plus40(TM)rider or similar life insurance coverage.

|X|  The Maximum Death Benefit Amount is 100% of the Purchase Payments
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     increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

|X|  The Per Life Maximum Benefit applies to Purchase Payments applied to any
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     such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                             Attained Age                  Percentage of
                                                           Account Value
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                               Age 40-75                       .80%
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                               Age 76-80                       1.60%
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                               Age 81-85                       3.20%
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                               Age 86-90                       4.80%
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                                Age 91                         6.50%
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                                Age 92                         7.50%
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                                Age 93                         8.50%
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                                Age 94                         9.50%
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                                Age 95                        10.50%
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The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

|X| If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

|X| If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM) rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION

A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM) rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.



APPENDIX G - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION
        OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:


Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death Benefit Amount" includes your Account Value and any amounts added to your
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Account Value under the Annuity's basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your
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Account Value that each prior withdrawal represented when withdrawn.

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The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|  The Death Benefit Target Date is the contract anniversary on or after the
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     80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The Highest Anniversary Value equals the highest of all previous
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     "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|  The Anniversary Value is the Account Value as of each anniversary of the
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     Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|  A Proportional Reduction is a reduction to the value being measured caused
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     by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
     2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.   on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the Annuity Date;
3.   if you surrender your Annuity; and
4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.


ADDITIONAL CALCULATIONS
-----------------------

Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

     Purchase Payments =        $50,000
     Account Value =            $75,000
     Basic Death Benefit =      $75,000
     Death Benefit Amount =     $75,000 - $50,000 = $25,000

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

     Purchase Payments =        $50,000
     Account Value =            $40,000
     Basic Death Benefit =      $50,000
     Death Benefit Amount =     $50,000 - $50,000 = $0

     Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

     In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.



Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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               PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS ASL-PROS (05/2003).
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                                           (print your name)



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                                               (address)



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                                         (city/state/zip code)

Variable Annuity Issued by:                    Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                          AMERICAN SKANDIA
ASSURANCE CORPORATION                                   MARKETING, INCORPORATED
One Corporate Drive                                         One Corporate Drive
Shelton, Connecticut 06484                           Shelton, Connecticut 06484
Telephone: 1-800-766-4530                               Telephone: 203-926-1888
http://www.americanskandia.com                   http://www.americanskandia.com



                                                    MAILING ADDRESSES:


                                           AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                       P.O. Box 7040
                                                 Bridgeport, CT 06601-7040



                                                       EXPRESS MAIL:
                                           AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                    One Corporate Drive
                                                     Shelton, CT 06484

                                     Supplement to Prospectus Dated May 1, 2003
                                           Supplement dated June 9, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.



Guaranteed Return Option (GRO)SM

Beginning June 9, 2003, the Guaranteed Return Option (GRO) benefit, a program that guarantees a "return of premium" at a future date, while allowing you to allocate all or a portion of your Account Value to the Sub-accounts of your choice, will be available to the residents of the State of New York. Please see your current Prospectus for the benefit's details.


ASAP2 / ASAP III/ ASL/ FUSI ASL/ CH2/                              GRONYSUP 603
ASL II/ APEX II/GAL 3 -SUPP (06/09/2003)

                                     Supplement to Prospectus Dated May 1, 2003
                                             Supplement dated June 20, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------------
---------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------------

                                         Management        Other         12b-1 Fees     Total Annual     Fee Waivers     Net Annual
        UNDERLYING PORTFOLIO                Fees          Expenses                        Portfolio      and Expense     Portfolio
                                                                                          Operating     Reimburse-ment   Operating
                                                                                          Expenses                        Expenses
---------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
---------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------------
Gartmore Variable Investment Trust:
  GVIT Developing Markets                    1.15%          0.24%            0.25%            1.64%            N/A            1.64%
---------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------------


ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                                     Supplement to Prospectus Dated May 1, 2003
                                          Supplement dated October 13, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


WHO IS AMERICAN SKANDIA?
The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.


GUARANTEED RETURN OPTION PlusSM (GRO PlusSM)

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The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.
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We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.
|X| Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

|X| Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.


Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity
Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:
o The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
o The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).


Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
o the base guarantee amount is first reduced by the Remaining Limit (from $240,000 to $237,500);
o    The result is then further reduced by the ratio of A to B, where:
o A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).
o B is the Account Value less the Remaining Limit ($180,000 - $2,500, or $177,500). The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.
o The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:
o The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
o The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value
In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed
                          ----
Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

|X| If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

|X| If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).


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If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).
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Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program
The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO PlusSM may result in a market value adjustment, which could increase or decrease your Account Value.


Termination of the Program
The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.



Special Considerations under the Guaranteed Return Option Plus
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X| Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
|X| Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program
We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.



ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) -
(10/13/2003)                                                         92001b0903

                                     Supplement to Prospectus Dated May 1, 2003
                                         Supplement dated December 5, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


As described in more detail below, one of the Evergreen portfolios formerly offered as an investment option for your annuity was merged into another Evergreen portfolio.

                                     MERGER

Evergreen VA Global Leaders
Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Global Leaders portfolio merged into the Evergreen VA International Equity portfolio. As a result of the merger, the Evergreen VA Global Leaders portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA International Equity portfolio, the successor portfolio.


The following annual expenses for the successor portfolio are estimates of what the expenses of the portfolio will be as a result of the merger:

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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
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-------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------------
                                                  Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                     Fees         Expenses                    Portfolio    Waivers       Annual
            UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                               Expenses    Expense       Operating
                                                                                                          Reimburse-ment Expenses

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Evergreen Variable Annuity Trust:
  International Equity 1                               0.66%         0.39%           0.00%         1.05%         0.00%         1.05%
-------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------------

1 The annual expenses of the Evergreen VA International Equity portfolio prior to the Merger were as follows: Management Fee: 0.66%; 12b-1 Fee: 0.00%; Other
Expenses: 0.73%; Total Annual Portfolio Operating Expenses: 1.39%; Fee Waiver and Expense Reimbursement: 0.39%; Net Annual Portfolio Operating Expenses:
1.00%.


The following descriptions of the investment objectives are effective as of December 5, 2003.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

-------------- ---------------------------------------------------------------------------------------------- ---------------------
   STYLE/                                       INVESTMENT OBJECTIVES/POLICIES                                       PORTFOLIO
    TYPE                                                                                                              ADVISOR/
                                                                                                                     SUB-ADVISOR
               ---------------------------------------------------------------------------------------------- ---------------------
-------------- ---------------------------------------------------------------------------------------------- ---------------------
INTER-NATIONAL    Evergreen VA International  Equity (acquired Evergreen VA Global Leaders) (f/k/a Evergreen VA       Evergreen
                  International  Growth):  seeks long-term capital growth and, secondarily,  modest income. The
                  Portfolio invests primarily in equity  securities  issued by established,  quality,  non-U.S.
                  companies  located in countries with developed  markets,  but may purchase  across all market
    EQUITY        capitalizations.  The Portfolio  normally invests at least 65% of its assets in securities of       Investment
                  companies in at least three different  countries  (other than the U.S.),  but may invest more  Management Company,
                  than 25% of its assets in one country.  The Portfolio also invests in emerging markets.                LLC
-------------- ---------------------------------------------------------------------------------------------- ---------------------




ASAP / ASAP 2 / ASAP III / APEX /     ACII/APEX2/ASAPII/ASAP 3/ASL2/ASXT4/ASXT6
ASXT / ASXT-Four / ASL / AS Pro /                                  EVERSUPP1203
Choice 2 / AS Impact / APEX II /ASL II /
ASXT-Six / VIA-S / VIA-T /VIA-G - SUPP. (12/05/2003)

                                     Supplement to Prospectus Dated May 1, 2003
                                              Supplement dated January 29, 2004


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


AST Strong International Equity portfolio
Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.


ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes Stagecoach Variable Annuity Flex, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us") exclusively through Wells Fargo Bank, N.A. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 45. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

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American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.
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WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.


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These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, or bank subsidiary of Wells Fargo Bank, N.A., are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.
                                   FOR FURTHER INFORMATION CALL 1-800-680-8920.

Prospectus Dated: May 1, 2003       Statement of Additional Information Dated: May 1, 2003
WFVASL-PROS - (05/2003)                                                              WFASL

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?


|X| This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
|X| This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X| The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: Wells Fargo Variable Trust, American Skandia Trust, Montgomery Variable Series and INVESCO Variable Investment Funds, Inc.
|X| During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.
|X| This Annuity offers a basic Death Benefit. It also offers optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.
|X| There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges.
|X| Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.


HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $15,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $15,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date or for persons under age 90. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date.

                                                         TABLE OF CONTENTS

GLOSSARY OF TERMS..................................................................................................................5


SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................6


EXPENSE EXAMPLES...................................................................................................................9


INVESTMENT OPTIONS................................................................................................................10

   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.............................................................10
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................................................15

FEES AND CHARGES..................................................................................................................15

   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................................................15
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................16
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...................................................................................16
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................16
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?......................................................................16
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES......................................................................................17

PURCHASING YOUR ANNUITY...........................................................................................................17

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................17

MANAGING YOUR ANNUITY.............................................................................................................18

   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................................................18
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................18
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................18
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................18
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................18

MANAGING YOUR ACCOUNT VALUE.......................................................................................................19

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................19
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................19
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................19
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................................................20
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?............................................20
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...............................................................22
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................22
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................23
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................23
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................24

ACCESS TO ACCOUNT VALUE...........................................................................................................24

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................24
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................25
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................25
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................25
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?.......................................25
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................26
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................26
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?...................................................................................26
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................27
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................27

DEATH BENEFIT.....................................................................................................................28

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................28
   Basic Death Benefit............................................................................................................29
   OPTIONAL DEATH BENEFITS........................................................................................................29
   PAYMENT OF DEATH BENEFITS......................................................................................................31

VALUING YOUR INVESTMENT...........................................................................................................33

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................33
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................33
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................33
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................33
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................33
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?..................................................34

TAX CONSIDERATIONS................................................................................................................34

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................34
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................................................34
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................34
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................35
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?...................................................................................................................37
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................38
   GENERAL TAX CONSIDERATIONS.....................................................................................................38

GENERAL INFORMATION...............................................................................................................39

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................39
   WHO IS AMERICAN SKANDIA?.......................................................................................................40
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................40
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................41
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................42
   AVAILABLE INFORMATION..........................................................................................................44
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................44
   HOW TO CONTACT US..............................................................................................................44
   INDEMNIFICATION................................................................................................................45
   LEGAL PROCEEDINGS..............................................................................................................45
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................45

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1


AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................11


APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1


APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1


APPENDIX D - PERFORMANCE ADVANTAGE.................................................................................................1


APPENDIX E - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER...............................................................................1


APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM
DEATH BENEFIT......................................................................................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Annual Maintenance Fee. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.


Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.


Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.
MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge and the charge for any optional benefits. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and the charge for any optional benefits you elect. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states, a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

- ------------------------------------------------------------------------------
                        YOUR TRANSACTION FEES AND CHARGES
- ------------------------------------------------------------------------------
                         (assessed against the Annuity)
- ------------------------------------------------------------------------------
- ------------------------------------ -----------------------------------------
                           FEE/CHARGE Amount Deducted
- ------------------------------------ -----------------------------------------
- ------------------------------------ -----------------------------------------
Contingent                                Deferred Sales Charge There is no
                                          Contingent Deferred Sales Charge
                                          deducted upon surrender or partial
                                          withdrawal.
- ------------------------------------ -----------------------------------------
- ------------------------------------
Transfer Fee                                             $10.00
                                         (Deducted after the 20th transfer each
                                                     Annuity Year)
- ------------------------------------ -----------------------------------------

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

- ------------------------------------------------------------------------------
                         YOUR PERIODIC FEES AND CHARGES
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
                 ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
- ------------------------------------------------------------------------------
- ------------------------------------ -----------------------------------------
                           FEE/CHARGE Amount Deducted
- ------------------------------------ -----------------------------------------
- ------------------------------------ -----------------------------------------
Annual Maintenance Fee                          Smaller of $30 or 2% of Account
                                                            Value
                                             (Assessed annually on the Annuity's
                                                    anniversary date or upon
                                                         surrender)
- ------------------------------------ -----------------------------------------
- ------------------------------------------------------------------------------
                    ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
      (as a percentage of the average daily net assets of the Sub-accounts)
- ------------------------------------ -----------------------------------------
        FEE/CHARGE                                     Amount Deducted
- ------------------------------------ -----------------------------------------
Mortality & Expense Risk Charge                             1.25%
- ------------------------------------ -----------------------------------------
Administration Charge                                       0.15%
- ------------------------------------ -----------------------------------------
- ------------------------------------ -----------------------------------------
Total Annual Charges of the                1.40% per year of the value of each
     Sub-accounts**                                   Sub-account
- ------------------------------------ -----------------------------------------

* These charges are deducted daily and apply to Variable Investment Options only.
** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect any of the following optional benefits. These fees and charges are described in more detail within this Prospectus.

-------------------------------------------------------------------------------------------------------------------------------
                                         YOUR OPTIONAL BENEFIT FEES AND CHARGES
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                Optional Benefit                                    Optional Benefit       Total Annual Charge*
                                                                                         Fee/
                                                                                        Charge
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
GUARANTEED RETURN OPTION
We offer a program that guarantees a "return of premium" at a future date, while    0.25% of average           1.65%
allowing you to allocate all or a portion of your Account Value to the Sub-       daily net assets of
accounts of your choice.                                                            the Sub-accounts
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH BENEFIT
We offer an Optional Death Benefit                                                  0.25% of average           1.65%
that provides an enhanced level of protection for your beneficiary(ies) by        daily net assets of
providing amounts in addition to the basic Death Benefit that can be used to        the Sub-accounts
offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death.
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
HIGHEST ANNIVERSARY VALUE DEATH BENEFIT
We offer an Optional Death Benefit that provides an enhanced level of               0.25% of average           1.65%
protection for your beneficiary(ies) by providing a death benefit equal to the    daily net assets of
greater of the basic Death Benefit or the Highest Anniversary Value.                the Sub-accounts
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.
-------------------------------------------------------------------------------------------------------------------------------

*    The Total Annual Charge includes the Insurance Charge assessed against the Annuity. If you elect more than one optional benefit, the Total Annual Charge includes the charge for each optional benefit.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds
("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

-------------------------------------------------------------------------------------------------------------------------------
                                         Total Annual Portfolio Operating Expenses
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                          Minimum                         Maximum
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Total Portfolio Operating Expense                          0.80%                           3.14%
-------------------------------------------------------------------------------------------------------------------------------

The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-680-8920.

- ------------------------------------------------------------------------------
                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)
- ------------------------------------------------------------------------------


- ---------------------------------------------- ------------ ----------- ----------- ------------ --------------- -------------
                                                  Management   Other      12b-1 Fees  Total Annual   Fee             Net
                                                     Fees      Expenses                 Portfolio   Waivers          Annual
            UNDERLYING PORTFOLIO                                                        Operating   and              Portfolio
                                                                                        Expenses    Expense          Operating
                                                                                                    Reimbursement    Expenses
- ---------------------------------------------- ------------ ----------- ----------- ------------ --------------- -------------
Wells Fargo Variable Trust:
  International Equity                              0.75%       2.14%        0.25%       3.14%        2.14%           1.00%
  Small Cap Growth                                  0.75%       0.33%        0.25%       1.33%        0.13%           1.20%
  Growth                                            0.55%       0.35%        0.25%       1.15%        0.15%           1.00%
  Large Company Growth                              0.55%       0.29%        0.25%       1.09%        0.09%           1.00%
  Equity Value                                      0.55%       0.48%        0.25%       1.28%        0.28%           1.00%
  Equity Income                                     0.55%       0.30%        0.25%       1.10%        0.10%           1.00%
  Asset Allocation                                  0.55%       0.23%        0.25%       1.03%        0.03%           1.00%
  Total Return Bond 1                               0.45%       0.33%        0.25%       1.03%        0.13%           0.90%
  Money Market                                      0.40%       0.32%        0.25%       0.97%        0.22%           0.75%

American Skandia Trust: 2
  AST William Blair International Growth            1.00%       0.23%        0.10%       1.33%        0.10%           1.23%
  AST American Century International Growth         1.00%       0.25%        0.00%       1.25%        0.00%           1.25%
  AST PBHG Small-Cap Growth                         0.90%       0.22%        0.11%       1.23%        0.00%           1.23%
  AST DeAM Small-Cap Growth                         0.95%       0.20%        0.00%       1.15%        0.15%           1.00%
  AST Goldman Sachs Small-Cap Value                 0.95%       0.21%        0.11%       1.27%        0.00%           1.27%
  AST Gabelli Small-Cap Value                       0.90%       0.19%        0.01%       1.10%        0.00%           1.10%
  AST Goldman Sachs Mid-Cap Growth                  1.00%       0.26%        0.07%       1.33%        0.10%           1.23%
  AST Neuberger Berman Mid-Cap Growth               0.90%       0.20%        0.06%       1.16%        0.00%           1.16%
  AST Neuberger Berman Mid-Cap Value                0.90%       0.17%        0.09%       1.16%        0.00%           1.16%
  AST Alger All-Cap Growth                          0.95%       0.19%        0.15%       1.29%        0.00%           1.29%
  AST MFS Growth                                    0.90%       0.18%        0.10%       1.18%        0.00%           1.18%
  AST Marsico Capital Growth                        0.90%       0.16%        0.04%       1.10%        0.01%           1.09%
  AST Goldman Sachs Concentrated Growth             0.90%       0.15%        0.04%       1.09%        0.06%           1.03%
  AST Cohen & Steers Realty                         1.00%       0.23%        0.03%       1.26%        0.00%           1.26%
  AST American Century Income & Growth              0.75%       0.23%        0.00%       0.98%        0.00%           0.98%
  AST INVESCO Capital Income                        0.75%       0.17%        0.03%       0.95%        0.00%           0.95%
  AST PIMCO Total Return Bond                       0.65%       0.15%        0.00%       0.80%        0.02%           0.78%
  AST PIMCO Limited Maturity Bond                   0.65%       0.18%        0.00%       0.83%        0.00%           0.83%

Montgomery Variable Series:
  Emerging Markets                                  1.25%       0.43%         0.00%       1.68%       0.00%           1.68%

INVESCO Variable Investment Funds, Inc.:
  Technology                                         0.75%      0.36%         0.00%       1.11%        0.00%           1.11%
  Health Sciences                                    0.75%      0.32%         0.00%       1.07%        0.00%           1.07%
- ----------------------------------------------------------------------------------------------------------------------------------

1 Effective May 1, 2003, the Wells Fargo Variable Trust Corporate Bond portfolio changed its name to the Wells Fargo Variable Trust Total Return Bond portfolio. The name change was made in conjunction with a change in investment strategy.

2 The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.

EXPENSE EXAMPLES
These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefits that are offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected all optional benefits available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; and (h) the charge for each optional benefit is reflected as an additional charge equal to 0.25% per year, respectively, for the Guaranteed Return Option, the Enhanced Beneficiary Protection and the Highest Anniversary Value Death Benefit. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) whether or not you surrender the Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT ALL OF THE OPTIONAL BENEFITS AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Whether or not you surrender your contract at the end of the applicable time period:

     ----------------- ----------------- --------------- ------------------
          1 year            3 years         5 years          10 years
     ----------------- ----------------- --------------- ------------------
     ----------------- ----------------- --------------- ------------------
           545                1625            2692             5307
     ----------------- ----------------- --------------- ------------------


If you annuitize at the end of the applicable time period:

     ----------------- ----------------- --------------- ------------------
          1 year            3 years         5 years          10 years
     ----------------- ----------------- --------------- ------------------
     ----------------- ----------------- --------------- ------------------
           545                1625            2692             5307
     ----------------- ----------------- --------------- ------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

================================================================================
Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.
================================================================================
================================================================================


================================================================================
================================================================================
The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.
================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.


----------------- ----------------------------------------------------------------------------------------------- ------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                     PORTFOLIO
       TYPE                                                                                                             ADVISOR/
                                                                                                                      SUB-ADVISOR
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  WFVT International Equity: seeks total return, with an emphasis on capital  appreciation,  over the  long-term.  The Portfolio  pursues its  objective by investing  primarily in a diversified portfolio of equity  securities  of  companies  based in developed  non-U.S.  countries  and in emerging markets of the world. Under normal market  conditions,  the Portfolio invests at least
    INTER-        80% of its total  assets in equity  securities  of companies  located or operating  outside the
 NATIONAL EQUITY  U.S. and in a minimum of five  countries  exclusive of the U.S. The  Portfolio may invest up to
                  50% of its total assets in any one country and up to 25% of total  assets in emerging  markets. Wells Fargo Funds
                  Generally,  the  Portfolio  invests in issuers  with an average  market  capitalization  of $10  Management, LLC billion  or  more,  although  it may  invest  in  equity  securities  of  issuers  with  market capitalization as low as $250 million.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 SMALL CAP EQUITY WFVT Small Cap  Growth:  seeks  long-term  capital  appreciation.  The  Portfolio  pursues  its objective by investing in a diversified  portfolio of common  stocks issued by companies  whose market  capitalization  falls with the range of the Russell 2000 Index.  The Portfolio  invests in common stocks of domestic and foreign  companies that the Investment  Advisor  believes have above-average  prospects  for capital  growth,  or that may be  involved  in new or  innovative products,  services and processes.  Under normal market conditions, the Portfolio invests in an actively managed, broadly diversified portfolio of small-cap  growth-oriented common stocks and Wells Fargo Funds in at least 20 common stock issues spread across  multiple  industry  groups and sectors of the  Management, LLC economy.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  WFVT Growth:  seeks  long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common  stocks and other  equity  securities  of companies  that have a strong earnings growth trend that the Investment Advisor believes have above-average  prospects
 LARGE CAP EQUITY for future  growth.  Under normal  market  conditions,  the  Portfolio  invests at least 65% of total  assets in equity  securities,  including  common and  preferred  stocks  and  securities Wells Fargo Funds convertible  into common stocks.  The investment  strategy is focused on larger  capitalization  Management, LLC stocks that fall within, but towards the higher end of, the range of the Russell 1000 Index.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  WFVT Large Company Growth:  seeks long-term  capital  appreciation.  The Portfolio  pursues its objective by investing  primarily in common stocks of large,  high-quality  domestic  companies that the Investment  Advisor believes have superior growth  potential.  The Investment  Advisor
 LARGE CAP EQUITY looks for companies  whose growth  potential is generally  unrecognized  or misperceived by the Wells Fargo Funds market.  The  Portfolio  may invest,  under  normal  market  conditions,  at least 80% of total  Management, LLC assets in securities with market  capitalizations of $3 billion or more, and up to 20% of total assets in securities of foreign companies..
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 LARGE CAP EQUITY WFVT Equity Value:  seeks long-term  capital  appreciation and  above-average  dividend income.
                  The  Portfolio  pursues its  objective by  investing  primarily  in equity  securities  of U.S.
                  companies  with strong  return  potential  based on current  market  valuations.  Under  normal circumstances,  the Portfolio  invests at least 80% of its assets in equity securities with the  Wells Fargo Funds same  characteristics  as common stocks, and in preferred stocks,  warrants,  and securities of  Management, LLC foreign companies through ADRs and similar investments.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
  EQUITY INCOME   WFVT Equity Income:  seeks long-term capital  appreciation and  above-average  dividend income.
                  The  Portfolio  pursues its  objective  primarily by  investing in the common  stocks of large, domestic companies with  above-average  return potential based on current market valuations and above-average  dividend income. Under normal market conditions,  the Portfolio invests at least Wells Fargo Funds
                  80% of its total assets in income producing  equity  securities and in issues of companies with  Management, LLC market capitalizations of $3 billion or more.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
ASSET ALLOCATION  WFVT Asset  Allocation:  seeks  long-term total return,  consistent  with reasonable  risk. The
                  Portfolio  pursues its objective by allocating and  reallocating its assets among common stocks and U.S.  Treasury Bonds.  The Investment  Advisor manages the allocation of investments in the
                  Portfolio  assuming a  "neutral"  target  allocation  of 60%  stocks  and 40% bonds.  The stock    Wells Capital
                  portion of the  Portfolio is invested to replicate the  weightings  of each company  comprising     Management
                  the S&P 500 Index.  The bond  portion of the  Portfolio  is  invested to  replicate  the Lehman    Incorporated
                  Brothers 20+ Year Treasury Index.
----------------- ----------------------------------------------------------------------------------------------- ------------------



----------------- ----------------------------------------------------------------------------------------------- ------------------

      STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                      PORTFOLIO
       TYPE                                                                                                            ADVISOR/
                                                                                                                     SUB-ADVISOR
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
       BOND       WFVT Total Return Bond (f/k/a WFVT  Corporate  Bond):  seeks total return  consisting of income and capital  appreciation.  The  Portfolio  pursues its objective by investing  principally  in investment-grade debt securities,  which include U.S. Government obligations,  corporate bonds,
                  asset-backed  securities  and  money  market  instruments.  Under  normal  circumstances,   the  Wells Fargo Funds
                  Portfolio will invest at least 80% of its assets in bonds.                                        Management, LLC
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  WFVT Money Market:  seeks high current  income,  while  preserving  capital and liquidity.  The
                  Investment  Advisor  actively  manages a  portfolio  of U.S.  dollar-denominated  high-quality, Wells Fargo Funds
   MONEY MARKET   short-term  money market  instruments.  They also make  certain  other  investments,  including  Management, LLC repurchase agreements.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
  INTER-NATIONAL  AST William Blair  International  Growth (f/k/a AST Janus  Overseas  Growth):  seeks  long-term
     EQUITY       growth of capital.  The  Portfolio  pursues its  objective  primarily  through  investments  in equity  securities  of issuers  located  outside  the United  States.  The  Portfolio  normally invests at least 80% of its total assets in securities of issuers from at least five  different countries,  excluding the United States.  The Portfolio invests primarily in companies selected for their growth  potential.  Securities are generally  selected  without regard to any defined  William Blair &
                  allocation among countries,  geographic regions or industry sectors, or other similar selection  Company, L.L.C.
                  procedure.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
  INTER-NATIONAL  AST American Century  International  Growth:  seeks capital growth.  The Portfolio will seek to
     EQUITY       achieve its investment  objective by investing  primarily in equity securities of international companies  that the  Sub-advisor  believes  will  increase  in value  over time.  Under  normal conditions,  the  Portfolio  will  invest at least 65% of its  assets in equity  securities  of issuers from at least three  countries  outside of the United States.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for  companies  with earnings and revenue growth.  The  Sub-advisor  will  consider  a  number  of other  factors  in  making  investment  American Century
                  selections,  including the prospects for relative  economic  growth among countries or regions,     Investment
                  economic and political  conditions,  expected inflation rates,  currency exchange  fluctuations  Management, Inc.
                  and tax considerations.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  AST PBHG  Small-Cap  Growth:  seeks  capital  growth.  The  Portfolio  pursues its objective by primarily  investing  at  least  80% of the  value  of its  assets  in  the  common  stocks  of small-sized  companies,  whose market  capitalizations are similar to market capitalizations of  Pilgrim Baxter &
 SMALL CAP GROWTH the  companies  in the  Russell  2000(R)Index at the time of the  Portfolio's  investment.  The  Associates, Ltd.
                  Sub-advisor  expects to focus primarily on those  securities  whose market  capitalizations  or annual revenues are less than $1billion at the time of purchase.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  AST DeAM  Small-Cap  Growth:  seeks maximum  growth of  investors'  capital from a portfolio of growth  stocks of  smaller  companies.  The  Portfolio  pursues  its  objective,  under  normal circumstances,  by  primarily  investing  at  least  80%  of its  total  assets  in the  equity
 SMALL CAP GROWTH securities  of  small-sized   companies  included  in  the  Russell  2000  Growth(R)Index.  The   Deutsche Asset
                  Sub-advisor  employs  an  investment  strategy  designed  to  maintain  a  portfolio  of equity  Management, Inc.
                  securities  which  approximates  the market risk of those  stocks  included in the Russell 2000
                  Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 SMALL CAP VALUE  AST Goldman Sachs Small-Cap Value:  seeks long-term  capital  appreciation.  The Portfolio will seek its objective through  investments  primarily in equity securities that are believed to be undervalued in the marketplace.  The Portfolio  primarily seeks companies that are small-sized, based on the value of their  outstanding  stock.  The  Portfolio  will  have a  non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small
                  capitalization  companies.  The 80%  investment requirement  applies at the time the Portfolio    Goldman Sachs
                  invests  its  assets.  The  Portfolio  generally  defines  small  capitalization  companies  as         Asset
                  companies with a capitalization of $5 billion or less.                                               Management
----------------- ----------------------------------------------------------------------------------------------- ------------------



----------------- ----------------------------------------------------------------------------------------------- ------------------
      STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                      PORTFOLIO
       TYPE                                                                                                            ADVISOR/
                                                                                                                     SUB-ADVISOR
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 SMALL CAP VALUE  AST Gabelli Small-Cap Value:  seeks to provide long-term capital growth by investing  primarily in  small-capitalization  stocks  that  appear to be  undervalued.  The  Portfolio  will have a non-fundamental policy to invest, under normal circumstances,  at least 80% of the value of its assets in small capitalization  companies.  The 80% investment  requirement applies at the time the  Portfolio  invests  its assets.  The  Portfolio  generally  defines  small  capitalization companies as those with a capitalization  of $1.5 billion or less.  Reflecting a value approach
                  to  investing,  the Portfolio  will seek the stocks of companies  whose current stock prices do    GAMCO
                  not appear to adequately reflect their underlying value as measured by assets,  earnings,  cash  Investors, Inc.
                  flow or business franchises.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
  MID-CAP GROWTH  AST Goldman Sachs Mid-Cap  Growth (f/k/a AST Janus Mid-Cap  Growth):  seeks  long-term  capital growth.  The  Portfolio  pursues its  investment  objective,  by investing  primarily in equity securities selected for their growth potential,  and normally invests at least 80% of the value of its assets in medium capitalization  companies. For purposes of the Portfolio,  medium-sized companies  are those whose market  capitalizations  (measured at the time of  investment)  fall
                  within the range of  companies  in the  Standard & Poor's  MidCap  400 Index.  The  Sub-advisor    Goldman Sachs
                  seeks  to  identify  individual  companies  with  earnings  growth  potential  that  may not be       Asset
                  recognized by the market at large.                                                                  Management
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  AST Neuberger  Berman Mid-Cap  Growth:  seeks capital growth.  Under normal market  conditions, the Portfolio  primarily invests at least 80% of its net assets in the common stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that
  MID-CAP GROWTH  fall within the range of the Russell Midcap(R)Index,  at the time of investment, are considered  Neuberger Berman mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of  Management Inc.
                  large-cap companies as well as in small-cap  companies.  The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
   MID-CAP VALUE  AST Neuberger Berman Mid-Cap Value: seeks capital growth.  Under normal market conditions,  the
                  Portfolio  primarily  invests at least 80% of its net  assets in the  common  stocks of mid-cap companies.  For purposes of the Portfolio,  companies with equity market  capitalizations  that fall within the range of the Russell  Midcap(R)Index at the time of investment  are  considered mid-cap  companies.  Some of the  Portfolio's  assets  may be  invested  in the  securities  of large-cap  companies as well as in small-cap  companies.  Under the Portfolio's  value-oriented  Neuberger Berman
                  investment  approach,  the Sub-advisor looks for well-managed  companies whose stock prices are   Management Inc.
                  undervalued and that may rise in price before other investors realize their worth.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
      ALL-CAP     AST Alger All-Cap Growth:  seeks long-term  capital growth.  The Portfolio invests primarily in
      GROWTH      equity securities,  such as common or preferred stocks, that are listed on U.S. exchanges or in the  over-the-counter  market.  The Portfolio may invest in the equity  securities of companies
                  of all sizes,  and may emphasize  either  larger or smaller  companies at a given time based on     Fred Alger
                  the Sub-advisor's assessment of particular companies and market conditions.                      Management, Inc.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 LARGE CAP GROWTH AST MFS  Growth:  seeks  long-term  capital  growth  and future  income.  Under  normal  market conditions,  the  Portfolio  invests  at least 80% of its total  assets  in common  stocks  and related securities,  such as preferred stocks,  convertible securities and depositary receipts,
                  of companies that the  Sub-advisor  believes offer better than average  prospects for long-term   Massachusetts
                  growth.  The Sub-advisor seeks to purchase  securities of companies that it considers  well-run Financial Services
                  and  poised  for  growth.  The  Portfolio  may  invest up to 35% of its net  assets in  foreign      Company
                  securities.
----------------- ----------------------------------------------------------------------------------------------- ------------------



----------------- ----------------------------------------------------------------------------------------------- ------------------

      STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                       PORTFOLIO
       TYPE                                                                                                             ADVISOR/
                                                                                                                      SUB-ADVISOR
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 LARGE CAP GROWTH AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and
                  companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor   Marsico Capital
                  then looks for individual  companies with earnings growth  potential that may not be recognized   Management, LLC
                  by the market at large, a "bottom up" stock selection.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a
                  manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a
                  significant  investment  consideration and any income realized on the Portfolio's  investments, therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH objective  by investing  primarily  in equity  securities  of  companies  that the  Sub-advisor    Goldman Sachs
                  believes have  potential to achieve  capital  appreciation  over the  long-term.  The Portfolio       Asset
                  seeks to achieve  its  investment  objective  by  investing,  under  normal  circumstances,  in     Management
                  approximately  30 - 45 companies  that are  considered by the  Sub-advisor to be positioned for long-term growth.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
   REAL ESTATE    AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
     (REIT)       securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal circumstances,  at least 80% of its net assets in  securities  of real  estate  issuers.  Under normal  circumstances,  the Portfolio will invest substantially all of its assets in the equity
                  securities of real estate companies,  i.e., a company that derives at least 50% of its revenues   Cohen & Steers
                  from the ownership,  construction,  financing, management or sale of real estate or that has at      Capital
                  least  50% of its  assets in real  estate.  Real  estate  companies  may  include  real  estate  Management, Inc.
                  investment trusts or REITs.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
                  AST American  Century Income & Growth:  seeks capital growth with current income as a secondary objective.  The Portfolio  invests  primarily in common stocks that offer potential for capital
      GROWTH      growth,  and may,  consistent  with its  investment  objective,  invest  in stocks  that  offer  American Century
       AND        potential for current income.  The  Sub-advisor  utilizes a quantitative  management  technique     Investment
      INCOME      with a goal of building an equity  portfolio  that  provides  better  returns  than the S&P 500  Management, Inc.
                  Index without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P 500 Index.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
  EQUITY INCOME   AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current    INVESCO Funds
                  income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its     Group, Inc.
                  objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                  30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
       BOND       AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of      Pacific
                  capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified     Investment
                  portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of     Management
                  the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the     Company LLC
                  Sub-advisor's forecast for interest rates.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
       BOND       AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation Pacific Investment
                  of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified     Management
                  portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of     Company LLC
                  the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the
                  Sub-advisor's forecast for interest rates.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------


----------------- ----------------------------------------------------------------------------------------------- ------------------
      STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
       TYPE                                                                                                               ADVISOR/
                                                                                                                        SUB-ADVISOR
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
 EMERGING MARKETS Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under   Gartmore Global
                  normal  conditions  by investing at least 80% of its total assets in stocks of companies of any        Asset
                  size based in the world's developing  economies.  Under normal market  conditions,  investments      Management
                  are  maintained  in at least six countries at all times and no more than 35% of total assets in   Trust/Gartmore
                  any single one of them.                                                                               Global
                                                                                                                       Partners
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
      SECTOR      INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally    INVESCO Funds
                  invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of     Group, Inc.
                  companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
----------------- ----------------------------------------------------------------------------------------------- ------------------
----------------- ----------------------------------------------------------------------------------------------- ------------------
      SECTOR      INVESCO Variable Investment Funds - Health Sciences: seeks capital growth. The Portfolio           INVESCO Funds
                  normally invests at least 80% of its net assets in the equity securities  and equity-related         Group, Inc.
                  instruments of companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
----------------- ----------------------------------------------------------------------------------------------- ------------------

WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.



FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.

Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.


Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.


Optional Benefits: If you elect to purchase one or more optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $15,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date but not beyond age 90. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|  Owner: The Owner(s) holds all rights under the Annuity. You may name more
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     than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

|X|  Annuitant: The Annuitant is the person we agree to make annuity payments to
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     and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

|X|  Beneficiary: The Beneficiary is the person(s) or entity you name to receive
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     the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.


MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS? You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

|X| a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;

|X|  a new Annuitant subsequent to the Annuity Date;

|X| for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and |X| a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the WFVT Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in "Auto Saver" or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to
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deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "Auto Saver". Purchase Payments made through Auto Saver may only be allocated to the variable investment options when applied. Auto Saver allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $15,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $15,000.




MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the WFVT Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the WFVT Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
|X| You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.

|X| You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X| Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

          Example

          Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the WFVT Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the
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extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.

|X| Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

|X| Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the WFVT Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:

|X| You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.

|X| Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Market Value Adjustment that would apply.
|X| Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X| Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X| You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above.

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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-680-8920.

A Guarantee Period for a Fixed Allocation begins:
|X| when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X| upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

MVA Formula
The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                         [(1+I) / (1+J+0.0010)]N/12

                                   where:

               I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;



               J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

               N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

|X| You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.

|X|  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).

|X| You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

         MVA Factor =[(1+I)/(I+J+0.0010)]N/12 =[1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.




ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.


CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period. We call this a "Partial Withdrawal." The amount that you may withdraw will equal your Surrender Value as of the date we process the withdrawal request. There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.


Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Account Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.


DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.


You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.




WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.


CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.


Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, contact our Customer Service Team at 1-800-680-8920 or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.


When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
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Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2
- --------
Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.




Option 3
- --------
Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
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Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
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Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
- --------
Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal
- ------
to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X| the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X| the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.


Variable Annuity Payments
We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.



|X|  Variable Payments (Options 1-3)
     -----------------
     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|  Stabilized Variable Payments (Option 5)
     ----------------------------
     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

|X|  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
     ------------------------------------------------------
     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."




Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs before the earlier of the decedent's age 90 or the end of the tenth Annuity Year: The Death Benefit is the greater of:

|X|  The sum of all Purchase Payments less the sum of all withdrawals; and

|X| The sum of your Account Value in the variable investment options and your Interim Value in the Fixed Allocations.

     If death occurs after the earlier of the decedent's age 90 or the tenth Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS

Two optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

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Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.
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Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit
If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above;

     PLUS

2.   40% of your "Growth" under the Annuity, as defined below.

"Growth" means the sum of your Account Value in the variable investment options
 ------
and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your
-------------------------
Account Value that each prior withdrawal represented when withdrawn.


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The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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- ------------------------------------------------------------------------------
The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.


Highest Anniversary Value Death Benefit
If the Annuity has one Owner, the Owner must be age 79 or less at the time Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|  The Death Benefit Target Date is the contract anniversary on or after the
         -------------------------
     80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The Highest Anniversary Value equals the highest of all previous
         -------------------------
     "Anniversary Value" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.

|X|  The Anniversary Value is the Account Value as of each anniversary of the
         ------------------
     Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

|X|  Proportional withdrawals result in a reduction to the Highest Anniversary
     -------------------------
     Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and
2.   the Highest Anniversary Value as of the Owner's date of death.

     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.   the basic Death Benefit described above; and
2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

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The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.
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See Appendix C for examples of how the Highest Anniversary Value Death Benefit is calculated.


Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and Highest Anniversary Value Optional Death Benefit at any time. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge equal to 0.25% per year, respectively, if you elect the Highest Anniversary Value Optional Death Benefit or the Enhanced Beneficiary Protection Optional Death Benefit. If you elect both optional Death Benefits, the total charge is equal to 0.50% per year. We deduct the charge to compensate American Skandia for providing increased insurance protection under the optional Death Benefit. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.


PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:
|X| as a lump sum amount at any time within five (5) years of the date of death; or
|X| as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X| If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X| If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X| the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X| the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X| the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|  no additional Purchase Payments can be applied to the Annuity.
|X| the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X| the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X| upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.
|X| all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit?
Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the WFVT Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus the Annual Maintenance Fee and the charge for any optional benefits. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|  trading on the NYSE is restricted;
|X| an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X| the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefits: If you terminate the Guaranteed Return Option program or either Optional Death Benefit, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge and any optional benefit or program still elected, but not the charge for the optional benefit or program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge and any other optional benefits that you have elected.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:
|X| a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X| an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.   whether the Owner is:
|X| an individual person or persons; or |X| an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X| "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).
|X| "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.


Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

|X|  Distributions made on or after the taxpayer has attained age 591/2;
|X| Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X| Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X| Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X| Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|  Payments under an immediate annuity as defined in the Code;
|X| Distributions under a qualified funding asset under Code Section 130(d); or |X| Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:
|X| First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X| Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);
|X| Then, from any remaining "income on the contract"; and |X| Lastly, from the amount of any "investment in the contract" made after
     August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made
                                           ---
(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:
|X| is part of a properly executed transfer to another IRA or another eligible qualified account;
|X| is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);
|X| is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|  is subsequent to a separation from service after the taxpayer attains age
     55*;
|X| does not exceed the employee's allowable deduction in that tax year for medical care;
|X| is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|  is made pursuant to an IRS levy;
|X| is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X| is made to pay qualified higher education expenses (IRA only); and |X| is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:
|X| the calendar year in which the individual attains age 70 1/2; or |X| the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.


Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:
|X|  any portion of a distribution paid as a Minimum Distribution;
|X|  direct transfers to the trustee of another retirement plan;
|X| distributions from an individual retirement account or individual retirement annuity;
|X| distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X| distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and
|X|  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION


HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.


Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.


WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.

WHAT ARE SEPARATE ACCOUNTS?
The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002, each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.


Service Fees Payable to American Skandia
American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation may be payable based on a percentage of Purchase Payments made, up to a maximum of 1.0%. Ongoing compensation of up to 1.25% per year of the Account Value is also payable. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. Since the Annuity does not deduct a Contingent Deferred Sales Charge upon surrender, no such charge is deducted when calculating Standard Total Returns. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:
|X| calling our Customer Service Team at 1-800-680-8920 or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|  writing to us via regular mail at American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities,
     Attention: Stagecoach Annuity, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X| sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X| accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.


American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.


CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|  American Skandia Life Assurance Corporation
|X| American Skandia Life Assurance Corporation Variable Account B |X| American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|  Current and Effective Yield
|X|  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|  How We Calculate the Market Value Adjustment

General Information
|X|  Voting Rights
|X|  Modification
|X|  Deferral of Transactions
|X|  Misstatement of Age or Sex
|X|  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements

|X|  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA



SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.   On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.
b.   These items are significantly impacted by equity market volatility.
c. For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d. During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.
e. Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

Results of Operations
---------------------

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002            2001           2000
                                                        ----            ----           ----
Commissions and purchase credits                     $   287,612     $   248,187    $   430,743
General operating expenses                               145,438         157,704        214,957
Acquisition costs deferred                              (244,322)       (209,136)      (495,103)
                                                     -----------     -----------    -----------
Underwriting, acquisition and other insurance
     expenses                                        $   188,728     $   196,755    $   150,597
                                                     ===========     ===========    ===========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.


These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.


 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                  Report of Independent Auditors

To the Board of Directors and Shareholder of American Skandia Life Assurance Corporation Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.


/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                  Consolidated Statements of Financial Condition
                                               (in thousands, except share data)

                                                                                As of December 31,
                                                                              ---------------------
                                                                              2002            2001
                                                                              ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                 See notes to consolidated financial statements.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Income
                                                        (in thousands)

                                                                       For the Years Ended December 31,
                                                                      ---------------------------------
                                                                      2002          2001           2000
                                                                      ----          ----           ----
REVENUES
--------
Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------
   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------
EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============


                                 See notes to consolidated financial statements.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                 Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061


Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.




                                 See notes to consolidated financial statements.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Cash Flows
                                                           (in thousands)

                                                                         For the Years Ended December 31,
                                                                         --------------------------------
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========

                                 See notes to consolidated financial statements.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                      Notes to Consolidated Financial Statements
                                                         December 31, 2002
                                                       (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting
          ------------------

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard
          -----------------------

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments
     -----------

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments
     ----------------------

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents
     ----------------

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F.   State Insurance Licenses
          ------------------------

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes
          ------------

          The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits
          --------------------------------------------

          Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

          Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Fee income from mutual fund organizations is recognized when assessed against assets under management.

          Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

          Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

          Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

          Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs
          --------------------------

          The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

          The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                      2002            2001            2000
                                                      ----            ----            ----
          Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
          Acquisition costs deferred during the
               year                                       244,322         209,136         495,103
          Acquisition costs amortized during the
               year                                      (510,059)       (224,047)       (184,616)
                                                    -------------   -------------   -------------
          Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                    =============   =============   =============


          As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

          Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

     J.   Reinsurance
          -----------

          The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

          At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

     K.   Translation of Foreign Currency
          -------------------------------

          The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

                  Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

                  Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     N.   Estimates
          ---------

          The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

     3.   INVESTMENTS

          The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

          Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============


          The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost        Fair Value
                                                          ----        ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

          Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

          The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:


                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $   (384)      $ 51,769
         2001                             $ 49,886         $ 122        $ (4,925)      $ 45,083

          Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:


                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

          During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

          As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

     Security                                                      Fair Value
     --------                                                      ----------
     U.S. Treasury Note, 6.25%, February 2003                           $4,345
     U.S. Treasury Note, 3.00%, November 2003                              183
     Puerto Rico Commonwealth, 4.60%, July 2004                            210
     Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========


6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                        2002          2001
                                                        ----          ----
      Deferred tax assets:
        GAAP to tax reserve differences             $   165,348   $   241,503
        Future fees payable to ASI                       21,475        63,240
        Deferred compensation                            20,603        20,520
        Net operating loss carry forward                147,360        14,372
        Other                                             6,530        17,276
                                                    -----------   -----------
           Total deferred tax assets                    361,316       356,911
                                                    -----------   -----------

      Deferred tax liabilities:
        Deferred acquisition costs, net                (312,933)     (404,758)
        Net unrealized gains on fixed
           maturity securities                           (6,713)       (2,082)
        Other                                            (3,464)       (5,051)
                                                    -----------   -----------
           Total deferred tax liabilities              (323,110)     (411,891)
                                                    -----------   -----------
             Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                    ===========   ===========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                   Lease         Sub-Lease
                                                   -----         ---------
              2003                            $     4,847      $     1,616
              2004                                  5,275            1,773
              2005                                  5,351            1,864
              2006                                  5,328            1,940
              2007                                  5,215            1,788
              2008 and thereafter                  19,629            7,380
                                              -----------      -----------
              Total                           $    45,645      $    16,361
                                              ===========      ===========


     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----
             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                      Lease           Sub-Lease
                                                      -----           ---------
                  2003                          $    1,913         $      426
                  2004                               1,982                455
                  2005                               2,050                500
                  2006                               2,050                533
                  2007                               2,050                222
                  2008 and thereafter                8,789                  0
                                                ----------         ----------
                  Total                         $   18,834         $    2,136
                                                ==========         ==========


10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059


        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047


        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                     Liability as of
                                                      December 31,                    Interest Expense
                                   Interest                                            For the Years
            Note Issue Date          Rate          2002          2001          2002         2001         2000
         ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
         ----------------------    ---------     ----------
         February 18, 1994           7.28%               -             -             -            -          732
         March 28, 1994              7.90%               -             -             -            -          794
         September 30, 1994          9.13%               -             -             -        1,282        1,392
         December 19, 1995           7.52%               -        10,000           520          763          765
         December 20, 1995           7.49%               -        15,000           777        1,139        1,142
         December 22, 1995           7.47%               -         9,000           465          682          684
         June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
         December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                                 ----------    ----------    ---------    ---------    ---------
                                                 ----------    ----------    ---------    ---------    ---------

         Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                                 ==========    ==========    =========    =========    =========

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                                     AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
         (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                          Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

* For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.
*** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

**** For the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under this Annuity. The Unit Prices below reflect the daily charges for each optional benefit offered between November 18, 2002 and December 31, 2002 only.

                             Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - International
Equity (2000)
     With No Optional Benefits
     Unit Price                                           $5.60         7.37          8.90            -            -
     Number of Units                                    256,963      205,255       127,257            -            -
     With One Optional Benefit
     Unit Price                                           $9.83            -             -            -            -
     Number of Units                                      4,125            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Small Cap Growth
(1999)
     With No Optional Benefits
     Unit Price                                           $5.72         9.38         12.58        16.48            -
     Number of Units                                    775,726      900,655       902,955      247,735            -
     With One Optional Benefit
     Unit Price                                           $9.74            -             -            -            -
     Number of Units                                      2,121            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                             Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - International
Equity (2000)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Small Cap Growth
(1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Growth (1994)
     With No Optional Benefits
     Unit Price                                          $13.77        18.83         23.64        27.75        23.37
     Number of Units                                  2,938,967    3,783,815     4,373,354    4,625,477    4,314,842
     With One Optional Benefit
     Unit Price                                           $9.59            -             -            -            -
     Number of Units                                      1,090            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Large Company
Growth (1999)
     With No Optional Benefits
     Unit Price                                           $6.50         9.16         11.75        11.98            -
     Number of Units                                  1,737,225    1,900,437     1,563,551      189,740            -
     With One Optional Benefit
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                      8,608            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.61         8.83          9.56         9.17         9.53
     Number of Units                                  2,835,243    3,705,869     4,442,888    2,826,839    1,148,849
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                        900            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                           $7.46         9.37         10.05         9.96            -
     Number of Units                                  1,361,988    1,019,937       502,986      136,006            -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                    196,720            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                     10,707            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                         91            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Growth (1994)
     With No Optional Benefits
     Unit Price                                           18.40        15.90        13.18       10.34           -
     Number of Units                                  3,907,919    2,096,545      823,247     204,067           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Large Company
Growth (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With All Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Asset Allocation
(1994)
     With No Optional Benefits
     Unit Price                                          $17.43        20.28         22.11        22.20        20.59
     Number of Units                                  8,336,977   10,328,629    11,237,827   10,783,373    7,584,157
     With One Optional Benefit
     Unit Price                                           $9.82            -             -            -            -
     Number of Units                                      2,641            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Total Return Bond 1
(1999)
     With No Optional Benefits
     Unit Price                                          $12.16        11.44         10.81         9.94            -
     Number of Units                                  2,451,502    2,978,591     3,634,317    3,758,299            -
     With One Optional Benefit
     Unit Price                                          $10.21            -             -            -            -
     Number of Units                                         74            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Money Market (1994)
     With No Optional Benefits
     Unit Price                                          $12.82        12.84         12.55        12.04        11.68
     Number of Units                                  5,391,441    5,952,104     3,440,514    3,500,017    2,250,003
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST William Blair International Growth 2 (1997)
     With No Optional Benefits
     Unit Price                                           $9.92        13.54         17.96        24.16        13.41
     Number of Units                                 29,062,215   40,507,419    57,327,711   61,117,418   43,711,763
     With One Optional Benefit
     Unit Price                                           $9.72            -             -            -            -
     Number of Units                                    835,523            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.72            -             -            -            -
     Number of Units                                     78,368            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                      5,178            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Asset Allocation
(1994)
     With No Optional Benefits
     Unit Price                                          16.67        13.99        12.73       10.01           -
     Number of Units                                 5,186,216    3,700,609    1,991,150     743,176           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Total Return Bond 1
(1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Money Market (1994)
     With No Optional Benefits
     Unit Price                                          11.31        10.92        10.58       10.18           -
     Number of Units                                 1,304,834    1,157,342      521,291     144,050           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST William Blair International Growth 2 (1997)
     With No Optional Benefits
     Unit Price                                          11.70            -            -           -           -
     Number of Units                                21,405,891            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.20        12.85         17.92        21.66        13.30
     Number of Units                                 31,813,722   37,487,425    17,007,352    6,855,601    5,670,336
     With One Optional Benefit
     Unit Price                                           $8.52            -             -            -            -
     Number of Units                                  2,252,674            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.69            -             -            -            -
     Number of Units                                    116,123            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.69            -             -            -            -
     Number of Units                                      1,896            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PBHG Small-Cap Growth 4 (1994)
     With No Optional Benefits
     Unit Price                                          $12.83        19.84         21.51        42.08        17.64
     Number of Units                                 17,093,250   23,048,821    25,535,093   32,134,969   15,003,001
     With One Optional Benefit
     Unit Price                                           $6.92            -             -            -            -
     Number of Units                                  1,970,250            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.48            -             -            -            -
     Number of Units                                     47,261            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.47            -             -            -            -
     Number of Units                                      6,595            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Small-Cap Growth 5 (1999)
     With No Optional Benefits
     Unit Price                                           $6.13         8.46         11.98        15.37            -
     Number of Units                                 44,042,514   60,703,791    63,621,279   53,349,003            -
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                    639,695            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                     12,122            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                      1,728            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Small-Cap Value 6 (1998)
     With No Optional Benefits
     Unit Price                                          $13.72        15.12         13.95        10.57         9.85
     Number of Units                                 20,004,839   26,220,860    15,193,053    6,597,544    4,081,870
     With One Optional Benefit
     Unit Price                                           $9.26            -             -            -            -
     Number of Units                                  1,492,775            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.09            -             -            -            -
     Number of Units                                        624            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          11.35            -            -           -           -
     Number of Units                                 2,857,188            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 4 (1994)
     With No Optional Benefits
     Unit Price                                          17.28        16.54        13.97       10.69           -
     Number of Units                                14,662,728   12,282,211    6,076,373   2,575,105           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 5 (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 6 (1998)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Gabelli Small-Cap Value 7 (1997)
     With No Optional Benefits
     Unit Price                                          $12.58        14.08         13.35        11.11        11.20
     Number of Units                                 32,549,396   35,483,530    23,298,524   21,340,168   24,700,211
     With One Optional Benefit
     Unit Price                                           $9.30            -             -            -            -
     Number of Units                                  6,141,523            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                    209,790            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                     17,411            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Mid-Cap Growth 8 (2000)
     With No Optional Benefits
     Unit Price                                           $2.78         3.88          6.58            -            -
     Number of Units                                 16,748,577   17,045,776     9,426,102            -            -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -
     Number of Units                                  1,273,118            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.87            -             -            -            -
     Number of Units                                     66,279            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.87            -             -            -            -
     Number of Units                                      2,488            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Neuberger Berman Mid-Cap Growth 9 (1994)
     With No Optional Benefits
     Unit Price                                          $12.86        18.95         25.90        28.58        19.15
     Number of Units                                 19,674,777   25,717,164    26,517,850   13,460,525   13,389,289
     With One Optional Benefit
     Unit Price                                           $7.41            -             -            -            -
     Number of Units                                  2,175,250            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                     44,760            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                      1,311            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Neuberger Berman Mid-Cap Value 10 (1993)
     With No Optional Benefits
     Unit Price                                          $17.78        20.16         21.09        16.78        16.10
     Number of Units                                 37,524,187   47,298,313    44,558,699   37,864,586   16,410,121
     With One Optional Benefit
     Unit Price                                           $8.96            -             -            -            -
     Number of Units                                  5,118,558            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.98            -             -            -            -
     Number of Units                                    163,415            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                     10,745            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 7 (1997)
     With No Optional Benefits
     Unit Price                                          12.70            -            -           -           -
     Number of Units                                14,612,510            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 8 (2000)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 9 (1994)
     With No Optional Benefits
     Unit Price                                          16.10        13.99        12.20        9.94           -
     Number of Units                                11,293,799    9,563,858    3,658,836     301,267           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 10 (1993)
     With No Optional Benefits
     Unit Price                                          16.72        13.41        12.20        9.81       10.69
     Number of Units                                11,745,440    9,062,152    8,642,186   7,177,232   5,390,887
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.51         5.54          6.74            -            -
     Number of Units                                 85,441,507  125,442,916    28,229,631            -            -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -
     Number of Units                                    658,419            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                      6,409            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                      3,466            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -
     Number of Units                                  2,930,432            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.47            -             -            -            -
     Number of Units                                    134,574            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.46            -             -            -            -
     Number of Units                                      2,437            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.44        13.74         17.81        21.06        14.00
     Number of Units                                 81,046,482   85,895,802    94,627,691   78,684,943   40,757,449
     With One Optional Benefit
     Unit Price                                           $8.32            -             -            -            -
     Number of Units                                 10,144,317            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                    457,013            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                     30,465            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Concentrated Growth 11 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                  1,349,939            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.46            -             -            -            -
     Number of Units                                     41,632            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          10.03            -            -           -           -
     Number of Units                                   714,309            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 11 (1992)
     With No Optional Benefits
     Unit Price                                          23.83        18.79        14.85       10.91       11.59
     Number of Units                                62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                      Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $10.67        10.54         10.39         8.35         8.28
     Number of Units                                 14,017,528   12,268,426    11,891,188    6,224,365    3,771,461
     With One Optional Benefit
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                  1,563,489            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.33            -             -            -            -
     Number of Units                                     41,098            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.32            -             -            -            -
     Number of Units                                      6,429            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century Income & Growth 12 (1997)
     With No Optional Benefits
     Unit Price                                          $10.16        12.86         14.24        16.19        13.35
     Number of Units                                 22,410,834   27,386,278    32,388,202   21,361,995   13,845,190
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                  1,751,136            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.89            -             -            -            -
     Number of Units                                     36,829            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.89            -             -            -            -
     Number of Units                                      8,874            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST INVESCO Capital Income 13 (1994)
     With No Optional Benefits
     Unit Price                                          $16.14        19.84         22.01        21.31        19.34
     Number of Units                                 37,055,825   48,595,962    50,171,495   46,660,160   40,994,187
     With One Optional Benefit
     Unit Price                                           $8.34            -             -            -            -
     Number of Units                                  2,110,071            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.90            -             -            -            -
     Number of Units                                     30,714            -             -            -            -
     With All Optional Benefits
     Unit Price                                            9.90            -             -            -            -
     Number of Units                                      5,934            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $16.65        15.46         14.40        13.09        13.43
     Number of Units                                113,007,310   99,028,465    82,545,240   73,530,507   64,224,618
     With One Optional Benefit
     Unit Price                                          $10.57            -             -            -            -
     Number of Units                                 20,544,075            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.17            -             -            -            -
     Number of Units                                    604,147            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.17            -             -            -            -
     Number of Units                                     36,236            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                      Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 12 (1997)
     With No Optional Benefits
     Unit Price                                          12.06            -            -           -           -
     Number of Units                                 9,523,815            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 13 (1994)
     With No Optional Benefits
     Unit Price                                          17.31        14.23        12.33        9.61           -
     Number of Units                                33,420,274   23,592,226   13,883,712   6,633,333           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          12.44        11.48        11.26        9.61           -
     Number of Units                                44,098,036   29,921,643   19,061,840   4,577,708           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                                 Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $14.26        13.61         12.79        11.96        11.73
     Number of Units                                 61,707,894   42,410,807    31,046,956   32,560,943   28,863,932
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -
     Number of Units                                 11,274,642            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                    215,314            -             -            -            -
     With All Optional Benefits
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                     80,547            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $5.79         6.50          7.09        10.06         6.19
     Number of Units                                 10,957,884   14,095,135    12,899,472   12,060,036   10,534,383
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -
     Number of Units                                    283,466            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.93            -             -            -            -
     Number of Units                                     21,816            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.93            -             -            -            -
     Number of Units                                        442            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -
     Number of Units                                    293,307            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
     With All Optional Benefits
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.37        12.58         14.59        11.34            -
     Number of Units                                 11,475,199   17,419,141    19,381,405      786,518            -
     With One Optional Benefit
     Unit Price                                           $8.00            -             -            -            -
     Number of Units                                    475,873            -             -            -            -
     With Any Two Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                      5,444            -             -            -            -
     With All Optional Benefits
     Unit Price                                           $9.51            -             -            -            -
     Number of Units                                        140            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------


                                                 Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          11.26        10.62        10.37           -           -
     Number of Units                                25,008,310   18,894,375   15,058,644           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                          10.05        10.25            -           -           -
     Number of Units                                10,371,104    2,360,940            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With Any Two Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
     With All Optional Benefits
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

1. Effective May 1, 2003, the WFVT Corporate Bond portfolio changed its name to WFVT Total Return Bond portfolio. This name change was made in conjunction with a change in investment strategy.
2. Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."
3. This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II.
4. Effective September 17, 2001, Pilgrim Baxter & Associates, Ltd. became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
5. Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
6. Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
7. Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."
8. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."
9. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
10. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
11. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
12. Effective May 3, 1999, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."
13. Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS


Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

           Growth =               Account Value of variable             minus         Purchase Payments - proportional
                               investment options plus Interim
                                Value of Fixed Allocations (no
                                         MVA applies)                                           withdrawals

Example with market increase
Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $75,000 - [$50,000 - $0]
                  =        $25,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death
          Benefit = 40% of Growth
                  =        $25,000 * 0.40
                  =        $10,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary
          Protection Optional Death Benefit
                  =        $85,000

Examples with market decline
Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

         Growth   =        $45,000 - [$50,000 - $0]
                  =        $-5,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  NO BENEFIT IS PAYABLE

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $50,000

In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Example with market increase and withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth   =        $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                  =        $90,000 - [$50,000 - $10,000]
                  =        $90,000 - $40,000
                  =        $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                  =        $50,000 * 0.40
                  =        $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                  =        $110,000

Examples of Highest Anniversary Value Death Benefit Calculation
The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase and death before Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

Example with withdrawals
Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5th anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

Highest                             Anniversary Value = $90,000 - [$90,000 * $15,000/$75,000] = $90,000 - $18,000
                                    = $72,000

Basic Death Benefit                 = $80,000 - [$80,000 * $15,000/$75,000]
                                    = $80,000 - $16,000
                                    = $64,000

Example with death after Death Benefit Target Date
Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

Highest Anniversary Value  = $80,000 + $15,000 - [$80,000 * $5,000/$70,000]
                                    = $80,000 + $15,000 - $5,714
                                    = $100,714

Basic Death Benefit                 = $75,000

                       APPENDIX D - PERFORMANCE ADVANTAGE


AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

================================================================================
American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and April 30, 2001. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
================================================================================

GLOSSARY OF TERMS

When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X| You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

|X| You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
                                                             ----

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
                 -----

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples
1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 ===================================================================================================================================
 The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target
 Value Credit, any investment gain on the Target Value Credit will not be taken back.
 1.       If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
 2.       If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
 3.       If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:
 |X|      within 12 months after the date a Target Value Credit was allocated to your Account Value; or
 |X|      within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.
 Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
 ===================================================================================================================================

              APPENDIX E - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER


================================================================================
American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
================================================================================



--------------------------------------------------------------------------------
The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.
--------------------------------------------------------------------------------

The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

|X| If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM)rider if you die within 24 months of its effective date.

|X| If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X| If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

|X| If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

|X| If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

|X| If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X| On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT
The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM)rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we --- issue to you under which you have elected the Plus40(TM)rider or similar life insurance coverage.

|X| The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

|X| The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                           Attained Age Percentage of
                                                Account Value
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 40-75                       .80%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 76-80                       1.60%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 81-85                       3.20%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 86-90                       4.80%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 91                         6.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 92                         7.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 93                         8.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 94                         9.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 95                        10.50%
          ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

|X| If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

|X| If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM)rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM)rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.


We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX F - DESCRIPTION AND CALCULATION OF THE ENHANCED BENEFICIARY PROTECTION
         OPTIONAL DEATH BENEFIT AND THE GUARANTEED MINIMUM DEATH BENEFIT

If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:


Enhanced Beneficiary Protection Optional Death Benefit

The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

Calculation of Enhanced Beneficiary Protection Optional Death Benefit If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.       the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the Annuity's basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn.

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The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.
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Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.
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NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Guaranteed Minimum Death Benefit

If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X| The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X| The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X| The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X| A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:
     1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
     2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
     3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

          The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

          If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.   on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the Annuity Date;
3.   if you surrender your Annuity; and
4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.


ADDITIONAL CALCULATIONS
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Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit =  $50,000 + $0 = $50,000

         In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional
         Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

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     PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS WFVASL-PROS (05/2003).
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                                            (print your name)



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                                               (address)



                         -------------------------------------------------------
                                          (city/state/zip code)

Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                         AMERICAN SKANDIA
ASSURANCE CORPORATION                                  MARKETING, INCORPORATED
One Corporate Drive                                        One Corporate Drive
Shelton, Connecticut 06484                          Shelton, Connecticut 06484
Telephone: 1-800-766-4530                              Telephone: 203-926-1888
http://www.americanskandia.com                  http://www.americanskandia.com



                               MAILING ADDRESSES:


                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040



                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.


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                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
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- --------------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------

                                          Management        Other         12b-1 Fees     Total Annual     Fee Waivers     Net Annual
         UNDERLYING PORTFOLIO                Fees          Expenses                        Portfolio      and Expense     Portfolio
                                                                                           Operating     Reimburse-ment   Operating
                                                                                           Expenses                        Expenses
- --------------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------
- --------------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------
Gartmore Variable Investment Trust:
  GVIT Developing Markets                    1.15%          0.24%            0.25%            1.64%            N/A            1.64%
- --------------------------------------- --------------- --------------- --------------- ---------------- --------------- ---------


ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


WHO IS AMERICAN SKANDIA?
The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.


GUARANTEED RETURN OPTION PlusSM (GRO PlusSM)

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The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.
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We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value
The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

|X| Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

|X| Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect. If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity
Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit: o The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000). o The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).


Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1: o the base guarantee amount is first reduced by the Remaining Limit (from $240,000 to $237,500); o The result is then further reduced by the ratio of A to B, where:

o A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500). o B is the Account Value less the Remaining Limit ($180,000 - $2,500, or $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79. o The Remaining Limit is set to zero (0) for the balance of the first Annuity Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit: o The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79). o The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value
In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed
                          ----
Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

|X| If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

|X| If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).


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If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).
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Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program
The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO PlusSM may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program
The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.



Special Considerations under the Guaranteed Return Option Plus
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X| Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
|X| Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program
We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.


ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) - (10/13/2003) 92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004


This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.


AST Strong International Equity portfolio
Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.


ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes American Skandia LifeVest(R)Premier, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("American Skandia", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 58. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. In particular, please refer to Appendix D for a description of certain provisions that apply to Annuities sold to New York residents. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

================================================================================
American Skandia offers several different annuities which your investment professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.
================================================================================

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers one or more death benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 701/2.

When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your investment professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

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These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value.
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.
                  FOR FURTHER INFORMATION CALL 1-800-766-4530.
Prospectus Dated: May 1, 2003                Statement of Additional Information
                                                              Dated: May 1, 2003
FUSI ASL-PROS- (05/2003)                                            FUSI ASLPROS

  PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

|X| This Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.
|X| This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.
|X| The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options. The variable investment options, each a Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, Montgomery Variable Series, Wells Fargo Variable Trust, Rydex Variable Trust, INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust, ProFunds VP, First Defined Portfolio Fund LLC and The Prudential Series Fund, Inc.
|X| During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed or variable basis.
|X|  This Annuity offers a basic Death Benefit.
|X| There is no Contingent Deferred Sales Charge on surrenders or withdrawals. You can withdraw Account Value from your Annuity free of any charges.
|X| Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.


HOW DO I PURCHASE THIS ANNUITY?
We sell the Annuity through licensed, registered investment professionals. You must complete an application and submit a minimum initial purchase payment of $15,000. We may allow you to make a lower initial purchase payment provided you establish a bank drafting program under which purchase payments received in the first Annuity Year total at least $15,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date or for persons under age 90.

                                TABLE OF CONTENTS

GLOSSARY OF TERMS..................................................................................................................5


SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................6


EXPENSE EXAMPLES..................................................................................................................10


INVESTMENT OPTIONS................................................................................................................11

   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.............................................................11
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................................................27

FEES AND CHARGES..................................................................................................................27

   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................................................27
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................28
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...................................................................................28
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................28
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?......................................................................28
   EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES......................................................................................29

PURCHASING YOUR ANNUITY...........................................................................................................29

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................29

MANAGING YOUR ANNUITY.............................................................................................................30

   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................................................30
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................30
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................30
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................30
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................30

MANAGING YOUR ACCOUNT VALUE.......................................................................................................31

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................31
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................31
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................32
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................................................32
   DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?............................................32
   MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?...............................................................34
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................35
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................35
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................35
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................36

ACCESS TO ACCOUNT VALUE...........................................................................................................37

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................37
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................37
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................37
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................37
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?.......................................37
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................38
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................38
   WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?...................................................................................38
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................39
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................39

DEATH BENEFIT.....................................................................................................................41

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................41
   Basic Death Benefit............................................................................................................41
   OPTIONAL DEATH BENEFITS........................................................................................................41
   PAYMENT OF DEATH BENEFITS......................................................................................................43

VALUING YOUR INVESTMENT...........................................................................................................45

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................45
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................45
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................45
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................45
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................46
   WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?..................................................47

TAX CONSIDERATIONS................................................................................................................47

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................47
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................................................47
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................47
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................47
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
     CONTRACTS?...................................................................................................................49
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................50
   GENERAL TAX CONSIDERATIONS.....................................................................................................51

GENERAL INFORMATION...............................................................................................................52

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................52
   WHO IS AMERICAN SKANDIA?.......................................................................................................52
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................53
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................54
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................55
   AVAILABLE INFORMATION..........................................................................................................56
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................57
   HOW TO CONTACT US..............................................................................................................57
   INDEMNIFICATION................................................................................................................57
   LEGAL PROCEEDINGS..............................................................................................................57
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................58

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1


AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..........................................11


APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1


APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS................................................................................1


APPENDIX D - SALE OF CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK...............................................................1


APPENDIX E - PERFORMANCE ADVANTAGE.................................................................................................1


APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER...............................................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Annual Maintenance Fee. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuitization: The application of Account Value to one of the available annuity options for the Annuitant to begin receiving periodic payments for life, for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

Annuity Date: The date you choose for annuity payments to commence. A maximum Annuity Date may apply.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day other than the Maturity Date of such Fixed Allocation.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge and the charge for any optional benefits. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The fees and charges that are assessed against the Annuity include the Transfer Fee and Annual Maintenance Fee. The charges that are assessed against the variable investment options are the Insurance Charge, which is the combination of a mortality and expense risk charge, a charge for administration of the Annuity, and any charge for the Guaranteed Return Option if elected. Each underlying mutual fund portfolio assesses a charge for investment management, other expenses and with some mutual funds, a 12b-1 charge. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds. Tax charges may vary by state and in certain states a premium tax charge may be applicable. All of these fees and charges are described in more detail within this Prospectus.

The following table provides a summary of the fees and charges you will incur if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

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                                                 YOUR TRANSACTION FEES AND CHARGES
- ----------------------------------------------------------------------------------------------------------------------------------
                                                    (assessed against the Annuity)
- ----------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------- -----------------------------------------------------------------------------------------
              FEE/CHARGE                                                        Amount Deducted
- ---------------------------------------- -----------------------------------------------------------------------------------------
- ---------------------------------------- -----------------------------------------------------------------------------------------
Contingent Deferred Sales Charge         There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal.
- ---------------------------------------- -----------------------------------------------------------------------------------------
- ----------------------------------------
Transfer Fee                                                                         $10.00
                                                              (Deducted after the 20th transfer each Annuity Year)
- ---------------------------------------- -----------------------------------------------------------------------------------------

The following table provides a summary of the periodic fees and charges you will incur while you own the Annuity, excluding the underlying mutual fund Portfolio annual expenses. These fees and charges are described in more detail within this Prospectus.

- ----------------------------------------------------------------------------------------------------------------------------------
                                                  YOUR PERIODIC FEES AND CHARGES
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL FEES/CHARGES ASSESSED AGAINT THE ANNUITY
- ----------------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------- ------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
- --------------------------------------------------------------------- ------------------------------------------------------------
- --------------------------------------------------------------------- ------------------------------------------------------------
Annual Maintenance Fee                                                              Smaller of $30 or 2% of Account Value
                                                                        (Assessed annually on the Annuity's anniversary date or upon surrender)
- --------------------------------------------------------------------- ------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                               ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS*
                                 (as a percentage of the average daily net assets of the Sub-accounts)
- --------------------------------------------------------------------- ------------------------------------------------------------
                             FEE/CHARGE                                                        Amount Deducted
- --------------------------------------------------------------------- ------------------------------------------------------------
Mortality & Expense Risk Charge                                                                     1.25%
- --------------------------------------------------------------------- ------------------------------------------------------------
Administration Charge                                                                               0.15%
- --------------------------------------------------------------------- ------------------------------------------------------------
- --------------------------------------------------------------------- ------------------------------------------------------------
Total Annual Charges of the Sub-accounts**                                     1.40% per year of the value of each Sub-account
- --------------------------------------------------------------------- ------------------------------------------------------------

* These charges are deducted daily and apply to Variable Investment Options only.
** The combination of the Mortality and Expense Risk Charges and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus.

The following table provides a summary of the fees and charges you will incur if you elect the following optional benefit. These fees and charges are described in more detail within this Prospectus.

- ----------------------------------------------------------------------------------------------------------------------------------
                                              YOUR OPTIONAL BENEFIT FEES AND CHARGES
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------- ----------------------- ----------------
                                    Optional Benefit                                Optional Benefit Fee/   Total Annual Charge*
                                                                                            Charge
- ----------------------------------------------------------------------------------------- ----------------------- ----------------
- ----------------------------------------------------------------------------------------- ----------------------- ----------------
GUARANTEED RETURN OPTION                                                                                                  1.65%
We offer a program  that  guarantees  a "return of  premium"  at a future  date,  while      0.25% of average
allowing you to allocate all or a portion of your Account Value to the  Sub-accounts of    daily net assets of
your choice.                                                                                 the Sub-accounts
- ----------------------------------------------------------------------------------------- ----------------------- ----------------
- ----------------------------------------------------------------------------------------------------------------------------------

Please refer to the section of the Prospectus that describes each optional benefit for a complete description of the benefit, including any restrictions or limitations that may apply.
- ----------------------------------------------------------------------------------------------------------------------------------
* The Total Annual Charge includes the Insurance Charge assessed against the Annuity.

The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds
("Portfolios") as of December 31, 2002. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

- ----------------------------------------------------------------------------------------------------------------------------------
                                             Total Annual Portfolio Operating Expenses
- ----------------------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------- -------------------------------------------- --------------------------------------
                                                                 Minimum                                      Maximum
- ---------------------------------------------- -------------------------------------------- --------------------------------------
- ---------------------------------------------- -------------------------------------------- --------------------------------------
Total Portfolio Operating Expense                                0.14% *                                       3.14%
- ---------------------------------------------- -------------------------------------------- --------------------------------------

* The minimum total annual portfolio operating expenses are those of a Portfolio that may invest in mutual funds, which also charge their own operating expenses. Thus, the total annual portfolio operating expenses may be higher than indicated.


The following are the investment management fees, other expenses, 12b-1 fees (if applicable), and the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2002, except as noted. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. The "Net Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees, net of any fee waivers and expense reimbursements. The following expenses are deducted by the underlying Portfolio before it provides American Skandia with the daily net asset value. Any footnotes about expenses appear after the list of all the Portfolios. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

- ----------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
- ----------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
American Skandia Trust: 1
  AST Strong International Equity                     0.88%          0.21%          0.12%         1.21%         0.00%        1.21%
  AST William Blair International Growth              1.00%          0.23%          0.10%         1.33%         0.10%        1.23%
  AST American Century International Growth           1.00%          0.25%          0.00%         1.25%         0.00%        1.25%
  AST DeAM International Equity                       1.00%          0.44%          0.00%         1.44%         0.15%        1.29%
  AST MFS Global Equity                               1.00%          0.41%          0.00%         1.41%         0.00%        1.41%
  AST PBHG Small-Cap Growth                           0.90%          0.22%          0.11%         1.23%         0.00%        1.23%
  AST DeAM Small-Cap Growth                           0.95%          0.20%          0.00%         1.15%         0.15%        1.00%
  AST Federated Aggressive Growth                     0.95%          0.43%          0.00%         1.38%         0.03%        1.35%
  AST Goldman Sachs Small-Cap Value                   0.95%          0.21%          0.11%         1.27%         0.00%        1.27%
  AST Gabelli Small-Cap Value                         0.90%          0.19%          0.01%         1.10%         0.00%        1.10%
  AST DeAM Small-Cap Value                            0.95%          0.53%          0.00%         1.48%         0.33%        1.15%
  AST Goldman Sachs Mid-Cap Growth                    1.00%          0.26%          0.07%         1.33%         0.10%        1.23%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.20%          0.06%         1.16%         0.00%        1.16%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.17%          0.09%         1.16%         0.00%        1.16%
  AST Alger All-Cap Growth                            0.95%          0.19%          0.15%         1.29%         0.00%        1.29%
  AST Gabelli All-Cap Value                           0.95%          0.24%          0.00%         1.19%         0.00%        1.19%
  AST T. Rowe Price Natural Resources                 0.90%          0.23%          0.03%         1.16%         0.00%        1.16%
  AST Alliance Growth                                 0.90%          0.20%          0.03%         1.13%         0.00%        1.13%
  AST MFS Growth                                      0.90%          0.18%          0.10%         1.18%         0.00%        1.18%
  AST Marsico Capital Growth                          0.90%          0.16%          0.04%         1.10%         0.01%        1.09%
  AST Goldman Sachs Concentrated Growth               0.90%          0.15%          0.04%         1.09%         0.06%        1.03%
  AST DeAM Large-Cap Growth                           0.85%          0.23%          0.00%         1.08%         0.10%        0.98%
  AST DeAM Large-Cap Value                            0.85%          0.24%          0.04%         1.13%         0.10%        1.03%
  AST Alliance/Bernstein Growth + Value               0.90%          0.23%          0.00%         1.13%         0.00%        1.13%
  AST Sanford Bernstein Core Value                    0.75%          0.25%          0.00%         1.00%         0.00%        1.00%
  AST Cohen & Steers Realty                           1.00%          0.23%          0.03%         1.26%         0.00%        1.26%
  AST Sanford Bernstein Managed Index 500             0.60%          0.16%          0.08%         0.84%         0.00%        0.84%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%         0.00%        0.98%
  AST Alliance Growth and Income                      0.75%          0.15%          0.08%         0.98%         0.02%        0.96%
  AST MFS Growth with Income                          0.90%          0.28%          0.01%         1.19%         0.00%        1.19%
  AST INVESCO Capital Income                          0.75%          0.17%          0.03%         0.95%         0.00%        0.95%
  AST DeAM Global Allocation                          0.10%          0.04%          0.00%         0.14%         0.00%        0.14%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%         0.00%        1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.26%          0.00%         1.11%         0.00%        1.11%
  AST T. Rowe Price Global Bond                       0.80%          0.26%          0.00%         1.06%         0.00%        1.06%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%         0.00%        0.94%
  AST Lord Abbett Bond-Debenture                      0.80%          0.24%          0.00%         1.04%         0.00%        1.04%
  AST DeAM Bond                                       0.85%          0.23%          0.00%         1.08%         0.15%        0.93%
  AST PIMCO Total Return Bond                         0.65%          0.15%          0.00%         0.80%         0.02%        0.78%
  AST PIMCO Limited Maturity Bond                     0.65%          0.18%          0.00%         0.83%         0.00%        0.83%
  AST Money Market                                    0.50%          0.13%          0.00%         0.63%         0.05%        0.58%

Montgomery Variable Series:
  Emerging Markets                                    1.25%          0.43%           0.00%         1.68%        0.00%        1.68%

Wells Fargo Variable Trust:
  Equity Value                                        0.55%          0.48%          0.25%         1.28%         0.28%        1.00%
  Equity Income                                       0.55%          0.30%          0.25%         1.10%         0.10%        1.00%

Rydex Variable Trust:
  Nova                                                 0.75%         0.97%           0.00%         1.72%         0.00%        1.72%
  Ursa                                                 0.90%         0.89%           0.00%         1.79%         0.00%        1.79%
  OTC                                                  0.75%         0.99%           0.00%         1.74%         0.00%        1.74%
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------

- ----------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
- ----------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Portfolio
                                                                                                 Expenses    Expense       Operating
                                                                                                             Reimburse-mentExpenses
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------
INVESCO Variable Investment Funds, Inc.:
  Dynamics                                             0.75%         0.37%           0.00%         1.12%         0.00%        1.12%
  Technology                                           0.75%         0.36%           0.00%         1.11%         0.00%        1.11%
  Health Sciences                                      0.75%         0.32%           0.00%         1.07%         0.00%        1.07%
  Financial Services                                   0.75%         0.34%           0.00%         1.09%         0.00%        1.09%
  Telecommunications                                   0.75%         0.47%           0.00%         1.22%         0.00%        1.22%

Evergreen Variable Annuity Trust:
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%

Evergreen Variable Annuity Trust:
  International Growth                                 0.66%         0.73%           0.00%         1.39%         0.39%        1.00%
  Global Leaders                                       0.87%         0.31%           0.00%         1.18%         0.18%        1.00%
  Special Equity                                       0.92%         0.26%           0.00%         1.18%         0.15%        1.03%
  Omega                                                0.52%         0.18%           0.00%         0.70%         0.00%        0.70%
  Capital Growth                                       0.80%         0.22%           0.00%         1.02%         0.00%        1.02%
  Blue Chip                                            0.61%         0.61%           0.00%         1.22%         0.24%        0.98%
  Equity Index                                         0.32%         0.35%           0.00%         0.67%         0.37%        0.30%
  Foundation                                           0.75%         0.16%           0.00%         0.91%         0.00%        0.91%

ProFund VP:
  Europe 30                                            0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Asia 30                                              0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Japan                                                0.75%         1.06%           0.25%         2.06%         0.08%        1.98%
  Banks                                                0.75%         1.11%           0.25%         2.11%         0.13%        1.98%
  Basic Materials                                      0.75%         1.21%           0.25%         2.21%         0.23%        1.98%
  Biotechnology                                        0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Consumer Cyclical                                    0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Consumer Non-Cyclical                                0.75%         1.10%           0.25%         2.10%         0.12%        1.98%
  Energy                                               0.75%         1.16%           0.25%         2.16%         0.18%        1.98%
  Financial                                            0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Healthcare                                           0.75%         1.14%           0.25%         2.14%         0.16%        1.98%
  Industrial                                           0.75%         1.65%           0.25%         2.65%         0.67%        1.98%
  Internet                                             0.75%         1.04%           0.25%         2.04%         0.06%        1.98%
  Pharmaceuticals                                      0.75%         1.12%           0.25%         2.12%         0.14%        1.98%
  Precious Metals                                      0.75%         0.98%           0.25%         1.98%          N/A         1.98%
  Real Estate                                          0.75%         1.13%           0.25%         2.13%         0.15%        1.98%
  Semiconductor                                        0.75%         1.33%           0.25%         2.33%         0.35%        1.98%
  Technology                                           0.75%         1.27%           0.25%         2.27%         0.29%        1.98%
  Telecommunications                                   0.75%         1.19%           0.25%         2.19%         0.21%        1.98%
  Utilities                                            0.75%         1.17%           0.25%         2.17%         0.19%        1.98%
  Bull                                                 0.75%         0.91%           0.25%         1.91%          N/A         1.91%
  Bear                                                 0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  UltraBull 2                                          0.75%         1.12%           0.25%         2.12%         0.27%        1.85%
  OTC                                                  0.75%         1.03%           0.25%         2.03%         0.05%        1.98%
  Short OTC                                            0.75%         0.96%           0.25%         1.96%          N/A         1.96%
  UltraOTC                                             0.75%         1.08%           0.25%         2.08%         0.13%        1.95%
  Mid-Cap Value                                        0.75%         1.25%           0.25%         2.25%         0.27%        1.98%
  Mid-Cap Growth                                       0.75%         1.22%           0.25%         2.22%         0.24%        1.98%
  UltraMid-Cap                                         0.75%         1.36%           0.25%         2.36%         0.38%        1.98%
  Small-Cap Value                                      0.75%         1.45%           0.25%         2.45%         0.47%        1.98%
  Small-Cap Growth                                     0.75%         1.20%           0.25%         2.20%         0.22%        1.98%
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------

- ----------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                               (as a percentage of the average net assets of the underlying Portfolios)
- ----------------------------------------------------------------------------------------------------------------------------------
  UltraSmall-Cap                                       0.75%         1.15%           0.25%         2.15%         0.17%        1.98%
  U.S. Government Plus                                 0.50%         0.96%           0.25%         1.71%          N/A         1.71%
  Rising Rates Opportunity                             0.75%         1.13%           0.25%         2.13%         0.15%        1.98%

First Defined Portfolio Fund LLC:
  First Trust(R)10 Uncommon Values                     0.60%          2.29%          0.25%         3.14%         1.95%        1.37%

The Prudential Series Fund, Inc.:
SP Jennison International Growth                      0.85%          0.70%          0.25%         1.80%         0.16%        1.64%
- ------------------------------------------------- --------------- ------------- -------------- ------------- ------------ --------

1 The Investment Manager of American Skandia Trust (the "Trust") has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2004. The caption "Total Annual Portfolio Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Portfolio Operating Expenses" reflects the effect of such waivers and reimbursements. The Trust adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. While the brokerage commission rates and amounts paid by the various Portfolios are not expected to increase as a result of the Distribution Plan, the staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Distribution Fee estimates are derived and annualized from data regarding commission amounts directed under the Distribution Plan. Although there are no maximum amounts allowable, actual commission amounts directed under the Distribution Plan will vary and the amounts directed during the last full fiscal year of the Plan's operations may differ from the amounts listed in the above chart.
2         Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.

EXPENSE EXAMPLES
These examples are designed to assist you in understanding the various expenses you may incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect the Annual Maintenance Fee (when applicable), Insurance Charge, and the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), as well as the charges for the optional benefit that is offered under the Annuity. The Securities and Exchange Commission ("SEC") requires these examples.

Below are examples showing what you would pay in expenses at the end of the stated time periods for each Sub-account had you invested $10,000 in the Annuity and received a 5% annual return on assets, and elected the optional benefit available.

The examples shown assume that: (a) you only allocate Account Value to the Sub-account with the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above), not to a Fixed Allocation; (b) the Insurance Charge is assessed as 1.40% per year; (c) the Annual Maintenance Fee (when applicable) is reflected as an asset-based charge based on an assumed average contract size; (d) you make no withdrawals of Account Value during the period shown; (e) you make no transfers, withdrawals, surrender or other transactions for which we charge a fee during the period shown; (f) no tax charge applies;
(g) the maximum total annual portfolio operating expenses for the underlying Portfolio (shown above) are reflected; and (h) the charge for the optional benefit is reflected as a charge equal to 0.25% for the Guaranteed Return Option. Amounts shown in the examples are rounded to the nearest dollar.

Expense Examples are provided as follows: 1.) whether or not you surrender the Annuity at the end of the stated time period; and 2.) if you annuitize at the end of the stated time period.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU DO NOT ELECT THE OPTIONAL BENEFIT AVAILABLE OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

Whether or not you surrender your contract at the end of the applicable time period:

----------------------------- --------------------------- --------------------------- --------------------------
           1 year                      3 years                     5 years                    10 years
----------------------------- --------------------------- --------------------------- --------------------------
----------------------------- --------------------------- --------------------------- --------------------------
            493                          1479                        2463                       4920
----------------------------- --------------------------- --------------------------- --------------------------

If you annuitize at the end of the applicable time period:

----------------------------- --------------------------- --------------------------- --------------------------
           1 year                      3 years                     5 years                    10 years
----------------------------- --------------------------- --------------------------- --------------------------
----------------------------- --------------------------- --------------------------- --------------------------
            493                          1479                        2463                       4920
----------------------------- --------------------------- --------------------------- --------------------------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Incorporated, an affiliated company of American Skandia. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-766-4530.

================================================================================
Effective March 16, 2001, the Nova, Ursa and OTC portfolios of Rydex Variable Trust will no longer be offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Ursa or Rydex OTC Sub-accounts. Annuity Owners and/or their authorized investment professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Bank drafting, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.
================================================================================

================================================================================
Effective close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Annuity contracts with Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or before June 28, 2002 may continue to allocate Account Value and make transfers into the AST Goldman Sachs Small-Cap Value Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Owners of Annuities issued after June 28, 2002 will not be allowed to allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-account.
================================================================================
================================================================================

================================================================================
================================================================================
The AST Goldman Sachs Small-Cap Value Sub-account may be offered to new Owners at some future date; however, at the present time, American Skandia has no intention to do so.
================================================================================
Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
  INTER-NATIONAL      AST Strong International Equity: seeks long-term capital growth by investing in a         Strong Capital
     EQUITY           diversified portfolio of international equity securities the issuers of which are         Management, Inc.
                      considered to have strong earnings momentum. The Portfolio seeks to meet its objective by investing, under normal market conditions, at least 80% of its total assets in a diversified portfolio of equity securities of companies located or operating in developed non-U.S. countries and emerging markets of the world. The Sub-advisor intends to focus on companies with an above-average potential for long-term growth and attractive relative valuations. The Sub-advisor selects companies based on five key factors: growth, valuation, management, risk and sentiment.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL      AST William Blair International Growth (f/k/a AST Janus Overseas Growth): seeks           William Blair &
     EQUITY           long-term growth of capital. The Portfolio pursues its objective primarily through        Company, L.L.C.
                      investments in equity securities of issuers located outside the United States. The
                      Portfolio normally invests at least 80% of its total assets in securities of issuers from at least five different countries, excluding the United States. The Portfolio invests primarily in companies selected for their growth potential. Securities are generally selected without regard to any defined allocation among countries, geographic regions or industry sectors, or other similar selection procedure.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL      AST American Century International Growth: seeks capital growth. The Portfolio will seek
     EQUITY           to achieve its investment objective by investing primarily in equity securities of international companies that the Sub-advisor believes will increase in value over time.
                      Under normal conditions, the Portfolio will invest at least 65% of its assets in equity securities of issuers from at least three countries outside of the United States. The
                      Sub-advisor uses a growth investment strategy it developed that looks for companies with   American Century
                      earnings and revenue growth. The Sub-advisor will consider a number of other factors in       Investment
                      making investment selections, including the prospects for relative economic growth among   Management, Inc.
                      countries or regions, economic and political conditions, expected inflation rates, currency exchange fluctuations and tax considerations.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL      AST DeAM International Equity: seeks capital growth. The Portfolio pursues its objective   Deutsche Asset
     EQUITY           by investing at least 80% of the value of its assets in the equity securities of           Management, Inc.
                      companies in developed non-U.S. countries that are represented in the MSCI EAFE(R)Index.
                      The target of this Portfolio is to track the performance of the MSCI EAFE(R)Index within
                      4% with a standard deviation expected of +/- 4%. The Sub-advisor considers a number of factors in determining whether to invest in a stock, including earnings growth rate, analysts' estimates of future earnings and industry-relative price multiples.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  GLOBAL EQUITY       AST MFS Global Equity: seeks capital growth. Under normal circumstances the Portfolio
                      invests at least 80% of its assets in equity securities of U.S. and foreign issuers          Massachusetts
                      (including issuers in developing countries). The Portfolio generally seeks to purchase     Financial Services
                      securities of companies with relatively large market capitalizations relative to the            Company
                      market in which they are traded.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  SMALL CAP GROWTH    AST PBHG Small-Cap Growth: seeks capital growth. The Portfolio pursues its objective by    Pilgrim Baxter &
                      primarily investing at least 80% of the value of its assets in the common stocks of        Associates, Ltd.
                      small-sized companies, whose market capitalizations are similar to market capitalizations of the companies in the Russell 2000(R)Index at the time of the Portfolio's investment. The Sub-advisor expects to focus primarily on those securities whose market capitalizations or annual revenues are less than $1billion at the time of purchase.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 SMALL CAP GROWTH     AST DeAM Small-Cap Growth: seeks maximum growth of investors' capital from a portfolio of growth stocks of smaller companies. The Portfolio pursues its objective, under normal circumstances, by primarily investing at least 80% of its total assets in the equity securities of small-sized companies included in the Russell 2000 Growth(R)Index. The
                      Sub-advisor employs an investment strategy designed to maintain a portfolio of equity         Deutsche Asset
                      securities which approximates the market risk of those stocks included in the Russell        Management, Inc.
                      2000 Growth(R)Index, but which attempts to outperform the Russell 2000 Growth(R)Index.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
    SMALL CAP         AST Federated Aggressive Growth: seeks capital growth. The Portfolio pursues its          Federated Investment
    GROWTH            investment objective by investing in the stocks of small companies that are traded on     Counseling/Federated
                      national security exchanges, NASDAQ stock exchange and the over-the-counter-market.       Global Investment
                      Small companies will be defined as companies with market                                  Management Corp.
                      capitalizations similar to companies in the Russell 2000 Index or the Standard & Poor's Small Cap 600 Index. Up to 25% of the Portfolio's net assets may be invested in foreign securities, which are typically denominated in foreign currencies.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
   SMALL CAP VALUE    AST Goldman Sachs Small-Cap Value: seeks long-term capital appreciation. The Portfolio    Goldman Sachs Asset
                      will seek its objective through investments primarily in equity securities that are       Management
                      believed to be undervalued in the marketplace. The Portfolio primarily seeks companies that are small-sized, based on the value of their outstanding stock. The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in small capitalization companies.
                      The 80% investment requirement applies at the time the Portfolio invests its assets. The
                      Portfolio generally defines small capitalization companies as companies with a capitalization of $5 billion or less.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 SMALL CAP VALUE      AST Gabelli Small-Cap Value: seeks to provide long-term capital growth by investing primarily in small-capitalization stocks that appear to be undervalued. The Portfolio will have a non-fundamental policy to invest, under normal circumstances, at least 80%
                      of the value of its assets in small capitalization companies. The 80% investment
                      requirement applies at the time the Portfolio invests its assets. The Portfolio                GAMCO
                      generally defines small capitalization companies as those with a capitalization of $1.5     Investors, Inc.
                      billion or less. Reflecting a value approach to investing, the Portfolio will seek the stocks of companies whose current stock prices do not appear to adequately reflect their underlying value as measured by assets, earnings, cash flow or business franchises.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 SMALL CAP VALUE      AST DeAM Small-Cap Value: seeks maximum growth of investors' capital. The Portfolio          Deutsche Asset
                      pursues its objective, under normal market conditions, by primarily investing at least       Management, Inc.
                      80% of its total assets in the equity securities of small-sized companies included in the Russell 2000(R) Value Index. The Sub-advisor employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell 2000(R)Value Index, but which attempts to outperform the Russell 2000(R)Value Index.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  MID-CAP GROWTH      AST Goldman Sachs Mid-Cap Growth (f/k/a AST Janus Mid-Cap Growth): seeks long-term capital growth. The Portfolio pursues its investment objective, by investing primarily in equity securities selected for their growth potential, and normally invests at least
                      80% of the value of its assets in medium capitalization companies. For purposes of the
                      Portfolio, medium-sized companies are those whose market capitalizations (measured at     Goldman Sachs Asset
                      the time of investment) fall within the range of companies in the Standard & Poor's        Management
                      MidCap 400 Index. The Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  MID-CAP GROWTH      AST Neuberger Berman Mid-Cap Growth: seeks capital growth. Under normal market conditions,  Neuberger Berman
                      the Portfolio primarily invests at least 80% of its net assets in the common stocks of       Management Inc.
                      mid-cap companies. For purposes of the Portfolio, companies with equity market capitalizations that fall within the range of the Russell Midcap(R)Index, at the time of investment, are considered mid-cap companies. Some of the Portfolio's assets may be invested in the securities of large-cap companies as well as in small-cap companies. The Sub-advisor looks for fast-growing companies that are in new or rapidly evolving industries.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
   MID-CAP VALUE      AST Neuberger Berman Mid-Cap Value: seeks capital growth. Under normal market conditions, the Portfolio primarily invests at least 80% of its net assets in the common stocks of mid-cap companies. For purposes of the Portfolio, companies with equity market capitalizations that fall within the range of the Russell Midcap(R)Index at the time of investment are considered mid-cap companies. Some of the Portfolio's assets may be invested in the securities of large-cap companies as well as in small-cap companies.
                      Under the Portfolio's value-oriented investment approach, the Sub-advisor looks for         Neuberger Berman
                      well-managed companies whose stock prices are undervalued and that may rise in price        Management Inc.
                      before other investors realize their worth.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      ALL-CAP         AST Alger All-Cap Growth: seeks long-term capital growth. The Portfolio invests
      GROWTH          primarily in equity securities, such as common or preferred stocks, that are listed on
                      U.S. exchanges or in the over-the-counter market. The Portfolio may invest in the equity
                      securities of companies of all sizes, and may emphasize either larger or smaller              Fred Alger
                      companies at a given time based on the Sub-advisor's assessment of particular companies      Management, Inc.
                      and market conditions.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                      AST Gabelli All-Cap Value: seeks capital growth. The Portfolio pursues its objective by    GAMCO Investors,
                      investing primarily in readily marketable equity securities including common stocks,            Inc.
                      preferred stocks and securities that may be converted at a later time into common stock.
      ALL-CAP         The Portfolio may invest in the securities of companies of all sizes, and may emphasize
       VALUE          either larger or smaller companies at a given time based on the Sub-advisor's assessment of particular companies and market conditions. The Portfolio focuses on companies that appear underpriced relative to their private market value
                      ("PMV"). PMV is the value that the Portfolio's Sub-advisor believes informed investors would be willing to pay for a company.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                      AST T. Rowe Price Natural  Resources:  seeks  long-term  capital growth  primarily  through the  T. Rowe Price
                      common stocks of companies  that own or develop  natural  resources  (such as energy  products,    Associates,
                      precious  metals and forest  products)  and other basic  commodities.  The  Portfolio  normally      Inc.
                      invests  primarily (at least 80% of its total assets) in the common stocks of natural  resource
      SECTOR          companies whose earnings and tangible assets could benefit from accelerating inflation. The
                      Portfolio looks for companies that have the ability to expand production, to maintain superior exploration programs and production facilities, and the potential to accumulate new resources.
                      At least50% of Portfolio assets will be invested in U.S. securities, up to 50% of total assets also may be invested in foreign securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 LARGE CAP GROWTH     AST Alliance Growth: seeks long-term capital growth. The Portfolio invests at least 80%          Alliance
                      of its total assets in the equity securities of a limited number of large, carefully             Capital
                      selected, high-quality U.S. companies that are judged likely to achieve superior                Management,
                      earnings growth. Normally, about 40-60 companies will be represented in the Portfolio,             L.P.
                      with the 25 companies most highly regarded by the Sub-advisor usually constituting approximately 70% of the Portfolio's net assets. An emphasis is placed on identifying companies whose substantially above average prospective earnings growth is not fully reflected in current market valuations.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 LARGE CAP GROWTH     AST MFS Growth: seeks long-term capital growth and future income. Under normal market conditions, the Portfolio invests at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary
                      receipts, of companies that the Sub-advisor believes offer better than average prospects      Massachusetts
                      for long-term growth. The Sub-advisor seeks to purchase securities of companies that it    Financial Services
                      considers well-run and poised for growth. The Portfolio may invest up to 35% of its net         Company
                      assets in foreign securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
 LARGE CAP GROWTH   AST Marsico  Capital  Growth:  seeks capital  growth.  Income  realization is not an investment objective  and  any  income  realized  on  the  Portfolio's  investments,  therefore,  will  be incidental to the Portfolio's  objective.  The Portfolio will pursue its objective by investing primarily in common stocks of larger,  more  established  companies.  In selecting  investments for the Portfolio,  the Sub-advisor uses an approach that combines "top down" economic analysis with "bottom up" stock selection.  The "top down" approach identifies  sectors,  industries and companies that should benefit from the trends the  Sub-advisor  has observed.  The  Sub-advisor  Marsico Capital then looks for individual  companies with earnings growth  potential that may not be recognized  Management, LLC by the market at large, a "bottom up" stock selection.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST Goldman Sachs Concentrated  Growth (f/k/a AST JanCap Growth):  seeks growth of capital in a    Goldman
                    manner  consistent  with  the  preservation  of  capital.   Realization  of  income  is  not  a    Sachs Asset
                    significant  investment  consideration and any income realized on the Portfolio's  investments,    Management
                    therefore,  will be  incidental to the  Portfolio's  objective.  The Portfolio  will pursue its
 LARGE CAP GROWTH   objective by investing primarily in equity securities of companies that the Sub-advisor believes have potential to achieve capital appreciation over the long-term. The Portfolio seeks to achieve its investment objective by investing, under normal circumstances, in approximately 30 - 45 companies that are considered by the Sub-advisor to be positioned for long-term growth.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST DeAM Large-Cap Growth: seeks maximum growth of capital by investing primarily in the growth   Deutsche Asset
                    stocks of larger companies. The Portfolio pursues its objective, under normal market conditions,  Management,
                    by primarily investing at least 80% of its total assets in the equity securities                   Inc.
 LARGE CAP GROWTH   of large-sized companies included in the Russell 1000(R)Growth Index. The Sub-advisor employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell 1000(R)Growth Index, but which attempts to outperform the Russell 1000(R)Growth Index through active stock selection.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST DeAM Large-Cap Value (f/k/a AST Janus Strategic Value): seeks maximum growth of capital by investing primarily in the value stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by primarily investing at least 80% of the value of its assets in the equity securities of large-sized companies included in the Russell 1000(R)  Deutsche Asset
  LARGE CAP VALUE   Value Index. The Sub-advisor employs an investment strategy designed to maintain a portfolio    Management, Inc.
                    of equity securities which approximates the market risk of those stocks included in the
                    Russell 1000(R)Value Index, but which attempts to outperform the Russell 1000(R)Value Index through active stock selection.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
    LARGE CAP       AST Alliance/Bernstein  Growth + Value: seeks capital growth by investing  approximately        Alliance Capital
      BLEND         50% of its assets in growth  stocks of large  companies and  approximately  50% of its assets   Management, L.P.
                    in value stocks of large companies. The Portfolio will invest primarily in commons tocks of large U.S. companies included in the Russell 1000(R)Index (the "Russell 1000(R)"). The
                    Russell 1000(R)is a market capitalization-weighted index that measures the performance of the 1,000 largest U.S. companies. Normally, about 60-85 companies will be represented in the
                    Portfolio, with 25-35 companies primarily from the Russell 1000(R)Growth Index constituting approximately 50% of the Portfolio's net assets and 35-50 companies primarily from the Russell 1000(R)Value Index constituting the remainder of the Portfolio's net assets.
                    There will be a periodic rebalancing of each segment's assets to take account of market fluctuations in order to maintain the approximately equal allocation.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  LARGE CAP VALUE     AST Sanford Bernstein Core Value: seeks long-term capital growth by investing primarily in common stocks. The Sub-advisor expects that the majority of the Portfolio's assets will be invested in the common stocks of large companies that appear to be undervalued.
                      Among other things, the Portfolio seeks to identify compelling buying opportunities
                      created when companies are undervalued on the basis of investor reactions to near-term    Sanford C. Bernstein
                      problems or circumstances even though their long-term prospects remain sound. The             & Co., LLC
                      Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
   REAL ESTATE      AST Cohen & Steers Realty:  seeks to maximize  total return  through  investment in real estate
     (REIT)         securities.  The  Portfolio  pursues  its  investment  objective  by  investing,  under  normal  Cohen & Steers circumstances, at least 80% of its net assets in securities of real estate issuers. Under normal Capital
                    of real circumstances, the Portfolio will invest substantially all of its assets in the equity   Management,
                    securities estate companies, i.e., a company that derives at least 50% of its revenues from      Inc.
                    the ownership, construction, financing, management or sale of real estate or that has at least
                    50% of its assets in real estate. Real estate companies may include real estate investment trusts or REITs.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST Sanford Bernstein Managed Index 500: will invest, under normal circumstances, at least
                    80% of its net assets in securities included in the Standard & Poor's 500 Composite Stock
                    Price Index (the "S&P(R)500 "). The Portfolio seeks to outperform the S&P 500 through stock
                    selection resulting in different weightings of common stocks relative to the index. The           Sanford C.
                    Portfolio will invest primarily in the common stocks of companies included in the S&P 500.        Bernstein
  MANAGED INDEX     In seeking to outperform the S&P 500, the Sub-advisor starts with a portfolio of stocks            & Co., LLC
                    representative of the holdings of the index. It then uses a set of fundamental quantitative criteria that are designed to indicate whether a particular stock will predictably perform better or worse than the S&P 500. Based on these criteria, the Sub-advisor determines whether the Portfolio should over-weight, under-weight or hold a neutral position in the stock relative to the proportion of the S&P 500 that the stock represents. In addition, the
                    Sub-advisor also may determine that based on the quantitative criteria, certain equity securities that are not included in the S&P 500 should be held by the Portfolio.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST American Century Income & Growth: seeks capital growth with current income as a secondary objective. The Portfolio invests primarily in common stocks that offer
      GROWTH        potential for capital growth, and may, consistent with its investment objective, invest
       AND          in stocks that offer potential for current income. The Sub-advisor utilizes a
      INCOME        quantitative management technique with a goal of building an equity portfolio that           American Century
                    provides better returns than the S&P 500  Index without taking on                             Investment
                    significant additional risk and while attempting to create a dividend yield that will be      Management, Inc.
                    greater than the S&P 500 Index.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST Alliance Growth and Income:  seeks long-term  growth of capital and income while attempting to avoid excessive  fluctuations in market value. The Portfolio  normally will invest in common
      GROWTH        stocks  (and  securities   convertible  into  common  stocks).  The  Sub-advisor  will  take  a
       AND          value-oriented approach, in that it will try to keep the Portfolio's assets invested in         Alliance Capital
      INCOME        securities that are selling at reasonable valuations in relation to their fundamental business  Management, L.P.
                    prospects.  The  stocks  that the  Portfolio  will  normally  invest in are  those of  seasoned companies.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST MFS Growth with Income: seeks long term growth of capital with a secondary objective to seek reasonable current income. Under normal market conditions, the Portfolio invests at least 65% of its net assets in common stocks and related securities, such as
      GROWTH        preferred stocks, convertible securities and depositary receipts. The stocks in which
       AND          the Portfolio invests generally will pay dividends. While the Portfolio may invest in         Massachusetts
      INCOME        companies of any size, the Portfolio generally focuses on companies with larger market      Financial Services
                    capitalizations that the Sub-advisor believes have sustainable growth prospects                    Company
                    and attractive valuations based on current and expected earnings or cash flow. The
                    Portfolio may invest up to 20% of its net assets in foreign securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  EQUITY INCOME     AST INVESCO Capital Income (f/k/a AST INVESCO Equity Income):  seeks capital growth and current   INVESCO Funds
                    income  while  following  sound  investment  practices.  The  Portfolio  seeks to  achieve  its     Group, Inc.
                    objective by investing in  securities  that are expected to produce  relatively  high levels of income and consistent,  stable returns.  The Portfolio normally will invest at least 65% of its assets in  dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to
                    30% of the  Portfolio's  assets may be  invested in equity  securities  that do not pay regular dividends.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
     BALANCED       AST DeAM Global  Allocation:  seeks a high level of total  return by  investing  primarily in a diversified  portfolio  of  mutual  funds.  The  Portfolio  seeks  to  achieve  its  investment objective  by  investing  in  several  other  AST  Portfolios  ("Underlying  Portfolios").  The
                    Portfolio intends its strategy of investing in combinations of Underlying  Portfolios to result in  investment  diversification  that an  investor  could  otherwise  achieve  only by  holding
                    numerous  investments.  The  Portfolio  is  expected  to be  invested  in  at  least  six  such   Deutsche Asset
                    Underlying  Portfolios at any time. It is expected that the  investment  objectives of such AST   Management,
                    Portfolios will be diversified.                                                                   Inc.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital  growth and  current  income.  The
                    Sub-advisor  intends  to  maintain  approximately  60%  of the  Portfolio's  assets  in  equity
                    securities and the remainder in bonds and other fixed income  securities.  Both the Portfolio's     American
     BALANCED       equity and fixed income investments will fluctuate in value. The equity securities will             Century
                    fluctuate depending on the performance of the companies that issued them,                           Investment
                    general market and economic conditions, and investor confidence. The                           Management, Inc.
                    fixed income investments will be affected primarily by rising or falling interest rates and the credit quality of the issuers.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
ASSET ALLOCA-TION   AST T. Rowe Price Asset Allocation: seeks a high level of total return by investing primarily in a diversified portfolio of fixed income and equity securities. The Portfolio normally invests approximately 60% of its total assets in equity securities and 40% in fixed income securities. The Sub-advisor concentrates common stock investments in larger, more established
                    companies, but the Portfolio may include small and medium-sized companies with good growth       T. Rowe Price
                    prospects. The fixed income portion of the Portfolio will be allocated among investment grade  Associates, Inc.
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
   GLOBAL BOND      AST T. Rowe Price Global  Bond:  seeks to provide  high  current  income and capital  growth by investing  in  high-quality  foreign and U.S.  dollar-denominated  bonds.  The  Portfolio  will invest at least 80% of its total  assets in all types of high  quality  bonds  including  those issued  or  guaranteed  by U.S.  or  foreign  governments  or  their  agencies  and by  foreign authorities,  provinces and  municipalities  as well as investment  grade  corporate  bonds and mortgage and  asset-backed  securities of U.S. and foreign  issuers.  The  Portfolio  generally invests in countries where the combination of fixed-income  returns and currency exchange rates appears attractive,  or, if the currency trend is unfavorable,  where the Sub-advisor  believes that the currency risk can be minimized  through  hedging.  The Portfolio may also invest up to
                    20% of its assets in the aggregate in below  investment-grade,  high-risk bonds ("junk bonds").   T. Rowe Price
                    In addition,  the  Portfolio may invest up to 30% of its assets in  mortgage-backed  (including   International,
                    derivatives,  such as collateralized mortgage obligations and stripped mortgage securities) and        Inc.
                    asset-backed securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 HIGH YIELD BOND    AST Federated  High Yield:  seeks high current  income by investing  primarily in a diversified portfolio of fixed income  securities.  The Portfolio will invest at least 80% of its assets in fixed  income  securities  rated BBB and below.  These  fixed  income  securities  may  include
                    preferred  stocks,   convertible  securities,   bonds,   debentures,   notes,  equipment  lease
                    certificates  and equipment trust  certificates.  A fund that invests  primarily in lower-rated     Federated
                    fixed  income  securities  will be subject to greater risk and share price  fluctuation  than a     Investment
                    typical  fixed income fund,  and may be subject to an amount of risk that is  comparable  to or     Counseling
                    greater than many equity funds.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
       BOND         AST Lord Abbett  Bond-Debenture:  seeks high  current  income and the  opportunity  for capital   Lord, Abbett
                    appreciation  to produce a high total  return.  To pursue its  objective,  the  Portfolio  will    & Co. LLC
                    invest,  under  normal  circumstances,  at least 80% of the value of its assets in fixed income securities and normally  invests  primarily in high yield and investment grade debt securities, securities  convertible  in common stock and  preferred  stocks.  The  Portfolio  may find good value in high yield  securities,  sometimes  called  "lower-rated  bonds" or "junk  bonds," and frequently  may have more than half of its assets  invested in those  securities.  At least 20%
                    of the  Portfolio's  assets  must be  invested  in any  combination  of  investment  grade debt securities,  U.S.  Government  securities  and cash  equivalents.  The  Portfolio may also make significant  investments  in  mortgage-backed  securities.  Although the  Portfolio  expects to maintain  a  weighted  average  maturity  in the  range of five to twelve  years,  there are no restrictions  on the overall  Portfolio or on individual  securities.  The Portfolio may invest up to 20% of its net assets in equity securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    AST DeAM Bond:  seeks a high level of income,  consistent  with the  preservation  of  capital.
                    Under  normal  circumstances,  the  Portfolio  invests  at least  80% of its  total  assets  in
                    intermediate-term  U.S.  Treasury,   corporate,   mortgage-backed  and  asset-backed,   taxable     Deutsche
       BOND         municipal and tax-exempt  municipal bonds. The Portfolio  invests primarily in investment grade     Asset
                    fixed  income  securities  rated  within  the  top  three  rating  categories  of a  nationally     Management,
                    recognized  rating  organization.  Fixed  income  securities  may be issued by U.S. and foreign     Inc.
                    corporations or entities including banks and various government entities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
       BOND         AST PIMCO Total Return Bond:  seeks to maximize total return  consistent  with  preservation of
                    capital  and  prudent  investment  management.  The  Portfolio  will  invest  in a  diversified       Pacific
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of      Investment
                    the  Portfolio  generally  will  vary  within a three-  to  six-year  time  frame  based on the      Management
                    Sub-advisor's forecast for interest rates.                                                           Company LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
       BOND         AST PIMCO Limited  Maturity Bond: seeks to maximize total return  consistent with  preservation of capital  and prudent  investment  management.  The  Portfolio  will invest in a  diversified
                    portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of     Pacific
                    the  Portfolio  generally  will  vary  within  a one- to  three-year  time  frame  based on the    Investment
                    Sub-advisor's forecast for interest rates.                                                         Management
                                                                                                                       Company LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
   MONEY MARKET     AST Money  Market:  seeks high  current  income and  maintain  high  levels of  liquidity.  The
                    Portfolio  attempts to  accomplish  its  objective by  maintaining  a  dollar-weighted  average
                    maturity  of not  more  than 90 days  and by  investing  in  securities  which  have  effective    Wells Capital
                    maturities of not more than 397 days.                                                              Management,
                                                                                                                       Inc.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 EMERGING MARKETS   Montgomery  Variable Series - Emerging  Markets:  seeks long-term capital  appreciation,  under  Gartmore Global
                    normal  conditions  by investing at least 80% of its total assets in stocks of companies of any     Asset
                    size based in the world's developing  economies.  Under normal market  conditions,  investments     Management
                    are  maintained  in at least six countries at all times and no more than 35% of total assets in  Trust/Gartmore
                    any single one of them.                                                                          Global Partners
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 LARGE CAP EQUITY   WFVT Equity Value: seeks long-term capital appreciation and above-average dividend income. The
                    Portfolio pursues its objective by investing primarily in equity securities of U.S. companies with strong return potential based on current market valuations. Under normal circumstances,
                    the Portfolio invests at least 80% of its assets in equity securities with the same                Wells Fargo
                    characteristics as common stocks, and in preferred stocks, warrants, and securities of                Funds
                    foreign companies through ADRs and similar investments.                                        Management, LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  EQUITY INCOME     WFVT Equity Income: seeks long-term capital appreciation and above-average dividend income.
                    The Portfolio pursues its objective primarily by investing in the common stocks of large, domestic companies with above-average return potential based on current market valuations and above-average dividend income. Under
                    normal market conditions, the Portfolio invests at least                                      Wells Fargo Funds
                    80% of its total assets in income producing equity securities and                             Management, LLC
                    in issues of companies with market capitalizations of $3 billion or more.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
                    Rydex Variable Trust - Nova: seeks to provide investment results that match the performance of a specific benchmark on a daily basis. The Portfolio's current benchmark is 150% of the performance of the S&P 500(R)Index (the "underlying index").
                     If the Portfolio meets its objective, the value of the Portfolio's shares will tend to increase on a daily basis by 150%
  STRATEGIC OR      of the value of any increase in the underlying  index.  When the value of the underlying  index
     TACTICAL       declines,  the value of the Portfolio's shares should also decrease on a daily basis by 150% of
   ALLOCA-TION      the value of any decrease in the underlying index (e.g., if the underlying index goes down by   Rydex Global
                    Advisors 5%, the value of the Portfolio's shares should go down by 7.5% on that day). Unlike a  (f/k/a PADCO
                    Advisors traditional index fund, as its primary investment strategy, the Portfolio invests to a    II, Inc.)
                    significant extent in leveraged instruments, such as swap agreements, futures contracts and options on securities, futures contracts, and stock indices, as well as equity securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Rydex Variable Trust - Ursa: seeks to provide investment
                    results that will inversely correlate to the
                    performance of the S&P 500(R)Index (the "underlying index").
                    If the Portfolio meets its objective, the value
                    of the Portfolio's shares will tend to increase during times when the value of the underlying index is
                    decreasing. When the value of the underlying index is
                    increasing, however, the value of the Portfolio's shares
                    should decrease on a daily basis by
   STRATEGIC OR     an inversely  proportionate  amount (e.g., if the underlying  index goes up by 5%, the value of
     TACTICAL       the  Portfolio's  shares should go down by 5% on that day).  Unlike a  traditional  index fund,
   ALLOCA-TION      the Portfolio's benchmark is to perform exactly opposite the underlying index, and the Ursa   Rydex Global
                    Advisors Fund will not own the securities included in the underlying index. Instead, as          (f/k/a
                    its primary investment strategy, the  Portfolio invests to                                      PADCO Advisors
                    a significant extent in short sales of                                                             II, Inc.)
                    securities or futures contracts and in options on
                    securities, futures contracts, and stock indices.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Rydex Variable Trust - OTC: seeks to provide investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100 Index(R) (the "underlying
                    index"). If the Portfolio meets its objective, the value of the Portfolio's shares should increase on a daily
                    basis by the amount of any increase in the value of the underlying index. However,
   STRATEGIC OR     when the value of the underlying index declines, the value of the Portfolio's shares      Rydex Global Advisors
     TACTICAL       should also decrease on a daily basis by the amount of the decrease in                    (f/k/a PADCO Advisors
   ALLOCA-TION      value of the underlying index. The Portfolio invests principally in securities of companies    II, Inc.)
                    included in the underlying index. It also may invest in other instruments whose performance is expected to correspond
                    to that of the underlying index, and may engage in futures and options transactions and enter into swap agreements.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  MID-CAP EQUITY    INVESCO Variable  Investment  Funds - Dynamics:  seek long-term  capital growth.  The Portfolio   INVESCO Funds
                    invests at least 65% of its assets in common  stocks of mid-sized  companies.  INVESCO  defines     Group, Inc.
                    mid-sized  companies as companies  that are included in the Russell  Midcap Growth Index at the time of purchase,  or if not  included in that Index,  have market  capitalizations  of between
                    $2.5 billion and $15 billion at the time of purchase.  The core of the Portfolio's  investments are in securities of established  companies that are leaders in attractive  growth markets with a history of strong  returns.  The  remainder  of the  Portfolio is invested in  securities  of companies  that show  accelerating  growth,  driven by product  cycles,  favorable  industry or sector  conditions,  and other  factors  that  INVESCO  believes  will  lead to rapid  sales or earnings growth.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        INVESCO Variable  Investment Funds - Technology:  seeks capital growth.  The Portfolio normally   INVESCO Funds
                    invests  80% of its net assets in the  equity  securities  and  equity-related  instruments  of     Group, Inc.
                    companies  engaged in  technology-related  industries.  These include,  but are not limited to, various applied technologies, hardware, software, semiconductors,  telecommunications equipment and services and service-related  companies in information  technology.  Many of these products and services are subject to rapid obsolescence,  which may lower market value of the securities of the  companies  in this  sector.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
      SECTOR        INVESCO Variable Investment Funds - Health Sciences: seeks capital growth. The Portfolio         INVESCO Funds
                    normally invests at least 80% of its net assets in the equity securities and equity-related       Group, Inc.
                    instruments of companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        INVESCO Variable  Investment Funds - Financial  Services:  seeks capital growth.  The Portfolio   INVESCO Funds
                    normally  invests at least 80% of its net assets in the equity  securities  and  equity-related    Group, Inc.
                    instruments of companies  involved in the financial  services sector.  These companies include, but are not  limited  to,  banks  (regional  and  money-centers),  insurance  companies  (life,
                    property  and  casualty,  and  multiline),   investment  and  miscellaneous  industries  (asset
                    managers,  brokerage  firms,  and  government-sponsored  agencies)  and  suppliers to financial services  companies.  At any given time,  20% of the  Portfolio's  assets is not required to be invested in the sector.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        INVESCO  Variable  Investment  Funds -  Telecommunications:  seeks  capital  growth and current   INVESCO Funds
                    income.  The  Portfolio  normally  invests 80% of its net assets in the equity  securities  and    Group, Inc.
                    equity-related  instruments  of  companies  engaged in the  design,  development,  manufacture, distribution,  or sale of  communications  services  and  equipment,  and  companies  that  are involved in supplying equipment or services to such companies.  The  telecommunications  sector
                    includes,   but  is  not  limited  to,  companies  that  offer  telephone  services,   wireless
                    communications,  satellite communications,  television and movie programming,  broadcasting and
                    Internet access. Many of these products and services are subject to rapid  obsolescence,  which may lower the market value of the  securities  of the  companies  in this sector.  At any given time, 20% of the Portfolio's assets is not required to be invested in the sector.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL    Evergreen VA International  Growth:  seeks long-term  capital growth and,  secondarily,  modest      Evergreen
     EQUITY         income.  The Portfolio invests  primarily in equity securities issued by established,  quality,      Investment
                    non-U.S. companies located in countries with developed markets, but may purchase across all market   Management
                    capitalizations. The Portfolio normally invests at least 65% of its assets in securities of           Company,
                    companies in at least three different countries (other than the U.S.) and may invest in emerging        LLC
                    markets and in securities of companies in the formerly communist countries of Eastern Europe. The
                    Portfolio invests in companies that are both growth opportunities and value opportunities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Evergreen VA Global Leaders:  seeks to provide  investors with long-term  capital  growth.  The
                    Portfolio  normally  invests as least 65% of its assets in a diversified  portfolio of U.S. and
                    non-U.S.   equity  securities  of  companies  located  in  the  world's  major   industrialized     Evergreen
                    countries.  The Portfolio  will invest in no less than three  countries,  which may include the     Investment
  GLOBAL EQUITY     U.S., but may invest more than 25% of its assets in one country. The Portfolio invests only         Management
                    in the best 100 companies, which are selected by the Portfolio's manager based                       Company,
                    on as high return on equity, consistent earnings growth, established market presence                   LLC
                    and industries or sectors with significant growth prospects.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
 SMALL CAP EQUITY   Evergreen VA Special Equity:  seeks capital  growth.  The Portfolio  normally  invests at least
                    80% of its assets in common  stocks of small  U.S.  companies  (i.e.,  companies  whose  market     Evergreen
                    capitalizations  fall within the range of the Russell  2000(R)Index,  at the time of  purchase).    Investment
                    The remaining 20% of the  Portfolio's  assets may be represented by cash or invested in various     Management
                    cash  equivalents.  The Portfolio's  manager selects stocks of companies which it believes have      Company,
                    the potential for accelerated growth in earnings and price.                                            LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  MID-CAP EQUITY    Evergreen VA Omega:  seeks long-term capital growth.  The Portfolio invests primarily in common      Evergreen
                    stocks and  securities  convertible  into  common  stocks of U.S.  companies  across all market      Investment
                    capitalizations.  The  Portfolio's  managers  employ  a  growth  style  of  equity  management.      Management
                    "Growth" stocks are stocks of companies that the Portfolio's  managers believe have anticipated       Company,
                    earnings ranging from steady to accelerated growth.                                                     LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
 LARGE CAP EQUITY   Evergreen VA Capital Growth: seeks to provide long-term capital growth. The Portfolio invests     Evergreen
                    primarily in common stocks. The Portfolio may also invest in preferred stocks, convertible        Investment
                    preferred stocks, convertible debentures, and any other class or type of security which the       Management
                    portfolio manager believes offers the potential for capital growth. In selecting investments,     Company,
                    the investment adviser attempts to identify securities it believes will provide capital growth    LLC/ Pilgrim
                    over the intermediate and long-term due to changes in the financial condition of issuers,         Baxter &
                    changes in financial conditions generally, or other factors.                                    Associates, Ltd.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Evergreen VA Blue Chip:  seeks  capital  growth with the  potential  for income.  The Portfolio normally  invests at least 80% of its assets in "blue  chip"  stocks.  Blue chip stocks are the
                    common stocks of  well-established,  large U.S.  companies with a long history of  performance,     Evergreen
                    typically   recognizable   names   representing  a  broad  range  of  industries.   The  market     Investment
 LARGE CAP EQUITY   capitalization of the stocks selected will be within the range tracked by the S&P 500 Index,       Management
                    at the time of purchase. The remaining 20% of the Portfolio's assets may be represented by         Company, LLC
                    cash or invested in other types of equity securities, various cash equivalents or represented by cash. The Portfolio's stock selection is based on a diversified style of equity management that allows it to invest in both growth- and value-oriented securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Evergreen VA Equity Index:  seeks investment  results that achieve price and yield  performance similar  to the  Standards  and  Poor's 500  Composite  Price  Index  ("S&P 500  Index")*.  The
                    Portfolio  invests  substantially all of its total assets in equity securities that represent a
  S&P 500 INDEX     composite of the S&P 500 Index.  The S&P 500 is an unmanaged  index of 500 common stocks chosen      Evergreen
                    to reflect the  industries  of the U.S.  economy and is often  considered a proxy for the stock      Investment
                    market in general. *"Standard & Poor's(R),"  "S&P(R)," "S&P 500(R),"  "Standard & Poor's 500," and   Management
                    "500" are  trademarks of the  McGraw-Hill  Companies,  Inc. and have been  licensed  for use by     Company, LLC
                    Evergreen  Investment Management  Company,  LLC.  The  Portfolio  is not  sponsored,  endorsed, sold or  promoted by  Standard & Poor's and Standard & Poor's makes no  representation  regarding the advisability of  investing in the Portfolio.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    Evergreen VA Foundation:  seeks capital growth and current income.  The Portfolio  invests in a
                    combination of common stocks,  preferred stocks and securities  convertible or exchangeable for     Evergreen
                    common  stocks of large U.S.  companies  (i.e.,  companies  whose market  capitalization  falls     Investment
BALANCED            within the range tracked by the Russell 1000(R)Index, at the time of purchase). Under normal        Management
                    circumstances, the Portfolio will invest at least 25% of its assets in debt securities and the     Company, LLC
                    remainder in equity securities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL    ProFund  VP  Europe  30:  seeks  daily  investment  results,  before  fees and  expenses,  that       ProFund
      EQUITY        correspond to the daily  performance of the ProFunds  Europe 30 Index.  The ProFunds  Europe 30     Advisors LLC
                    Index, created by ProFund Advisors, is composed of 30 companies whose principal offices are located in Europe and whose securities are traded on U.S. exchanges or on the NASDAQ as depositary receipts or ordinary shares. The component companies in the ProFunds Europe
                    30 Index are determined annually based upon their U.S. dollar-traded volume. Their relative weights are determined based on a modified market capitalization method.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL    ProFund VP Asia 30: seeks daily investment results, before fees and expenses, that correspond          ProFund
    EQUITY          to the daily performance of the ProFunds Asia 30 Index. The ProFunds Asia 30 Index, created         Advisors LLC
                    by ProFund Advisors, is composed of 30 of the companies whose principal offices are located in the Asia/Pacific region, excluding Japan, and whose securities are traded on
                    U.S. exchanges or on the NASDAQ as depository receipts or ordinary shares. The component companies in the ProFunds Asia 30 Index are determined annually based upon their U.S.
                    dollar-traded volume. Their relative weights are determined based on the modified market capitalization method.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
  INTER-NATIONAL    ProFund VP Japan: seeks daily investment results,  before fees and expenses, that correspond to       ProFund
     EQUITY         the daily  performance  of the Nikkei 225 Stock  Average.  Since the  Japanese  markets are not     Advisors LLC
                    open when ProFund VP Japan values its shares, ProFund VP Japan determines its success in meeting this investment objective by comparing its daily return on a given day with the daily performance of related futures contracts traded in the United States. The Nikkei 225
                    Stock Average is a price-weighted index of 225 large, actively traded Japanese stocks traded on the Tokyo Stock Exchange. The Index is computed and distributed by the Nihon
                    Keizai Shimbun.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
      SECTOR        ProFund VP Banks: seeks daily investment results,  before fees and expenses, that correspond to       ProFund
                    the daily  performance  of the Dow Jones U.S.  Banks  Sector  Index.  The Dow Jones U.S.  Banks     Advisors LLC
                    Index measures the  performance of the banking  industry of the U.S.  equity market.  Component companies  include all  regional  and major U.S.  domiciled  international  banks,  savings and loans, savings banks,  thrifts,  building  associations and societies.  Investment and merchant banks are excluded.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP Basic Materials:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S. Basic  Materials  Sector Index.  The
                    Dow Jones U.S. Basic  materials  Sector Index measures the  performance of the basic  materials        ProFund
      SECTOR        economic sector of the U.S. equity market. Component companies are involved in the production       Advisors LLC
                    of aluminum, commodity chemicals, specialty chemicals, forest products, non-ferrous metals, paper products, precious metals and steel.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP  Biotechnology:  seeks daily  investment  results,  before fees and  expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Biotechnology  Index. The Dow Jones
                    U.S.  Biotechnology  Index measures the performance of the  biotechnology  industry of the U.S.        ProFund
      SECTOR        equity market. Component companies include those engaged in genetic research, and/or the            Advisors LLC
                    marketing and development of recombinant DNA products. Makers of artificial blood and contract biotechnology researchers are also included in the Index.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP Consumer Cyclical:  seeks daily investment results,  before fees and expenses,  that correspond to the daily  performance of the Dow Jones U.S.  Consumer Cyclical Sector Index. The
                    Dow Jones U.S.  Consumer  Cyclical  Sector  Index  measures  the  performance  of the  consumer        ProFund
      SECTOR        cyclical economic sector of the U.S. equity market. Component companies include airlines,           Advisors LLC
                    auto manufacturers, auto parts, tires, casinos, consumer electronics, recreational products and services, restaurants, lodging, toys, home construction, home furnishings and appliances, footwear, clothing and fabrics.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP Consumer  Non-Cyclical:  seeks daily investment  results,  before fees and expenses, that correspond to the daily  performance of the Dow Jones U.S.  Consumer  Non-Cyclical  Sector
                    Index. The Dow Jones U.S.  Consumer  Non-Cyclical  Sector Index measures the performance of the        ProFund
      SECTOR        consumer non-cyclical economic sector of the U.S. equity market. Component companies include        Advisors LLC
                    beverage companies, consumer service companies, durable and non-durable household product manufacturers, cosmetic companies, food products and agriculture and tobacco products.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund VP Energy:  seeks daily investment results,  before fees and expenses,  that correspond       ProFund
                    to the daily  performance of the Dow Jones U.S. Energy Sector Index.  The Dow Jones U.S. Energy     Advisors LLC
                    Sector  Index  measures  the  performance  of the  energy  sector  of the U.S.  equity  market.
                    Component  companies include oil drilling  equipment and services,  coal, oil  companies-major, oil companies-secondary,  pipelines, liquid, solid or gaseous fossil fuel producers and service companies.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund  VP  Financial:  seeks  daily  investment  results,  before  fees  and  expenses,  that       ProFund
                    correspond to the daily  performance  of the Dow Jones U.S.  Financial  Sector  Index.  The Dow     Advisors LLC
                    Jones U.S.  Financial Sector Index measures the performance of the financial  services economic sector of the U.S.  equity market.  Component  companies  include  regional  banks,  major U.S.
                    domiciled  international banks, full line, life, and property and casualty insurance companies, companies that invest,  directly or indirectly in real estate,  diversified financial companies such  as  Fannie  Mae,  credit  card  insurers,  check  cashing  companies,  mortgage  lenders, investment  advisers and securities  broker-dealers,  investment banks,  merchant banks, online brokers, publicly traded stock exchanges.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund  VP  Healthcare:  seeks  daily  investment  results,  before  fees and  expenses,  that        ProFund
                    correspond to the daily  performance of the Dow Jones U.S.  Healthcare  Sector Index.  The Down     Advisors LLC
                    Jones U.S.  healthcare Sector Index measures the performance of the healthcare  economic sector of the U.S. equity market.  Component  companies  include health care providers,  biotechnology companies, medical supplies, advanced medical devices and pharmaceuticals.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
      SECTOR        ProFund  VP  Industrial:  seeks  daily  investment  results,  before  fees and  expenses,  that        ProFund
                    correspond to the daily  performance  of the Dow Jones U.S.  Industrial  Sector Index.  The Dow     Advisors LLC
                    Jones U.S.  Industrial Sector Index measures the performance of the industrial  economic sector
                    of  the  U.S.  equity  market.   Component   companies   include  building   materials,   heavy
                    construction,  factory  equipment,  heavy machinery,  industrial  services,  pollution control,
                    containers  and  packaging,   industrial  diversified,   air  freight,  marine  transportation,
                    railroads,  trucking,  land-transportation  equipment,  shipbuilding,  transportation services, advanced industrial equipment, electric components and equipment, and aerospace.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund VP Internet:  seeks daily investment results, before fees and expenses, that correspond        ProFund
                    to the daily  performance  of the Dow  Jones  U.S.  Internet  Index.  The Dow  Jones  Composite     Advisors LLC
                    Internet Index measures the  performance of stocks in the U.S. equity markets that generate the majority  of their  revenues  from the  Internet.  The  Index is  composed  of two  sub-groups:
                    Internet  Commerce - companies that derive the majority of their revenues from providing  goods and/or services through an open network,  such as a web site; and Internet Services - companies that derive the majority of their revenues from  providing  access to the Internet or providing services to people using the Internet.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund VP  Pharmaceuticals:  seeks daily investment  results,  before fees and expenses,  that       ProFund
                    correspond to the daily  performance of the Dow Jones U.S.  Pharmaceuticals  Sector Index.  The     Advisors LLC
                    Dow Jones U.S.  Pharmaceuticals Index measures the performance of the pharmaceuticals  industry of the U.S.  equity  market.  Component  companies  include  the  makers  of  prescription  and over-the-counter  drugs, such as aspirin, cold remedies,  birth control pills, and vaccines, as well as companies engaged in contract drug research..
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund VP Precious Metals:  seeks daily  investment  results,  before fees and expenses,  that        ProFund
                    correspond to the daily  performance  of the  Philadelphia  Stock Exchange Gold & Silver Sector     Advisors LLC
                    Index.  The  Philadelphia  Stock Exchange Gold and Silver Sector Index measures the performance of the gold and  silver  mining  industry  of the global  equity  market.  Component  companies include  companies  involved in the mining and production of gold,  silver,  and other precious metals,  precious  stones and pearls.  The Index does not include  producers  of  commemorative medals and coins that are made of these metals.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP Real  Estate:  seeks  daily  investment  results,  before  fees and  expenses,  that        ProFund
                    correspond to the daily  performance  of the Dow Jones U.S.  Real Estate  Index.  The Dow Jones     Advisors LLC
                    U.S. Real Estate Index measures the  performance of the real estate industry of the U.S. equity
                    market.   Component  companies  include  those  that  invest  directly  or  indirectly  through
      SECTOR        development, management or ownership of shopping malls, apartment buildings, housing developments and, real estate investment trusts ("REITs") that invest in apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate related loans or interests.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund VP  Semiconductor:  seeks daily  investment  results,  before fees and  expenses,  that        ProFund
                    correspond to the daily  performance of the Dow Jones U.S.  Semiconductor  Index. The Dow Jones     Advisors LLC
                    U.S.  Semiconductor  Index measures the performance of the  semiconductor  industry of the U.S.
                    equity market.  Component  companies are engaged in the production of semiconductors  and other integrated chips, as well as other related products such as circuit boards and motherboards.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
      SECTOR        ProFund  VP  Technology:  seeks  daily  investment  results,  before  fees and  expenses,  that        ProFund
                    correspond to the daily  performance  of the Dow Jones U.S.  Technology  Sector Index.  The Dow     Advisors LLC
                    Jones U.S.  Technology  Sector Index measures the  performance of the technology  sector of the
                    U.S.  equity  market.  Component  companies  include  those  involved in  computers  and office
                    equipment,  software,   communications  technology,   semiconductors,   diversified  technology
                    services and internet services.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

- ------------------- ----------------------------------------------------------------------------------------- --------------------
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                   PORTFOLIO
       TYPE                                                                                                           ADVISOR/
                                                                                                                    SUB-ADVISOR
                    ----------------------------------------------------------------------------------------------------------------
- ------------------- ----------------------------------------------------------------------------------------- --------------------
      SECTOR        ProFund VP Telecommunications:  seeks daily investment results,  before fees and expenses, that       ProFund
                    correspond to the daily performance of the Dow Jones U.S.  Telecommunications Sector Index. The    Advisors LLC
                    Dow  Jones  U.S.   Telecommunications   Sector   Index   measures   the   performance   of  the
                    telecommunications  economic  sector of the U.S.  equity market.  Component  companies  include fixed line communications and wireless communications companies.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund  VP  Utilities:  seeks  daily  investment  results,  before  fees  and  expenses,  that correspond to the daily  performance  of the Dow Jones U.S.  Utilities  Sector  Index.  The Dow
      SECTOR        Jones U.S.  Utilities Sector Index measures the performance of the utilities economic sector of       ProFund
                    the U.S. equity market.  Component  companies  include  electric  utilities,  gas utilities and    Advisors LLC
                    water utilities.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
THE PROFUND VP PORTFOLIOS DESCRIBED BELOW ARE AVAILABLE AS SUB-ACCOUNTS TO ALL ANNUITY OWNERS. EACH PORTFOLIO PURSUES AN
INVESTMENT STRATEGY THAT SEEKS TO PROVIDE DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT MATCH A WIDELY FOLLOWED INDEX,
INCREASE BY A SPECIFIED FACTOR RELATIVE TO THE INDEX, MATCH THE INVERSE OF THE INDEX OR THE INVERSE OF THE INDEX MULTIPLIED BY A
SPECIFIED FACTOR. THE INVESTMENT STRATEGY OF SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY) THE DAILY
INVESTMENT RESULTS OF THE APPLICABLE INDEX. IT IS RECOMMENDED THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL ADVISOR TO
ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC OR TACTICAL ASSET ALLOCATION STRATEGY INVEST IN THESE PORTFOLIOS. WE HAVE ARRANGED
THE PORTFOLIOS BASED ON THE INDEX ON WHICH IT'S INVESTMENT STRATEGY IS BASED.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
The S&P 500 Index(R)is a widely used measure of large-cap U.S. stock market performance. It includes a representative sample of leading companies in leading industries. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S.
companies with adequate liquidity, appropriate market capitalization financial viability and public float.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
S&P 500             ProFund VP Bull: seeks daily investment results, before fees and expenses, that                 ProFund Advisors
                    correspond to the daily performance of the S&P 500(R)Index.                                         LLC
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP Bear: seeks daily investment results, before fees and expenses, that correspond to the inverse (opposite) of the daily performance of the S&P 500(R)Index. If ProFund VP
                    Bear is successful in meeting its objective, its net asset value should gain approximately          ProFund
S&P 500             the same, on a percentage basis, as any decrease in the S&P 500(R)Index when the Index declines   Advisors LLC
                    on a given day. Conversely, its net asset value should lose approximately the same, on a percentage basis, as any increase in the Index when the Index rises on a given day.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
                    ProFund VP UltraBull (f/k/a ProFund VP Bull Plus): seeks daily investment results, before fees and expenses, that correspond to twice (200%) the daily performance of the S&P 500(R)Index.
                    If the ProFund VP UltraBull is successful in meeting its objective, its net asset value
                    should gain approximately twice as much, on a percentage basis, as the S&P 500(R)Index               ProFund
S&P 500             when the Index rises on a given day. Conversely, its net asset value should lose approximately     Advisors LLC
                    twice as much, on a percentage basis, as the Index when the Index declines on a given day.
                    Prior to May 1, 2003, ProFund VP UltraBull was named "ProFund VP Bull Plus" and sought daily investment results that corresponded to one and one-half times the daily performance of the
                    S&P 500(R)Index
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
The NASDAQ-100 Index(R)is a market capitalization weighted index that includes 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
    NASDAQ 100      ProFund VP OTC: seeks daily investment results, before fees and expenses, that correspond to         ProFund
                    the daily performance of the NASDAQ-100 Index(R). "OTC" in the name of ProFund VP OTC reflers to   Advisors LLC
                    securities that do not trade on a U.S. securities exchange, as registered under the Securities
                    Exchange Act of 1934.
- ------------------- ------------------------------------------------------------------------------------------------ -------------

-------------- ------------------------------------------------------------------------------------------------ --------------------
  STYLE/                                     INVESTMENT OBJECTIVES/POLICIES                                         PORTFOLIO
   TYPE                                                                                                              ADVISOR/
                                                                                                                   SUB-ADVISOR
-------------- ------------------------------------------------------------------------------------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
NASDAQ 100   ProFund  VP  Short  OTC:  seeks  daily  investment  results,  before  fees and  expenses,  that   ProFund Advisors LLC
             correspond to the inverse  (opposite) of the daily  performance  of the NASDAQ-100  Index(R).  If
             ProFund VP Short OTC is  successful in meeting its  objective,  its net asset value should gain approximately  the same, on a percentage  basis, as any decrease in the NASDAQ-100  Index(R)when the Index declines on a given day.  Conversely,  its net asset value should lose  approximately the same, on a percentage  basis,  as any increase in the Index when the Index rises on a given day.  "OTC" in the name of  ProFund VP Short OTC  refers to  securities  that do not trade on a
             U.S. securities exchange, as registered under the Securities Exchange Act of 1934.
-------------- ------------------------------------------------------------------------------------------------ --------------------
-------------- ------------------------------------------------------------------------------------------------ --------------------
NASDAQ 100   ProFund VP UltraOTC:  seeks daily investment results, before fees and expenses, that correspond   ProFund Advisors LLC
             to twice  (200%) the daily  performance  of the  NASDAQ-100  Index(R).  If ProFund VP UltraOTC is
             successful in meeting its  objective,  its net asset value should gain  approximately  twice as much,  on a percentage  basis,  as the  NASDAQ-100  Index(R)when the Index rises on a given day.
             Conversely,  its net asset  value  should lose  approximately  twice as much,  on a  percentage basis,  as the Index when the Index  declines  on a given day.  "OTC" in the name of ProFund VP
             UltraOTC refers to securities that do not trade on a U.S.  securities  exchange,  as registered under the Securities Exchange Act of 1934.
----------------- ------------------------------------------------------------------------------------------------ -----------------
------------------------------------------------------------------------------------------------------------------------------------

The S&P MidCap 400 Index(R)is a widely used measure of mid-sized company U.S. stock market performance. Companies are selected for inclusion in the Index by Standard & Poor's(R)for being U.S. companies with adequate liquidity, appropriate market capitalization, financial viability and public float.

------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
S&P MIDCAP   ProFund VP Mid-Cap  Value:  seeks daily  investment  results,  before fees and  expenses,  that   ProFund Advisors LLC
400          correspond  to the  daily  performance  of the  S&P  MidCap  400/Barra  Value  Index(R).  The S&P
             MidCap400/Barra  Value Index(R)is designed to differentiate  between fast growing  companies and slower  growing or  undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
             is divided equally between growth and value.  The index is rebalanced twice per year.
--------------- ------------------------------------------------------------------------------------------------ -------------------
--------------- ------------------------------------------------------------------------------------------------ -------------------
             ProFund VP Mid-Cap  Growth:  seeks daily  investment  results,  before fees and expenses,  that correspond to the daily  performance of the S&P MidCap 400/Barra Growth Index(R).  The S&P MidCap
             400/Barra Growth Index(R)is designed to differentiate  between fast growing companies and slower
S&P MIDCAP   growing  or  undervalued  companies.  Standard  &  Poor's  and  Barra  cooperate  to  employ  a   ProFund Advisors LLC
400          price-to-book value calculation whereby the market  capitalization of the S&P MidCap 400 Index(R)
             is divided equally between growth and value.  The Index is rebalanced twice per year..
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
             ProFund VP  UltraMid-Cap:  seeks  daily  investment  results,  before fees and  expenses,  that correspond to twice (200%) the daily  performance  of the S&P MidCap 400 Index(R).  If ProFund VP
             UltraMid-Cap  is  successful  in  meeting  its  objective,  its net  asset  value  should  gain
S&P MIDCAP   approximately  twice as much,  on a  percentage  basis,  as the S&P MidCap 400 Index(R)when the   ProFund Advisors LLC
400          Index rises on a given day.  Conversely,  its net asset value should lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
----------------- ------------------------------------------------------------------------------------------------ -----------------
------------------------------------------------------------------------------------------------------------------------------------

The S&P SmallCap 600 Index(R)consists of 600 domestic stocks chosen for market size, liquidity, and industry group representation. The Index comprises stocks from the industrial, utility, financial, and transportation sectors.

- ----------------------------------------------------------------------------------------------------------------------------------
- ------------------- ------------------------------------------------------------------------------------------------ -------------
S&P SMALLCAP ProFund VP Small-Cap Value:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
600          correspond  to the daily  performance  of the S&P  SmallCap  600/Barra  Value  Index(R).  The S&P
             SmallCap  600/Barra Value Index(R)is designed to  differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value  calculation  whereby the market  capitalization of the S&P SmallCap 600
             Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
- ---------------- ------------------------------------------------------------------------------------------------ ----------------

----------------- ------------------------------------------------------------------------------------------------ -----------------
 STYLE/                                      INVESTMENT OBJECTIVES/POLICIES                                          PORTFOLIO
 TYPE                                                                                                                 ADVISOR/
                                                                                                                    SUB-ADVISOR
                  ------------------------------------------------------------------------------------------------ -----------------
----------------- ------------------------------------------------------------------------------------------------ -----------------
S&P SMALLCAP ProFund VP Small-Cap Growth:  seeks daily investment  results,  before fees and expenses,  that   ProFund Advisors LLC
600          correspond  to the daily  performance  of the S&P SmallCap  600/Barra  Growth  Index(R).  The S&P
             SmallCap  600/Barra Growth Index(R)is designed to differentiate  between fast growing  companies and slower growing or undervalued  companies.  Standard & Poor's and Barra  cooperate to employ a price-to-book  value calculation  whereby the market  capitalization-of  the S&P SmallCap 600
             Index(R)is divided equally between growth and value.  The Index is rebalanced twice per year.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ----------------------------------------------------------------------------------------------------------------------------------

The Russell 2000 Index(R)measures the performance of the 2,000 small companies in the Russell 3000 Index(R)representing approximately 8% of the total market capitalization of the Russell 3000 Index(R), which in turn represents approximately 98% of the investable U.S. equity market.

------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
RUSSELL 2000 ProFund VP  UltraSmall-Cap:  seeks daily  investment  results,  before fees and expenses,  that   ProFund Advisors LLC
             correspond  to twice (200%) the daily  performance  of the Russell  2000(R)Index.  If ProFund VP
             UltraSmall-Cap  is  successful  in meeting  its  objective,  its net asset  value  should  gain approximately  twice as much, on a percentage  basis, as the Russell 2000 Index(R)when the Index rises on a given day.  Conversely,  its net asset  value  should  lose  approximately  twice as much, on a percentage basis, as the Index when the Index declines on a given day.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                  ------------------------------------------------------------------------------------------------ -----------------
U.S. GOV'T   ProFund VP U.S.  Government  Plus: seeks daily  investment  results,  before fees and expenses,   ProFund Advisors LLC
BOND         that  correspond  to one and  one-quarter  times  (125%) the daily  price  movement of the most recently  issued  30-year U.S.  Treasury  Bond ("Long  Bond").  In  accordance  with its stated
             objective,  the net asset value of ProFund VP U.S. Government Plus generally should decrease as interest  rates  rise.  If  ProFund  VP U.S.  Government  Plus is  successful  in  meeting  its objective,  its net asset value should gain  approximately  one and one-quarter times (125%) as much,  on a  percentage  basis,  as any  daily  increase  in the  Long  Bond  on a  given  day.
             Conversely,  its net asset value should lose  approximately one and one-quarter (125%) as much, on a percentage basis, as any daily decrease in the Long Bond on a given day.
------------------ ------------------------------------------------------------------------------------------------ ----------------
                    ------------------------------------------------------------------------------------------------ ---------------
U.S. GOV'T   ProFund VP Rising Rates Opportunity:  seeks daily investment results, before fees and expenses,   ProFund Advisors LLC
BOND         that correspond to one and one-quarter  times (125%) the inverse  (opposite) of the daily price movement of the most recently  issued Long Bond. In accordance with its stated  objective,  the net asset value of ProFund VP rising Rates  Opportunity  generally  should decrease as interest rates fall. If ProFund VP Rising Rates  Opportunity  is  successful  in meeting its  objective, its net asset value should gain  approximately  one and one-quarter  times (125%) as much, on a percentage  basis, as any daily decrease in the Long Bond on a given day.  Conversely,  its net asset  value  should  lose  approximately  one and  one-quarter  times  (125%)  as  much,  on a percentage basis, as any daily increase in the Long Bond on a given day.
- ------------------- ------------------------------------------------------------------------------------------------ -------------
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

Each portfolio of the First Defined Portfolio Fund LLC invests in the securities of a relatively few number of issuers or in a particular sector of the economy. Since the assets of each portfolio are invested in a limited number of issuers or a limited sector of the economy, the net asset value of the portfolio may be more susceptible to a single adverse economic, political or regulatory occurrence. Certain of the portfolios may also be subject to additional market risk due to their policy of investing based on an investment strategy and generally not buying or selling securities in response to market fluctuations. Each portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.


The stock selection date for each of the strategy Portfolios of the First Defined Portfolio Fund LLC is on or about December 31st of each year. The holdings for each strategy Portfolio will be adjusted annually on or about December 31st in accordance with the Portfolio's investment strategy. At that time, the percentage relationship among the shares of each issuer held by the Portfolio is established. Through the next one-year period that percentage will be maintained as closely as practicable when the Portfolio makes subsequent purchases and sales of the securities.

------------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------ ----------------
LARGE CAP    First Trust(R)10 Uncommon  Values:  seeks to provide  above-average  capital  appreciation.  The
 BLEND       Portfolio  seeks to achieve its  objective  by  investing  primarily  in the ten common  stocks selected by the Investment  Policy Committee of Lehman Brothers Inc.  ("Lehman  Brothers") with the assistance of the Research  Department of Lehman  Brothers which, in their opinion have the
             greatest  potential for capital  appreciation  during the next year. The stocks included in the    First Trust
             Portfolio  are adjusted  annually on or about July 1st in  accordance  with the  selections  of     Advisors L.P.
             Lehman Brothers.
------------------ ------------------------------------------------------------------------------------------------ ----------------

--------------------- ------------------------------------------------------------------------------------------------ -------------
     STYLE/                                         INVESTMENT OBJECTIVES/POLICIES                                        PORTFOLIO
      TYPE                                                                                                                 ADVISOR/
                                                                                                                         SUB-ADVISOR
--------------------- --------------------------------------------------------------------------------------------------------------
             The  Prudential  Series  Fund,  Inc.  - SP  Jennison  International  Growth:  seeks to  provide
             long-term   growth  of  capital.   The   Portfolio   pursues  its  objective  by  investing  in
             equity-related  securities of foreign  issuers that the  Sub-advisor  believes will increase in value over a period of years.  The  Portfolio  invests  primarily  in the common stock of large and  medium-sized  foreign  companies.  Under normal  circumstances,  the Portfolio  invests at
INTER-       least 65% of its total  assets in common  stock of foreign  companies  operating or based in at
NATIONAL     least five different  countries.  The Portfolio  looks  primarily for stocks of companies whose     Prudential
EQUITY       earnings are growing at a faster rate than other companies and that have  above-average  growth    Investments LLC/
             in earnings and cash flow, improving profitability,  strong balance sheets, management strength   Jennison Associates
             and strong  market  share for its  products.  The  Portfolio  also tries to buy such  stocks at          LLC
             attractive prices in relation to their growth prospects.
-------------------- ------------------------------------------------------------------------------------------------ --------------


"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

The First Trust(R)10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R)10 Uncommon Values portfolio.

Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

WHAT ARE THE FIXED INVESTMENT OPTIONS?
We offer fixed investment options of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call American Skandia at 1-800-766-4530 to determine availability of Fixed Allocations in your state and for your annuity product.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal.


Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.


Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.


Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge (1.25%) and the Administration Charge (0.15%). The total charge is equal to 1.40% on an annual basis. The Insurance Charge is intended to compensate American Skandia for providing the insurance benefits under the Annuity, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

American Skandia may make a profit on the Insurance Charge if, over time, the actual cost of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that American Skandia incurs in promoting, distributing, issuing and administering the Annuity.

The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity.


Optional Benefits: If you elect to purchase the Guaranteed Return Option, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. If you elect to purchase one or more optional death benefits, we will deduct the annual charge from your Account Value on the anniversary of your Annuity's Issue Date. Under certain circumstances, we may deduct a pro-rata portion of the annual charge for any optional benefit. The charge for each optional benefit is deducted in addition to the Insurance Charge due to the increased insurance risk associated with the optional benefits. Please refer to the section entitled "Death Benefit" for a description of the charge for the Optional Death Benefit. Please refer to the section entitled "Managing Your Account Value - Do you offer programs designed to guarantee a "return of premium" at a future date?" for a description of the charge for the Guaranteed Return Option.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?
We do not assess any charges directly against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. These fees are deducted daily by each Portfolio before it provides American Skandia with the net asset value as of the close of business each day. More detailed information about fees and charges can be found in the prospectuses for the Portfolios. Please also see "Service Fees Payable by Underlying Funds".

WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
No specific fee or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will continue to be subject to an insurance charge.

EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $15,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $15,000 in total Purchase Payments.

Where allowed by law, initial Purchase Payments in excess of $1,000,000 require our approval prior to acceptance. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts that are available. Other limitations and/or restrictions may apply.

Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to American Skandia. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to American Skandia via wiring funds through your investment professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an arrangement called "bank drafting" where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for a period of ten (10) years from the Issue Date but not beyond age 90. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age 591/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability of certain optional benefits may vary based on the age of the Owner on the Issue Date of the Annuity.

Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X|  Owner: The Owner(s) holds all rights under the Annuity. You may name more
     -----
     than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

|X|  Annuitant: The Annuitant is the person we agree to make annuity payments to
     ---------
     and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.

|X|  Beneficiary: The Beneficiary is the person(s) or entity you name to receive
      -----------
     the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
|X| a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|  a new Annuitant subsequent to the Annuity Date;
|X| for "non-qualified investments a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X| a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries
If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

Spousal Contingent Annuitant
If the Annuity is owned by an entity and the surviving spouse is named as a Contingent Annuitant, upon the death of the Annuitant, the surviving spouse will become the Annuitant. No Death Benefit is payable upon the death of the Annuitant. However, the Account Value of the Annuity as of the date of due proof of death of the Annuitant (and any required proof of the spousal relationship) will reflect the amount that would have been payable had a Death Benefit been paid.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free-look." Depending on the state in which you purchased your Annuity and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you return your Annuity during the applicable period, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Where required by law, we will return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rules may apply to an Annuity that is purchased as an IRA. In any situation where we are required to return the greater of your Purchase Payment or Account Value, we may allocate your Account Value to the AST Money Market Sub-account during the right to cancel period and for a reasonable additional amount of time to allow for delivery of your Annuity.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to
             ----------
deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options when applied. Bank drafting allows you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $15,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $15,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations.

In those states where we are required to return your Purchase Payment if you exercise your right to return the Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the right to cancel period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the right to cancel period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation on any gain. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

We may impose specific restrictions on financial transactions for certain Portfolios based on the Portfolio's investment restrictions. Currently, any purchase, redemption or transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com).

Currently, we charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of eight) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?
Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You can Dollar Cost Average from variable investment options or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
|X| You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X| You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X| Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an automatic rebalancing program.

DO YOU OFFER PROGRAMS DESIGNED TO GUARANTEE A "RETURN OF PREMIUM" AT A FUTURE DATE?
Yes. We offer two different programs for investors who wish to invest in the variable investment options but also wish to protect their principal, at least as of a specific date in the future. You may not want to use either of these programs if you expect to begin taking annuity payments before the program would be completed.

Balanced Investment Program
We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the variable investment options that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the variable investment options is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

          Example
          Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee
          Period is 5.33%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.594948 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $59,495 will be allocated to the Fixed Allocation and the remaining Account Value ($41,505) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

Guaranteed Return Option (GRO)SM
We also offer a seven-year program where we monitor your Account Value daily and systematically transfer amounts between Fixed Allocations and the variable investment options you choose. American Skandia guarantees that at the end of the seventh (7th) year from commencement of the program (or any program restart date), you will receive no less than your Account Value on the date you elected to participate in the program ("commencement value"). On the program maturity date, if your Account Value is below the commencement value, American Skandia will apply additional amounts to your Annuity so that it is equal to commencement value or your Account Value on the date you elect to restart the program duration. Any amounts added to your Annuity will be applied to the AST Money Market Sub-account, unless you provide us with alternative instructions. We will notify you of any amounts added to your Annuity under the program. We do not consider amounts added to your Annuity to be "investment in the contract" for income tax purposes.

Account Value is only transferred to and maintained in Fixed Allocations to the
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extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. This differs from the Balanced Investment Program where a set amount is allocated to a Fixed Allocation regardless of the performance of the underlying Sub-accounts. With the Guaranteed Return Option, your Annuity is able to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. NOTE: If a significant amount of your Account Value is systematically transferred to Fixed Allocations during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the Sub-accounts if there is a subsequent market recovery.

Each business day we monitor the performance of your Account Value to determine whether it is greater than, equal to or below our "reallocation trigger", described below. Based on the performance of the Sub-accounts in which you choose to allocate your Account Value relative to the reallocation trigger, we may transfer some or all of your Account Value to or from a Fixed Allocation. You have complete discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to restrict certain Portfolios if you participate in the program.


|X| Account Value greater than or equal to reallocation trigger: Your Account Value in the variable investment options remains allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation, those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations. A Market Value Adjustment will apply.

|X| Account Value below reallocation trigger: A portion of your Account Value in the variable investment options is transferred to a new Fixed Allocation. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation will have a Guarantee Period equal to the remaining duration in the Guaranteed Return Option. The Account Value applied to the new Fixed Allocation will be credited with the fixed interest rate then being applied to a new Fixed Allocation of the next higher yearly duration. The Account Value will remain invested in the Fixed Allocation until the maturity date of the program unless, at an earlier date, your Account Value is at or above the reallocation trigger and amounts can be transferred to the variable investment options (as described above) while maintaining the guarantee protection under the program.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Any change to the allocation mechanism and/or the reallocation trigger will only apply to programs that begin after the change is effective.

Program Termination
The Guaranteed Return Option will terminate on its maturity date. You can elect to participate in a new Guaranteed Return Option or re-allocate your Account Value at that time. Upon termination, any Account Value allocated to the Fixed Allocations will be transferred to the AST Money Market Sub-account, unless you provide us with alternative instructions.

Special Considerations under the Guaranteed Return Option
This program is subject to certain rules and restrictions, including, but not limited to the following:
|X| You may terminate the Guaranteed Return Option at any time. American Skandia does not provide any guarantees upon termination of the program.
|X| Withdrawals from your Annuity while the program is in effect will reduce the guaranteed amount under the program in proportion to your Account Value at the time of the withdrawal. Withdrawals will be subject to all other provisions of the Annuity, including any Market Value Adjustment that would apply.
|X| Additional Purchase Payments applied to the Annuity while the program is in effect will only increase the amount guaranteed; however, all or a portion of any additional Purchase Payments may be allocated to the Fixed Allocations.
|X| Annuity Owners cannot transfer Account Value to or from a Fixed Allocation while participating in the program and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| The Guaranteed Return Option will terminate: (a) upon the death of the Owner or the Annuitant (in an entity owned contract); and (b) as of the date Account Value is applied to begin annuity payments.
|X| You can elect to restart the seven (7) year program duration on any anniversary of the Issue Date of the Annuity. The Account Value on the date the restart is effective will become the new commencement value. You can only elect the program once per Annuity Year.

Charges under the Program
We deduct a charge equal to 0.25% per year to participate in the Guaranteed Return Option. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date of the program is less than the amount guaranteed; and (b) administration of the program.

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     Effective November 18, 2002, American Skandia changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between May 1, 2001 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 18, 2002 will be subject to the charge method described above. -
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MAY I AUTHORIZE MY INVESTMENT PROFESSIONAL TO MANAGE MY ACCOUNT?
Yes. You may authorize your investment professional to direct the allocation of your Account Value and to request financial transactions between investment options while you are living, subject to our rules. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your investment professional if you fail to inform us that such person's authority has been revoked. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

We or an affiliate of ours may provide administrative support to licensed, registered investment professionals or investment advisors who you authorize to make financial transactions on your behalf. These investment professionals may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer advice about how to allocate your Account Value under any circumstance. Any investment professionals you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such investment professionals make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

We may require investment professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with American Skandia as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the investment professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of an investment professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on American Skandia. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your investment professional. Your investment professional will be informed of all such restrictions on an ongoing basis. We may also require that your investment professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.americanskandia.com). Limitations that we may impose on your investment professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this Prospectus.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?
We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X| when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X| upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X|  when you "renew" a Fixed Allocation by electing a new Guarantee Period.

To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or a balanced investment program (see "Do you offer programs designed to guarantee a "Return of Premium" at a future date?"). The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.



MVA Formula
The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                                                     [(1+I) / (1+J+0.0010)]N/12

                                                               where:

     I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

     J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

     N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the right to cancel provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

MVA Examples
The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

|X| You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X| You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA
Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
During the accumulation period you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period
A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

During the Annuitization Period
During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.


CAN I WITHDRAW A PORTION OF MY ANNUITY?
Yes, you can make a withdrawal during the accumulation period. We call this a "Partial Withdrawal." The amount that you may withdraw will equal your Surrender Value as of the date we process the withdrawal request. There is no Contingent Deferred Sales Charge applied if you surrender your Annuity or make a partial withdrawal. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations.


Partial Withdrawals may also be available following annuitization but only if you choose certain annuity payment options.

To request the forms necessary to make a withdrawal from your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Account Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market Value Adjustment to any Fixed Allocations. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.


You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2that are not subject to the 10% penalty.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?
(See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code.

The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Minimum Distribution requirements under the Code.


CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.


Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

To request the forms necessary to surrender your Annuity, call 1-800-766-4530 or visit our Internet Website at www.americanskandia.com.

WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
We currently make annuity options available that provide fixed annuity payments, variable payments or adjustable payments. Fixed options provide the same amount with each payment. Variable options generally provide a payment which may increase or decrease depending on the investment performance of the Sub-accounts. However, currently, we also make a variable payment option that has a guarantee feature. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. We do not guarantee to make any annuity payment options available in the future. For additional information on annuity payment options you may request a Statement of Additional Information.


When you purchase an Annuity, or at a later date, you may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant.

Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

Option 1
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Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 2
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Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. This Option is currently available on a fixed or variable basis. Under this option, you cannot make a partial or full surrender of the annuity.

Option 3
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Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. This Option is currently available on a fixed or variable basis. If you elect to receive payments on a variable basis under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 4
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Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

Option 5
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Variable Payments for Life with a Cash Value: Under this option, benefits are payable periodically until the death of the key life. Benefits may increase or decrease depending on the investment performance of the Sub-accounts. This option has a cash value that also varies with the investment performance of the Sub-account. The cash value provides a "cushion" from volatile investment performance so that negative investment performance does not automatically result in a decrease in the annuity payment each month, and positive investment performance does not automatically result in an increase in the annuity payment each month. The cushion generally "stabilizes" monthly annuity payments. Any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

Option 6
---------
Variable Payments for Life with a Cash Value and Guarantee: Under this option, benefits are payable as described in Option 5; except that, while the key life
                                               -------
is alive, the annuity payment will not be less than a guaranteed amount, which generally is equal to the first annuity payment. We charge an additional amount for this guarantee. Under this option, any cash value remaining on the death of the key life is paid to the Beneficiary in a lump sum or as periodic payments. Under this option, you can request partial or full surrender of the annuity and receive its then current cash value (if any) subject to our rules.

We may make additional annuity payment options available in the future.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
If you have not provided us with your Annuity Date or annuity payment option in writing, then:
|X| the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
|X| the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

HOW ARE ANNUITY PAYMENTS CALCULATED?

Fixed Annuity Payments (Options 1-4)
If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.


Variable Annuity Payments
We offer three different types of variable annuity payment options. The first annuity payment will be calculated based upon the assumed investment return ("AIR"). You select the AIR before we start to make annuity payments. You will not receive annuity payments until you choose an AIR. The remaining annuity payments will fluctuate based on the performance of the Sub-accounts relative to the AIR, as well as, other factors described below. The greater the AIR, the greater the first annuity payment. A higher AIR may result in smaller potential growth in the annuity payments. A lower AIR results in a lower initial annuity payment. Within payment options 1-3, if the Sub-accounts you choose perform exactly the same as the AIR, then subsequent annuity payments will be the same as the first annuity payment. If the Sub-accounts you choose perform better than the AIR, then subsequent annuity payments will be higher than the first annuity payment. If the Sub-accounts you choose perform worse than the AIR, then subsequent annuity payments will be lower than the first. Within payment options 5 and 6, the cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive are adjusted based on the performance of the Sub-accounts relative to the AIR; however, subsequent annuity payments do not always increase or decrease based on the performance of the Sub-accounts relative to the AIR.


|X| Variable Payments (Options 1-3)
    -----------------
     We calculate each annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units for each Sub-account by the Unit Value of each Sub-account on the annuity payment date. We determine the schedule of units based on your Account Value (minus any premium tax that applies) at the time you elect to begin receiving annuity payments. The schedule of units will vary based on the annuity payment option selected, the length of any certain period (if applicable), the Annuitant's age and gender (if annuity payments are due for the life of the Annuitant) and the Unit Value of the Sub-accounts you initially selected on the Issue Date. The calculation is performed for each Sub-account, and the sum of the Sub-account calculations equals the amount of your annuity payment. Other than to fund annuity payments, the number of units allocated to each Sub-account will not change unless you transfer among the Sub-accounts or make a withdrawal (if allowed). You can select one of three AIRs for these options: 3%, 5% or 7%.

|X|  Stabilized Variable Payments (Option 5)
     ----------------------------
     This option provides guaranteed payments for life, a cash value for the Annuitant (while alive) and a variable period of time during which annuity payments will be made whether or not the Annuitant is still alive. We calculate the initial annuity payment amount by multiplying the number of units scheduled to be redeemed under a schedule of units by the Unit Values determined on the annuitization date. The schedule of units is established for each Sub-account you choose on the annuitization date based on the applicable benchmark rate, meaning the AIR, and the annuity factors. The annuity factors reflect our assumptions regarding the costs we expect to bear in guaranteeing payments for the lives of the Annuitant and will depend on the benchmark rate, the annuitant's attained age and gender (where permitted). Unlike variable payments (described above) where each payment can vary based on Sub-account performance, this payment option cushions the immediate impact of Sub-account performance by adjusting the length of the time during which annuity payments will be made whether or not the Annuitant is alive while generally maintaining a level annuity payment amount. Sub-account performance that exceeds a benchmark rate will generally extend this time period, while Sub-account performance that is less than a benchmark rate will generally shorten the period. If the period reaches zero and the Annuitant is still alive, Annuity Payments continue, however, the annuity payment amount will vary depending on Sub-account performance, similar to conventional variable payments. The AIR for this option is 4%.

|X|  Stabilized Variable Payments with a Guaranteed Minimum (Option 6)
     ------------------------------------------------------
     This option provides guaranteed payments for life in the same manner as Stabilized Variable Payments (described above). In addition to the stabilization feature, this option also guarantees that variable annuity payments will not be less than the initial annuity payment amount regardless of Sub-account performance. The AIR for this option is 3%.

The variable annuity payment options are described in greater detail in a separate prospectus which will be provided to you at the time you elect one of the variable annuity payment options.

Adjustable Annuity Payments
We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5th) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

Basic Death Benefit

The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers two different optional Death Benefits. Either benefit can be purchased for an additional charge. The additional charge is deducted to compensate American Skandia for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

The basic Death Benefit depends on the decedent's age on the date of death:

     If death occurs before the earlier of the decedent's age 90 or the end of the tenth Annuity Year: The Death Benefit is the greater of:

|X| The sum of all Purchase Payments less the sum of all withdrawals; and |X| The sum of your Account Value in the variable investment options and your
     Interim Value in the Fixed Allocations.

     If death occurs after the earlier of the decedent's age 90 or the tenth Annuity Year: The Death Benefit is your Account Value.

OPTIONAL DEATH BENEFITS
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American Skandia offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate between May 1, 2000 and January 22, 2001 and a Guaranteed Minimum Death Benefit with a 5.0% accumulation rate between May 1, 2000 and November 15, 2002, in those jurisdictions where we received regulatory approval. Additionally, American Skandia offered the Enhanced Beneficiary Protection Optional Death Benefit between May 1, 2001 and November 15, 2002, in those jurisdictions where we received regulatory approval. For Annuity Owners who purchased either of these optional Death Benefits during the applicable period, the optional Death Benefits will be calculated as described below. These optional Death Benefits were only offered and must have been elected at the time you purchased your Annuity. -
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You can purchase either of two optional Death Benefits with your Annuity to provide an enhanced level of protection for your beneficiaries.

NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

Enhanced Beneficiary Protection Optional Death Benefit
The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

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The Enhanced Beneficiary Protection Optional Death Benefit is being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit. -
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Calculation of Enhanced Beneficiary Protection Optional Death Benefit If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

1.   the basic Death Benefit described above

     PLUS

2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

"Proportional withdrawals" are determined by calculating the percentage of your
 -------------------------
Account Value that each prior withdrawal represented when withdrawn.

"Death Benefit Amount" includes your Account Value and any amounts added to your
---------------------
Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

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The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit. -
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See Appendix C for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

Guaranteed Minimum Death Benefit
If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Guaranteed Minimum Death Benefit

|X|  The Death Benefit Target Date is the contract anniversary on or after the
     ------------------
     80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The Highest Anniversary Value equals the highest of all previous
     -------------------------
     "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|  The Anniversary Value is the Account Value as of each anniversary of the
     ------------------
     Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X|  A Proportional Reduction is a reduction to the value being measured caused
     -----------------------
     by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

Calculation of Guaranteed Minimum Death Benefit
The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

     If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.


     If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

See Appendix C for examples of how the Guaranteed Minimum Death Benefit is calculated.

Annuities with joint Owners
For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities
For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Can I terminate the optional Death Benefits? Do the optional Death Benefits terminate under other circumstances? You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

What are the charges for the optional Death Benefits?
We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

1.   on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the Annuity Date;
3.   if you surrender your Annuity; and
4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

PAYMENT OF DEATH BENEFITS

Payment of Death Benefit to Beneficiary
Except in the case of a spousal Beneficiary, in the event of your death, the death benefit must be distributed:

|X| as a lump sum amount at any time within five (5) years of the date of death; or
|X| as a series of annuity payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

Unless you have made an election prior to death benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds as a series of fixed annuity payments (annuity payment options 1-4) or as a series of variable annuity payments (annuity payment options 1-3 or 5 and 6). See the section entitled "What Types of Annuity Options are Available."

Spousal Beneficiary - Assumption of Annuity
You may name your spouse as your Beneficiary. If you and your spouse own the Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

See the section entitled "Managing Your Annuity - Spousal Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an entity owned Annuity.

IRA Beneficiary Continuation Option
The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires Minimum Distributions. Upon the Owner's death under an IRA, 403(b) or other "qualified investment", a Beneficiary may generally elect to continue the Annuity and receive Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether the Owner died on or before the date he or she was required to begin receiving Minimum Distributions under the Code and whether the Beneficiary is the surviving spouse.

|X| If death occurs before the date Minimum Distributions must begin under the Code, the Death Benefit can be paid out in either a lump sum, within five years from the date of death, or over the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if the spouse is the Beneficiary, the Death Benefit can be paid out over the life or life expectancy of the spouse with such payments beginning no earlier than December 31st of the year following the year of death or December 31st of the year in which the deceased would have reached age 70 1/2, which ever is later.

|X| If death occurs after the date Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect.

A Beneficiary has the flexibility to take out more each year than required under the Minimum Distribution rules. Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation. See the section entitled "How are Distributions From Qualified Contracts Taxed? - Minimum Distributions after age 70 1/2."

Upon election of this IRA Beneficiary Continuation option:

|X| the Annuity contract will be continued in the Owner's name, for the benefit of the Beneficiary.
|X| the Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if they had taken a lump sum distribution.
|X| the Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. NOTE: The Sub-accounts offered under the IRA Beneficiary Continuation option may be limited.
|X|  no additional Purchase Payments can be applied to the Annuity.
|X| the basic Death Benefit and any optional Death Benefits elected by the Owner will no longer apply to the Beneficiary.
|X| the Beneficiary can request a withdrawal of all or a portion of the Account Value at any time.
|X| upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary.
|X| all amounts in the Annuity must be paid out to the Beneficiary according to the Minimum Distribution rules described above.

Please contact American Skandia for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the IRA Beneficiary Continuation option.

Are there any exceptions to these rules for paying the Death Benefit? Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including either optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

When do you determine the Death Benefit?
We determine the amount of the Death Benefit as of the date we receive "due proof of death", any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to the Sub-accounts according to our rules.

Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.


VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?
During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus the Annual Maintenance Fee and the charge for any optional benefits. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example
Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?
During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
American Skandia is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of the NYSE will be processed based on the value next computed on the next business day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders.

American Skandia will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
|X|  trading on the NYSE is restricted;
|X| an emergency exists making redemption or valuation of securities held in the separate account impractical; or
|X| the SEC, by order, permits the suspension or postponement for the protection of security holders.

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory allocation instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

Transactions in Rydex and ProFunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase or redemption order or transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (www.americanskandia.com). You cannot request a transaction involving the purchase, redemption or transfer of Units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?

Termination of Optional Benefit: If you terminate the Guaranteed Return Option program, we will no longer deduct the charge we apply to purchase the optional benefit. On the date the charge no longer applies, your Annuity will become subject to a different daily asset-based charge. We will process a transaction where your Account Value allocated to the Sub-accounts will be used to purchase new Units of the Sub-accounts that reflect the Insurance Charge, but not the charge for the optional program that you terminated. The number of Units attributed to your Annuity will be decreased and the Unit Price of each unit of the Sub-accounts in which you invested will be increased. The adjustment in the number of Units and Unit Price will not affect your Account Value. Beginning on that date, your Account Value will be determined based on the change in the value of Units that reflect the Insurance Charge.

TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.   whether the Annuity is used by:
|X| a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X| an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and
2.   whether the Owner is:
|X|  an individual person or persons; or
|X|  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X| "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

|X| "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any portion of an annuity payment received that exceeds the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment may be allowed as a deduction on the decedent's final income tax return.


Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:
|X|  Distributions made on or after the taxpayer has attained age 591/2;
|X| Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X| Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X| Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary;
|X| Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|  Payments under an immediate annuity as defined in the Code;
|X| Distributions under a qualified funding asset under Code Section 130(d); or |X| Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.


Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Generally, distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2or five
(5) years from the first of such payments will result in the requirement to pay the 10% premature distribution penalty that would have been due had the payments been treated as subject to the 10% premature distribution penalty in the years received, plus interest. This does not apply when the modification is by reason of death or disability. American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the immediate annuity exception to the 10% penalty described above under "Penalty Tax on Distributions" for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:
|X| First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
|X| Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);
|X| Then, from any remaining "income on the contract"; and |X| Lastly, from the amount of any "investment in the contract" made after
     August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the remaining investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial exchange from a life insurance contract is eligible for non-recognition treatment under Section 1035 of the Code. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction on the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.

Special Considerations for Purchasers of the Enhanced Beneficiary Protection Optional Death Benefit: As of the date of this Prospectus, it is our understanding that the charges related to the optional Death Benefit are not subject to current taxation and we will not report them as such. However, the IRS could take the position that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report charges for the optional Death Benefit as partial withdrawals if we, as a reporting and withholding agent, believe that we would be expected to report them as such.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries below of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Economic Growth and Tax Relief Reconciliation Act (EGTRRA): Certain states do not conform to the pension provisions included in EGTRRA. We recommend that you consult with your tax advisor to determine the status of your state's statutes as they relate to EGTRRA and your tax qualified retirement plan.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.


H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Arrangements or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made
                                           ---
(a) once the taxpayer is age 59 1/2or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA or another qualified plan, on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:
|X| is part of a properly executed transfer to another IRA or another eligible qualified account;
|X| is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);
|X| is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|  is subsequent to a separation from service after the taxpayer attains age
     55*;
|X| does not exceed the employee's allowable deduction in that tax year for medical care;
|X| is made to an alternate payee pursuant to a qualified domestic relations order*;
|X|  is made pursuant to an IRS levy;
|X| is made to pay qualified acquisition costs for a first time home purchase (IRA only);
|X| is made to pay qualified higher education expenses (IRA only); and |X| is not more than the cost of your medical insurance (IRA only).

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:
|X| the calendar year in which the individual attains age 70 1/2; or |X| the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The IRS has released Treasury regulations containing new Minimum Distribution rules. For Minimum Distributions required in 2003 and later, individuals are required to use the rules under the 2002 Final Regulations. The 2002 Final Regulations contain a provision which could increase the amount of minimum distributions required for certain individuals. Under the 2002 Final Regulations, individuals are required to include in their annuity contract value the actuarial value of any other benefits that will be provided under the annuity. We and other annuity providers are currently seeking clarification of this new rule. You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum Distribution rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten
(10) years younger than the participant. In that case, the new rules permit the participant to utilize the actual life expectancies of the participant and the spouse. In most cases, the beneficiary may be changed during the participant's lifetime with no affect on the Minimum Distributions. At death, the designated Beneficiary may generally take Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed. Because of the many recent changes to the Minimum Distribution rules, we strongly encourage you to consult with your tax advisor for more detailed information.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We expect the underlying mutual fund portfolios to comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, known as eligible rollover distributions, from Qualified Contracts, are subject to automatic 20% withholding for Federal income taxes. The following distributions are not eligible rollover distributions and not subject to 20% withholding:
|X|  any portion of a distribution paid as a Minimum Distribution;
|X|  direct transfers to the trustee of another retirement plan;
|X| distributions from an individual retirement account or individual retirement annuity;
|X| distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X| distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and
|X|  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun is treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1.1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION


HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as the Annual Maintenance Fee, systematic withdrawals (including 72(t) payments and required minimum distributions), bank drafting, dollar cost averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report.


Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. American Skandia is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing annuity and life insurance products. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) both fixed and variable immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.


On December 20, 2002, Skandia Insurance Company Ltd. (publ), an insurance company organized under the laws of the Kingdom of Sweden ("Skandia"), and on that date, the ultimate parent company of American Skandia, announced that it and Skandia U.S. Inc. had entered into a definitive Stock Purchase Agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"). Under the terms of the Stock Purchase Agreement, Prudential Financial will acquire Skandia U.S. Inc., a Delaware corporation, from Skandia. Skandia U.S. Inc. is the sole shareholder of ASI, which is the parent company of American Skandia. The transaction is expected to close during the second quarter of 2003.

Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company other than American Skandia has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, following the closing of the acquisition, Prudential Financial will exercise significant influence over the operations and capital structure of American Skandia.


WHAT ARE SEPARATE ACCOUNTS?
The separate accounts are where American Skandia sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by American Skandia. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B
During the accumulation period, the assets supporting obligations based on allocations to the variable investment options are held in Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

Prior to November 18, 2002, Separate Account B was organized as a single separate account with six different Sub-account classes, each of which was registered as a distinct unit investment trust under the Investment Company Act. Effective November 18, 2002 each Sub-account class of Separate Account B will be consolidated into the unit investment trust formerly named American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts), which will subsequently be renamed American Skandia Life Assurance Corporation Variable Account B. Each Sub-account of Separate Account B will have multiple Unit Prices to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for each optional benefit offered under Annuity contracts funded through Separate Account
B. The consolidation of Separate Account B will have no impact on Annuity
Owners.

We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuity contracts or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

Separate Account D
During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We currently employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights
We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.

Material Conflicts
It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.


Service Fees Payable to American Skandia
American Skandia or our affiliates have entered into agreements with the investment adviser or distributor of many of the underlying Portfolios. Under the terms of these agreements, American Skandia provides administrative and support services to the Portfolios for which a fee is paid that is generally based on a percentage of the average assets allocated to the Portfolios under the Annuity. Any fees payable will be consistent with the services rendered or the expected cost savings resulting from the arrangement. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?
American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation may be payable based on a percentage of Purchase Payments made, up to a maximum of 1.0%. Ongoing compensation of up to 1.25% per year of the Account Value is also payable. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

We may advertise the performance of the Portfolios in the form of "Standard" and "Non-standard" Total Returns calculated for each Sub-account. "Standard Total Return" figures assume a hypothetical initial investment of $1,000 allocated to a Sub-account during the most recent, one, five and ten year periods (or since the inception date that the Portfolio has been offered as a Sub-account, if less). "Standard Total Return" figures assume that the applicable Insurance Charge and the Annual Maintenance Fee are deducted and that the Annuity is surrendered at the end of the applicable period, meaning that any Contingent Deferred Sales Charge that would apply upon surrender is also deducted. Since the Annuity does not deduct a Contingent Deferred Sales Charge upon surrender, no such charge is deducted when calculating Standard Total Returns. "Non-standard Total Return" figures include any performance figures that do not meet the SEC's rules for Standard Total Returns. Non-standard Total Returns are calculated in the same manner as standardized returns except that the figures may not reflect all fees and charges. Standard and Non-standard Total Returns will not reflect the additional asset-based charges that are deducted when you elect any optional benefits. The additional cost associated with any optional benefits you elected will reduce your performance. Non-standard Total Returns must be accompanied by Standard Total Returns.

Some of the underlying Portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying Portfolios have been in existence, but the Sub-accounts have not. Such hypothetical historical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts. Hypothetical historical performance of the underlying Portfolios prior to the existence of the Sub-accounts may only be presented as Non-standard Total Returns.

We may advertise the performance of money market-type Sub-accounts using a measure of the "current and effective yield". The current yield of a money market-type Sub-account is calculated based upon the previous seven-day period ending on the date of calculation. The effective yield of a money market-type Sub-account reflects the reinvestment of net income earned daily on the assets of such a Sub-account. The current and effective yields reflect the Insurance Charge and the charge for any optional benefits (if applicable) deducted against the Sub-account. In a low interest rate environment, yields for money market-type Sub-accounts, after deduction of the Insurance Charge, and the charge for any optional benefits (if applicable) may be negative even though the yield (before deducting for such charges) is positive. Current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying mutual funds for variable annuities and/or do not have additional asset-based charges deducted for the insurance protection provided by the Annuity.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the total amount of asset-based charges assessed against each Sub-account will affect performance.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements we distribute may also compare the performance of our Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION
A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, The Woolworth Building, 233 Broadway, New York, NY and 175 W. Jackson Boulevard, Suite 900, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.




INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 2002 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:
|X| calling Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X| writing to us via regular mail at American Skandia - Variable Annuities, P.O. Box 7040, Bridgeport, Connecticut 06601-7040 OR for express mail American Skandia - Variable Annuities, One Corporate Drive, Shelton, Connecticut 06484. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X| sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X| accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through Skandia's Telephone Automated Response System (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or an investment professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through STARS and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. American Skandia reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this Prospectus, American Skandia and its affiliates are not involved in any legal proceedings outside of the ordinary course of business. American Skandia and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, however, we do not anticipate that the outcome of any such legal proceedings will have a material adverse affect on the Separate Account, or American Skandia's ability to meet its obligations under the Annuity, or on the distribution of the Annuity.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|  American Skandia Life Assurance Corporation
|X| American Skandia Life Assurance Corporation Variable Account B |X| American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|  Current and Effective Yield
|X|  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|  How We Calculate the Market Value Adjustment

General Information
|X|  Voting Rights
|X|  Modification
|X|  Deferral of Transactions
|X|  Misstatement of Age or Sex
|X|  Ending the Offer

Annuitization

Independent Auditors

Legal Experts

Financial Statements
|X|  Appendix A - American Skandia Life Assurance Corporation Variable Account B

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the
Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.   On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167,
     $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001,
     2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636, $26,017,847, $29,751,822, $29,396,693, and
     $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998,
     respectively.
b.   These items are significantly impacted by equity market volatility.
c. For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure. For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations. See Results of Operations in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d. During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset. See the MD&A for a further discussion.
e. Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were $3,472,044, $3,834,167 and $8,216,167, in 2002, 2001 and 2000, respectively. The decrease in sales in 2002 and 2001 was primarily the result of the general decline in sales in the industry, attributed in large part to the continued uncertainty in the equity markets. In addition, the Company believes uncertainty regarding its future ownership has adversely impacted sales, primarily in the latter part of 2002. The Company announced, in the first quarter of 2002, its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled $23,637,559 in 2002, $26,792,877 in 2001 and $31,581,902 in 2000, representing a decrease of 12% and 15% in 2002 and 2001, respectively, due primarily to weak equity markets. The decrease in annuity and life insurance charges and fees and fee income before surrender charge income and reinsurance was consistent with the decline in assets under management. Surrender charge income increased in 2002 as compared to 2001. This was caused by higher lapses when compared to the applicable prior year periods, and was primarily attributable, the Company believes, to concerns by contract holders, rating agencies and the Company's distribution channels, surrounding the uncertainty in the equity markets and its impact on variable annuity companies generally and, prior to the announcement of the Acquisition, uncertainty concerning the Company's future (See Liquidity and Capital Resources for rating agency actions).

Net realized capital losses in 2002 were primarily from $9,593 of losses on sales and $3,769 of other-than-temporary impairments of mutual fund investments that are held in support of a deferred compensation program for certain of the Company's employees. The deferred compensation program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities. Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately $1,236 on the sale of a WorldCom, Inc. bond. The net capital gains in 2001 related primarily to sales of fixed maturity investments, were partially offset by losses on securities in the fixed maturity portfolio. The most significant loss was $2,636 related to Enron securities. In addition net realized capital losses of $3,534 in 2001 were incurred due to sales of mutual fund holdings in support of the Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves includes changes in reserves related to annuity contracts with mortality risks. During 2001, the Company's Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984, as the result of an update of certain reserve assumptions as to risks inherent in the benefit. Previous assumptions had been based on statutory valuation principles as an approximation for U.S. GAAP. In addition, future mortality rates were lowered in 2001 to reflect favorable past experience. However, offsetting the resulting increase in earnings and equity as a result of changes in the GMDB liability in 2001, assumptions related to GMDB claim costs were also updated in the calculation of the deferred acquisition cost asset, resulting in additional amortization of this asset.

The Company uses derivative instruments, which consist of equity option contracts for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. GMDB claims, net of hedge, consist of GMDB claims offset by the mark to market and realized capital gain/loss results of the Company's option contracts. During 2002 and 2001, the fluctuations in GMDB claims, net of hedge, were driven by an increase in hedge related benefits of $19,776 and $14,646, respectively. Hedge related benefits were partially offset by increases in GMDB claims of $22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists primarily of net investment results from the Company's fixed, market value adjusted, separate account investment option and changes in the Company's experience rated reinsurance receivables. The decrease in 2002 was primarily due to increased net investment results on the Company's fixed, market value adjusted, separate account investment option. As the equity markets decline, movement from variable investment options to fixed investment options, primarily due to one of the Company's product features, has increased the assets invested in the fixed separate account investment option. Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain securities, of which $5,427 related to WorldCom, Inc. bonds. The increase in net investment results was partially offset by a decrease in experience rated reinsurance receivables in 2002 due to unfavorable experience on certain blocks of variable annuity business. In 2001, return credited to contract owners decreased primarily due to favorable experience on certain blocks of variable annuity contracts increasing the experience rated reinsurance receivable. Partially offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                    $   287,612       $   248,187         $   430,743
General operating expenses                              145,438           157,704             214,957
Acquisition costs deferred                             (244,322)         (209,136)           (495,103)
                                                    -----------       -----------         -----------
Underwriting, acquisition and other insurance
     expenses                                       $   188,728       $   196,755         $   150,597
                                                    ===========       ===========         ===========

New products launched, as well as a larger proportion of sales of products with higher commissions as compared to 2001 led to an increase in commissions and purchase credits during 2002. Lower sales and asset levels led to a decrease in commissions and purchase credits during 2001. Partially offsetting this decline in 2001, the company launched a commission promotion program that increased commissions as a percentage of new sales. Commission promotions in 2002 were approximately equivalent as compared to 2001.

General operating expenses decreased during 2002 and 2001 as a result of lower sales-based compensation, as well as expense reduction programs implemented during 2001 and continued strong expense management in 2002. Variable compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization of deferred acquisition costs increased over the past two years, in general, due to the further depressed equity markets in 2002 and 2001, thereby decreasing expectations of future gross profits and actual gross profits from asset based fees and increased expected and actual claim costs associated with minimum death benefit guarantees. During 2002, the Company also performed a recoverability study and an analysis of its short-term assumptions of future gross profits and determined those assumptions of future profits to be excessive. This analysis resulted in a current year acceleration of amortization of $206,000. During 2002 and 2001, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization. See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest expense decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability (See Note 8). Interest expense on these obligations is driven by the cash flows from the underlying annuity contracts acting as collateral. Due to the depressed asset values of those annuity contracts driven by the decline in the equity markets, the cash flows, and therefore the interest expense, decreased from prior year levels. Interest expense decreased in 2001 as a result of a reduction in borrowing.

The Company's income tax (benefit) expense varies directly with increases or decreases in (loss) income from operations. The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and liabilities decreased $4,301,197 and $4,406,590, respectively, from December 31, 2001. This change resulted primarily from the declining equity markets.

Significant Accounting Policies
- -------------------------------

Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions. If the Company's long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

Future Fees Payable to ASI

In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, historical mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability.

The Company has determined, using assumptions for lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company evaluates the necessity of recording a valuation allowance against its deferred tax asset in accordance with Statement of Financial Accounting Standards No. 109, Income Taxes ("SFAS 109"). In performing this evaluation, the Company considers all available evidence in making the determination as to whether it is more likely than not that deferred tax assets are not realizable. For the Company, that evidence includes: cumulative U.S. GAAP pre-tax income in recent years past, whether or not operating losses have expired unused in the past, the length of remaining carryback or carryforward periods, and net taxable income or loss expectations in early future years. The net taxable income or loss projections are based on profit assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has approximately $361,000 gross deferred tax assets related principally to net operating loss carryforwards that expire in 2016 and 2017 and insurance reserve differences. After considering the impact of gross reversing temporary liabilities of $323,000, the Company estimates that the Company will generate sufficient taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations, investment activities, borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The Company's cash from insurance operations is primarily comprised of fees generated off of assets under management, less commission expense on sales, sales and marketing expenses and other operating expenses. Fund performance driven by the equity markets directly impact assets under management and therefore, the fees the Company can generate off of those assets. During 2002 and 2001, assets under management declined consistent with the equity market declines resulting in reductions in fee revenues. In addition, the equity markets impact sales of variable annuities. As sales have declined in a declining equity market, non-promotional commission expense declined, however, in order to boost sales levels, the Company has offered various sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain generated from acquisition costs on current sales, the Company has relied on cash generated from its direct insurance operations as well as reinsurance and securitization transactions. The Company has used modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving , the future fees generated from that book of business. These reinsurance agreements also mitigate the recoverability risk associated with the payment of up-front commissions and other acquisition costs. Similarly, the Company has entered into securitization transactions whereby the Company issues to ASI, in exchange for cash, the right to receive future fees generated off of a specific book of business. On April 12, 2002, the Company entered into a new securitization transaction with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was approximately $101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term borrowings of $10,000, $10,000 and $10,000, respectively, and had long-term surplus notes liabilities of $110,000, $144,000 and $159,000, respectively. During 2002, the Company borrowed $263,091 and paid back $263,091 related to short-term borrowing. During 2002 and 2001, the Company received permission from the State of Connecticut Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000, respectively. See Notes 14 and 15 of Notes to Consolidated Financial Statements for more information on surplus notes and short-term borrowing, respectively.

As of December 31, 2002, 2001 and 2000, shareholder's equity totaled $683,061, $577,668 and $496,911, respectively. The Company received capital contributions of $259,720 and $48,000 from ASI during 2002 and 2001, respectively. Of this, $4,520 and $2,500, respectively, was used to support its investment in Skandia Vida. Net (loss) income of ($165,257) and $33,099, for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest rate risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

During 2002, all of the major rating agencies reviewed the U.S. life insurance sector, including the Company. Based on these reviews the rating agencies have evolving concerns surrounding the risk profile of variable annuity companies due to their significant exposure to equity market performance. This exposure has resulted, and may continue to result, in earnings volatility. Based on the reviews made during 2002, the following ratings actions took place:

On May 8, 2002, Fitch Ratings downgraded the Company's "insurer financial strength" rating to A+ from AA- with a "stable" outlook.

On September 19, 2002, Fitch Ratings lowered the Company's "insurer financial strength" rating to A- from A+ with an "evolving" outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002, Standard and Poor's lowered the Company's "counter party credit" and "financial strength" ratings to A- from A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent to the announcement of the Acquisition, Standard and Poor's placed the Company on CreditWatch with positive implications.

Effects of Inflation
- --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
- -------

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate planning concerns and supplemental retirement needs. The Company has renewed its focus on its core variable annuity business, offering innovative long-term savings and income products, strengthening its wholesaling efforts and providing consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) permits affiliation among banks, securities firms and insurance companies. This legislative change has created opportunities for continued consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various other legislative initiatives could impact the Company such as pension reform and capital gains and estate tax changes. These include the proposed exclusion from tax for corporate dividends, potential changes to the deductibility of dividends received from the Company's separate accounts and newly proposed tax-advantaged savings programs. Additional pension reform may change current tax deferral rules and allow increased contributions to retirement plans, which may lead to higher investments in tax-deferred products and create growth opportunities for the Company. A capital gains tax reduction may cause tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition, NAIC statutory reserving guidelines and/or interpretations of those guidelines may change in the future. Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking statements, so long as those statements are identified as forward-looking, and the statements are accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those discussed in the statement. We want to take advantage of these safe harbor provisions.

Certain information contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations is forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.


These forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of significant uncertainties and results may differ materially from these statements. You should not put undue reliance on these forward-looking statements. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks, and includes "forward-looking statements" that involve risk and uncertainties. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. At December 31, 2002, 91% of assets held under management by the Company are in non-guaranteed Separate Accounts for which the Company's interest rate and equity market exposure is not significant, as the contract owner assumes substantially all of the investment risk. Of the remaining 9% of assets, the interest rate risk from contracts that carry interest rate exposure is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity investments in its general account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities, fixed supplementary contracts, the fixed investment option offered in its variable life insurance contracts, and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed investment option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contract owner. Guarantee period options available range from one to ten years. Withdrawal of funds, or transfer of funds to variable investment options, before the end of the guarantee period subjects the contract owner to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's guaranteed separate account as of December 31, 2002 totaled $1,828,048. Assets, primarily fixed income investments, supporting those liabilities had a fair value of $1,828,048. The Company performed a sensitivity analysis on these interest-sensitive liabilities and assets at December 31, 2002. The analysis showed that an immediate decrease of 100 basis points in interest rates would result in a net increase in liabilities and the corresponding assets of approximately $69,150 and $68,500, respectively. An analysis of a 100 basis point decline in interest rates at December 31, 2001, showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income will be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 2002, sustained throughout 2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another equity market risk exposure of the Company relates to guaranteed minimum death benefit payments. Declines in equity markets and, correspondingly, the performance of the funds underlying the Company's products, increase exposure to guaranteed minimum death benefit payments. As discussed in Note 2D of the consolidated financial statements, the Company uses derivative instruments to hedge against the risk of significant decreases in equity markets. Prior to the implementation of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments consisting of mutual funds, which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline; however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were obtained using computer models that take into consideration various assumptions about the future. Given the uncertainty of future interest rate movements, volatility in the equity markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION






                         Report of Independent Auditors

To the Board of Directors and Shareholder of
  American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.


/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                      (an indirect wholly-owned subsidiary
                       of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                        (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
- ------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
- ------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                        Consolidated Statements of Income
                                 (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
- --------
Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------


EXPENSES
- --------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     Expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
 As of December 31, 1999                      $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized capital gains (losses) is shown net of tax expense (benefit) of $5,618, ($140) and $454 for 2002, 2001 and 2000, respectively. Reclassification adjustment for realized losses (gains) included in net realized capital (losses) gains is shown net of tax expense (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000, respectively. Foreign currency translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.




                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements
                                December 31, 2002
                             (dollars in thousands)

1.   ORGANIZATION AND OPERATION

     American Skandia Life Assurance Corporation ("ASLAC" or the "Company"), with its principal offices in Shelton, Connecticut, is a wholly-owned subsidiary of American Skandia, Inc. ("ASI"). On December 19, 2002, Skandia Insurance Company Ltd. (publ) ("SICL"), an insurance company organized under the laws of the Kingdom of Sweden, and the ultimate parent company of the Company, entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation ("Prudential Financial"), whereby Prudential Financial will acquire the Company and certain of its affiliates (the "Acquisition"). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. ("ASISI"), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

     The Company develops long-term savings and retirement products, which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues term and variable universal life insurance and variable deferred and immediate annuities for individuals and groups in the United States of America and its territories.

     The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida"), which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $5,023 and $4,179 as of December 31, 2002, and 2001, respectively. Skandia Vida has generated net losses of $2,706, $2,619 and $2,540 in 2002, 2001 and 2000, respectively. As part of the Acquisition, it is expected that the Company will sell its ownership interest in Skandia Vida to SICL. The Company has filed for required regulatory approvals from the State of Connecticut and Mexico related to the sale of Skandia Vida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   Basis of Reporting
          ------------------

          The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Skandia Vida has been consolidated in these financial statements. Intercompany transactions and balances between the Company and Skandia Vida have been eliminated in consolidation.

          Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

     B.   New Accounting Standard
          -----------------------

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137 and SFAS 138 (collectively "SFAS 133"). Derivative instruments held by the Company consist of equity put option contracts utilized to

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          manage the economic risks associated with guaranteed minimum death benefits ("GMDB"). These derivative instruments are carried at fair value. Realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements.

          Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under the consensus, investors in certain asset-backed securities are required to record changes in their estimated yield on a prospective basis and to evaluate these securities for an other than temporary decline in value. If the fair value of the asset-backed security has declined below its carrying amount and the decline is determined to be other than temporary, the security is written down to fair value. The adoption of EITF Issue 99-20 did not have a significant effect on the Company's financial statements.

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards. No. 142 "Accounting for Goodwill and Intangible Assets" ("SFAS 142"). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

          The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

C.   Investments
     -----------

          The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          The Company has classified its equity securities held in support of a deferred compensation plan (see Note 12) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

          Policy loans are carried at their unpaid principal balances.

          Realized capital gains and losses on disposal of investments are determined by the specific identification method.

          Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D.   Derivative Instruments
     ----------------------

          The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company's exposure to future GMDB claims increases. Conversely, as the equity markets increase the Company's exposure to future GMDB claims decreases. The claims exposure is reduced by the market value effect of the option contracts purchased.

          Based on criteria described in SFAS 133, the Company's fair value hedges do not qualify as "effective" hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statements of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

          As of December 31, 2002 and 2001, the accumulated difference between cost and market value on the Company's derivatives was an unrealized gain of $1,434 and an unrealized loss of $3,715, respectively. The amount of realized and unrealized gains (losses) on the Company's derivatives recorded during the years ended December 31, 2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

E.   Cash Equivalents
     ----------------

          The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

          As of December 31, 2002, $50 of cash reflected on the Company's financial statements was restricted in compliance with regulatory requirements.

     F.   State Insurance Licenses
          ------------------------

          Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   Income Taxes
          ------------

               The Company is included in the consolidated federal income tax return filed by Skandia U.S. Inc. and its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

               Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     H.   Recognition of Revenue and Contract Benefits
          --------------------------------------------

               Revenues for variable deferred annuity contracts consist of charges against contract owner account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

               Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

               Fee income from mutual fund organizations is recognized when assessed against assets under management.

               Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract owner account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

               Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract owners on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

               Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract owners. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

               Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

     I.   Deferred Acquisition Costs
          --------------------------

               The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

               The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company's long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company's long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                              2002            2001            2000
                                                              ----            ----            ----
               Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
               Acquisition costs deferred during the
                    year                                       244,322         209,136         495,103
               Acquisition costs amortized during the
                    year                                      (510,059)       (224,047)       (184,616)
                                                         -------------   -------------   -------------
               Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                         =============   =============   =============


               As asset growth rates, during 2002 and 2001, have been far below the Company's long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management's opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

               Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

          J.   Reinsurance
               -----------

               The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

               At December 31, 2002 and 2001, in accordance with the provisions of the modified coinsurance agreements, the Company accrued approximately $5,447 and $7,733, respectively, for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

          K.   Translation of Foreign Currency
               -------------------------------

               The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statements of income and changes in shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          L.   Separate Accounts
               -----------------

               Assets and liabilities in separate accounts are included as separate captions in the consolidated statements of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

               Included in Separate Account liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
               respectively, relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001, respectively, consisting of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

               Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

               Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

          M.   Unearned Performance Credits
               ----------------------------

               The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002 and 2001, the unearned performance credit asset was $83,288 and $89,234, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          N.   Estimates
               ---------

               The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

3.   INVESTMENTS

     The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 and 2001 are shown below. All securities held at December 31, 2002 and 2001 were publicly traded.

     Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                 Gross          Gross
                                                Amortized     Unrealized     Unrealized
                                                  Cost           Gains         Losses       Fair Value
                                                  ----           -----         ------       ----------
     U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
     Obligations of state and political
       subdivisions                                    253             9             (1)            261
     Corporate securities                          108,200         3,631            (40)        111,791
                                              ------------   -----------       --------    ------------
          Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                              ============   ===========       ========    ============

     The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                    Amortized
                                                      Cost        Fair Value
                                                      ----        ----------
     Due in one year or less                      $    12,793   $    12,884
     Due after one through five years                 165,574       171,830
     Due after five through ten years                 186,609       198,913
     Due after ten years                               14,446        14,974
                                                  -----------   -----------
       Total                                      $   379,422   $   398,601
                                                  ===========   ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                 Gross          Gross
                                                Amortized     Unrealized     Unrealized
                                                  Cost           Gains         Losses       Fair Value
                                                  ----           -----         ------       ----------
     U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
     Obligations of state and political
       subdivisions                                   252              8              -            260
     Corporate securities                         158,494          4,051           (566)       161,979
                                               ----------        -------         ------     ----------
          Totals                                 $356,882         $6,928          $(979)      $362,831
                                                 ========         ======          =====       ========

     Proceeds from sales of fixed maturities during 2002, 2001 and 2000 were $367,213, $386,816 and $302,632, respectively. Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

     The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                        Gross          Gross
                                     Unrealized     Unrealized        Fair
                         Cost           Gains         Losses          Value
                         ----           -----         ------          -----
     2002              $ 52,017         $ 136        $   (384)      $ 51,769
     2001              $ 49,886         $ 122        $ (4,925)      $ 45,083

     Net realized investment gains (losses), determined on a specific identification basis, were as follows for the years ended December 31:

                                            2002          2001           2000
                                            ----          ----           ----
     Fixed maturities:
       Gross gains                      $    8,213      $  8,849       $  1,002
       Gross losses                         (4,468)       (4,387)        (3,450)

     Investment in equity securities:
       Gross gains                              90           658          1,913
       Gross losses                        (13,451)       (4,192)          (153)
                                        ----------      --------       --------

          Totals                        $   (9,616)     $    928       $   (688)
                                        ==========      ========       ========

     During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

     As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company's equity.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

3.   INVESTMENTS (continued)

     As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

     Security                                                       Fair Value
     --------                                                       ----------
     U.S. Treasury Note, 6.25%, February 2003                           $4,345
     U.S. Treasury Note, 3.00%, November 2003                              183
     Puerto Rico Commonwealth, 4.60%, July 2004                            210
     Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to determine the fair value of financial instruments are as follows:

     Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

     Fair values of equity securities are based on quoted market prices.

     The fair value of derivative instruments is determined based on the current value of the underlying index.

     The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

     The carrying value of policy loans approximates fair value.

     Fair value of future fees payable to ASI are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

     The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

     Fair value of surplus notes are determined based on a discounted cash flow basis with a projected payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

     The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                -----------------                -----------------
                                          Fair Value     Carrying Value    Fair Value     Carrying Value
                                        -------------- ------------------ ------------- ------------------
                                        -------------- ------------------ ------------- ------------------
     Assets
     ------
     Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
     Equity Securities                          51,769             51,769        45,083             45,083
     Derivative Instruments                     10,370             10,370         5,525              5,525
     Policy Loans                                7,559              7,559         6,559              6,559

     Liabilities
     -----------
     Future Fees Payable to ASI                429,773            708,249       546,357            799,472
     Short-term Borrowing                       10,000             10,000        10,000             10,000
     Surplus Notes and accrued
        interest of $29,230 and
        $25,829 in 2002 and 2001,
        respectively                           140,777            139,230       174,454            169,829

5.   NET INVESTMENT INCOME

     The sources of net investment income for the years ended December 31 were as follows:

                                            2002          2001           2000
                                            ----          ----           ----
     Fixed maturities                    $  18,015     $  18,788      $  13,502
     Cash and cash equivalents               1,116           909          5,209
     Equity securities                         809           622             99
     Policy loans                              403           244             97
                                        ----------    ----------     ----------
     Total investment income                20,343        20,563         18,907
     Investment expenses                      (711)         (437)          (312)
                                        ----------    ----------     ----------
     Net investment income               $19,632       $  20,126      $  18,595
                                         ========      ========= ==   =========


6.   INCOME TAXES

     The significant components of income tax expense for the years ended December 31 were as follows:

                                                         2002          2001         2000
                                                         ----          ----         ----
      Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
      Deferred tax expense, excluding operating
        loss carryforwards                                35,915        60,587        60,023
      Deferred tax benefit for operating and
        capital loss carryforwards                      (134,986)      (14,372)            -
                                                     -----------    ----------   -----------
           Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                     ===========    ==========   ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.   INCOME TAXES (continued)

     Deferred tax assets (liabilities) include the following at December 31:

                                                         2002          2001
                                                         ----          ----
       Deferred tax assets:
         GAAP to tax reserve differences             $   165,348   $   241,503
         Future fees payable to ASI                       21,475        63,240
         Deferred compensation                            20,603        20,520
         Net operating loss carry forward                147,360        14,372
         Other                                             6,530        17,276
                                                     -----------   -----------
            Total deferred tax assets                    361,316       356,911
                                                     -----------   -----------

       Deferred tax liabilities:
         Deferred acquisition costs, net                (312,933)     (404,758)
         Net unrealized gains on fixed
            maturity securities                           (6,713)       (2,082)
         Other                                            (3,464)       (5,051)
                                                     -----------   -----------
            Total deferred tax liabilities              (323,110)     (411,891)
                                                     -----------   -----------
              Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                     ===========   ===========

     In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

     The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                                2002            2001           2000
                                                                ----            ----           ----
      (Loss) income before taxes
        Domestic                                           $   (265,361)   $   42,886      $   98,136
        Foreign                                                  (2,706)       (2,619)         (2,540)
                                                           ------------    ----------      ----------
        Total                                                  (268,067)       40,267          95,596
        Income tax rate                                              35%           35%             35%
                                                           -------------   -----------     -----------
      Tax (benefit) expense at federal statutory income
        tax rate                                                (93,823)       14,093          33,459

      Tax effect of:
        Dividend received deduction                             (12,250)       (8,400)         (7,350)
        Losses of foreign subsidiary                                947           917             889
        Meals and entertainment                                     603           603             841
        State income taxes                                            -           (62)           (524)
        Federal provision to return differences                     709          (177)          3,235
        Other                                                     1,004           194             229
                                                           ------------    ----------      ----------
           Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                           ============    ==========      ==========

     The Company's net operating loss carry forwards, totaling approximately $421,029 (pre-tax) at December 31, 2002, will expire in 2016 and 2017.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

7.   COST ALLOCATION AGREEMENTS WITH AFFILIATES

     Certain operating costs (including rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company. ASLAC signed a written service agreement with ASIST for these services executed and approved by the Connecticut Insurance Department in 1995. This agreement automatically continues in effect from year to year and may be terminated by either party upon 30 days written notice. The Company has also paid and charged operating costs to several of its affiliates. The total cost to the Company for these items was $8,177, $6,179 and $13,974 in 2002, 2001 and 2000, respectively. Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

     Allocated depreciation expense was $7,440, $8,764 and $9,073 in 2002, 2001 and 2000, respectively. Allocated lease expense was $5,808, $6,517 and $5,606 in 2002, 2001 and 2000, respectively. Allocated sub-lease rental income, recorded as a reduction to lease expense, was $738, $30 and $0 in 2002, 2001 and 2000, respectively. Assuming that the written service agreement between ASLAC and ASIST continues indefinitely, ASLAC's allocated future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                Lease        Sub-Lease
                                               -------       ---------
          2003                            $     4,847      $     1,616
          2004                                  5,275            1,773
          2005                                  5,351            1,864
          2006                                  5,328            1,940
          2007                                  5,215            1,788
          2008 and thereafter                  19,629            7,380
                                          -----------      -----------
          Total                           $    45,645      $    16,361
                                          ===========      ===========


     Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed were $8,255, $6,610 and $6,064 in 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI

     In a series of transactions with ASI, the Company transferred certain rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

     The proceeds from the transfers have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

     In connection with these transactions, ASI, through special purpose trusts, issued collateralized notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

     Under the terms of the securitization purchase agreements, the rights transferred provide for ASI to receive a percentage (60%, 80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally 6 to 8 years). The liability for future fees payable to ASI at the balance sheet date is based on the consideration received less principal repayments according to amortization schedules that were developed at the inception of the transactions. If actual mortality and expense charges and contingent deferred sales charges are less than those projected in the original amortization schedules, calculated on a transaction by transaction basis, ASI has no recourse against the Company. As account values associated with the designated contracts have declined, consistent with the overall decline in the equity markets, current mortality and expense charges have been lower than expected on certain transactions and it is likely that future mortality and expense charges, on those same transactions, will be lower than originally projected. As a result, the ultimate cash flows associated with these transactions that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

     On April 12, 2002, the Company entered into a new securitization purchase agreement with ASI. This transaction covers designated blocks of business issued from November 1, 2000 through December 31, 2001. The estimated present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

     Payments, representing fees and charges in the aggregate amount, of $186,810, $207,731 and $219,523 were made by the Company to ASI in 2002, 2001 and 2000, respectively. Related interest expense of $828, $59,873 and $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

     The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to ASI, into a restricted account, under the Purchase Agreement subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.   FUTURE FEES PAYABLE TO ASI (continued)

     The present values of the transactions as of the respective effective date were as follows:

                          Closing      Effective        Contract Issue        Discount       Present
       Transaction         Date          Date               Period              Rate          Value
       -----------         ----          ----               ------              ----          -----
         1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
         1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
         1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
         1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
         1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
         1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
         1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
         1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
         1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
         2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
         2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
         2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
         2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
         2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

     Payments of future fees payable to ASI, according to original amortization schedules, as of December 31, 2002 are as follows:

                            Year         Amount
                            ----         ------

                            2003      $   186,854
                            2004          171,093
                            2005          147,902
                            2006          117,761
                            2007           66,270
                            2008           18,369
                                      -----------
                            Total     $   708,249
                                      ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

9.   LEASES

     The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. Lease expense for 2002 and 2001 was $2,583 and $1,602, respectively. Sub-lease rental income was $227 in 2002 and $0 in 2001. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                   Lease           Sub-Lease
                                                   -----           ---------
               2003                          $    1,913         $      426
               2004                               1,982                455
               2005                               2,050                500
               2006                               2,050                533
               2007                               2,050                222
               2008 and thereafter                8,789                  0
                                             ----------         ----------
               Total                         $   18,834         $    2,136
                                             ==========         ==========


10.  RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

     Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

     The Company incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets, increasing GMDB reserves calculated on a statutory basis. Statutory basis net losses for 2001 were $121,957, as compared to income of $11,550 in 2000.

     Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval.

11.  STATUTORY ACCOUNTING PRACTICES

     The Company prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

     The NAIC adopted the Codification of Statutory Accounting Principles (Codification) in March 1998. The effective date for codification was January 1, 2001. The Company's state of domicile, Connecticut, has adopted codification and the Company has made the necessary changes in its statutory accounting and reporting required for implementation. The overall impact of adopting codification in 2001 was a one-time, cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

     In addition, during 2001, based on a recommendation from the State of Connecticut Insurance Department, the Company changed its statutory method of accounting for its

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.  STATUTORY ACCOUNTING PRACTICES (continued)

     liability associated with securitized variable annuity fees. Under the new method of accounting, the liability for securitized fees is established consistent with the method of accounting for the liability associated with variable annuity fees ceded under reinsurance contracts. This equates to the statutory liability at any valuation date being equal to the Commissioners Annuity Reserve Valuation Method (CARVM) offset related to the securitized contracts. The impact of this change in accounting, representing the difference in the liability calculated under the old method versus the new method as of January 1, 2001, was reported as a cumulative effect of change in accounting benefit recorded directly in statutory surplus of approximately $20,215.

     In 2001, the Company, in agreement with the Connecticut Insurance Department, changed its reserving methodology to recognize free partial withdrawals and to reserve on a "continuous" rather than "curtate" basis. The impact of these changes, representing the difference in reserves calculated under the new methods versus the old methods, was recorded directly to surplus as changes in reserves on account of valuation basis. This resulted in an increase to the unassigned deficit of approximately $40,511.

     Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs" ("SSAP 82"). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

12.  EMPLOYEE BENEFITS

     The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees' contributions up to 6% of an employee's salary (for an aggregate match of up to 3% of the employee's salary). Additionally, the Company may contribute additional amounts based on profitability of the Company and certain of its affiliates. Expenses related to this program in 2002, 2001 and 2000 were $719, $2,738 and $3,734, respectively. Company contributions to this plan on behalf of the participants were $921, $2,549 and $4,255 in 2002, 2001 and 2000, respectively.

     The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Expenses related to this program in 2002, 2001 and 2000 were $3,522, $1,615 and $1,030, respectively. Company contributions to this plan on behalf of the participants were $5,271, $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

     The Company and certain affiliates cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company and certain affiliates also have a profit sharing program, which benefits all employees

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

12.  EMPLOYEE BENEFITS (continued)

     below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001, respectively. Expenses (income) related to these programs in 2002, 2001 and 2000, were $1,471, ($9,842) and $2,692, respectively. Payments under these programs were $8,033, $8,377 and $13,697 in 2002, 2001 and 2000, respectively.

13.  FINANCIAL REINSURANCE

     The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

     The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

      2002                                                            Gross          Ceded           Net
      ----                                                            -----          -----           ---
      Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
      Return credited to contract owners                          $     5,221     $       (25)  $     5,196
      Underwriting, acquisition and other insurance
      expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
      Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059


      2001
      ----
      Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
      Return credited to contract owners                          $     5,704     $        92   $     5,796
      Underwriting, acquisition and other insurance
      expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
      Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047


      2000
      ----
      Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
      Return credited to contract owners                          $     8,540     $       (77)  $     8,463
      Underwriting, acquisition and other insurance
      expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
      Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

     In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.  FINANCIAL REINSURANCE (continued)

     Company was pre-tax (loss) income of ($4,137), $8,394 and $23,341 in 2002, 2001 and 2000, respectively. At December 31, 2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.  SURPLUS NOTES

     The Company has issued surplus notes to ASI in exchange for cash. Surplus notes outstanding as of December 31, 2002 and 2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                                 Liability as of
                                                   December 31,                    Interest Expense
                                Interest                                            For the Years
         Note Issue Date          Rate          2002          2001          2002         2001         2000
      ----------------------    ---------     ----------    ----------    ---------    ---------    ---------
      ----------------------    ---------     ----------
      February 18, 1994           7.28%               -             -             -            -          732
      March 28, 1994              7.90%               -             -             -            -          794
      September 30, 1994          9.13%               -             -             -        1,282        1,392
      December 19, 1995           7.52%               -        10,000           520          763          765
      December 20, 1995           7.49%               -        15,000           777        1,139        1,142
      December 22, 1995           7.47%               -         9,000           465          682          684
      June 28, 1996               8.41%          40,000        40,000         3,411        3,411        3,420
      December 30, 1996           8.03%          70,000        70,000         5,699        5,699        5,715
                                              ----------    ----------    ---------    ---------    ---------
                                              ----------    ----------    ---------    ---------    ---------

      Total                                    $110,000      $144,000       $10,872      $12,976      $14,644
                                              ==========    ==========    =========    =========    =========

     On September 6, 2002, surplus notes for $10,000, dated December 19, 1995, $15,000, dated December 20, 1995, and $9,000, dated December 22, 1995, were repaid. On December 3, 2001, a surplus note, dated September 30, 1994, for $15,000 was repaid. On December 27, 2000, surplus notes for $10,000, dated February 18, 1994, and $10,000, dated March 28, 1994, were repaid. All surplus notes mature seven years from the issue date.

     Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002 and 2001, $29,230 and $25,829, respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.  SHORT-TERM BORROWING

     The Company had a $10,000 short-term loan payable to ASI at December 31, 2002 and 2001 as part of a revolving loan agreement. The loan had an interest rate of 1.97% and matured on January 13, 2003. The loan was subsequently rolled over with a new interest rate of 1.82% and a new maturity date of March 13, 2003. The loan was further extended to April 30, 2003 and a new interest rate of 1.71%. The total related interest expense to the Company was $271, $522 and $687 in 2002, 2001 and 2000,
     respectively. Accrued interest payable was $10 and $113 as of December 31, 2002 and 2001, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

15.  SHORT-TERM BORROWING (continued)

     On January 3, 2002, the Company entered into a $150,000 credit facility with ASI. This credit facility terminates on December 31, 2005 and bears interest at the offered rate in the London interbank market (LIBOR) plus
     0.35 percent per annum for the relevant interest period. Interest expense related to these borrowings was $2,243 for the year ended December 31, 2002. As of December 31, 2002, no amount was outstanding under this credit facility.

16.  CONTRACT WITHDRAWAL PROVISIONS

     Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contract owners at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

17.  RESTRUCTURING CHARGES

     On March 22, 2001 and December 3, 2001, the Company announced separate plans to reduce expenses to better align its operating infrastructure with the current investment market environment. As part of the two plans, the Company's workforce was reduced by approximately 140 positions and 115 positions, respectively, affecting substantially all areas of the Company. Estimated pre-tax severance benefits of $8,500 have been charged against 2001 operations related to these reductions. These charges have been reported in the Consolidated Statements of Income as a component of Underwriting, Acquisition and Other Insurance Expenses. As of December 31, 2002 and 2001, the remaining restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax- qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the "Donovan Complaint"). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company and certain of its affiliates violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

     The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

18.  COMMITMENTS AND CONTINGENT LIABILITIES (continued)

     As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the "Purchase Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003.

     The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company and certain affiliates. As a result, assuming the transaction closes, the economics of the Company's business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as "Covered Liabilities").

     Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.  SEGMENT REPORTING

     Assets under management and sales for products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," and the Company does not anticipate that they will be so in the future due to changes in the Company's strategy to focus on its core variable annuity business.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                    Three Months Ended
                                                ----------------------------------------------------------
                        2002                      March 31       June 30       Sept. 30        Dec. 31
                                                  --------       -------       --------        -------
      Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
      Net investment income                           4,965          4,714          5,128          4,825
      Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                -----------   ------------   ------------   ------------
      Total revenues                                121,922        129,744        118,732        109,450
      Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                -----------   ------------   ------------   ------------
      Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
      Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                -----------   ------------   ------------   ------------
      Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                ===========   ============   ============   ============

     * For the quarters ended March 31, 2002 and June 30, 2002, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

     ** For the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.
     *** For the quarters ended September 30, 2001 and December 31, 2001, the Company had overstated premiums ceded in revenues. The above presentation reflects an equal and offsetting reclassification of these amounts to benefits and expenses with no net income impact.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
     (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

20.  QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                    Three Months Ended
                                                ----------------------------------------------------------
                        2000                      March 31       June 30       Sept. 30        Dec. 31
                                                  --------       -------       --------        -------
      Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
      Net investment income****                        4,343         4,625         4,619           5,008
      Net realized capital gains (losses)                729        (1,436)         (858)            877
      Total revenues                                 142,112       142,535       151,580         141,751
      Benefits and expenses****                      107,893       122,382       137,843         114,264
      Pre-tax net income                              34,219        20,153        13,737          27,487
      Income tax expense                              10,038         5,225         3,167          12,349
      Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                ============  ============   ===========    ============

     **** For the quarters ended March 31, 2000, June 30, 2000, September 30,
          2000 and December 31, 2000, the Company had reported investment performance associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2003.

Beginning November 18, 2002, multiple Unit Prices will be calculated for each Sub-account of Separate Account B to reflect the daily charge deducted for each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charge for the Guaranteed Return Option offered under this Annuity. The Unit Prices below reflect the daily charge for the optional benefit offered between November 18, 2002 and December 31, 2002 only.


                                                 Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          $19.53        24.28         31.88        43.99        27.18
     Number of Units                                 14,140,023   17,388,860    19,112,622   16,903,883   17,748,560
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -
     Number of Units                                  2,569,506            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                           $9.92        13.54         17.96        24.16        13.41
     Number of Units                                 29,062,215   40,507,419    57,327,711   61,117,418   43,711,763
     With One Optional Benefit
     Unit Price                                           $9.72            -             -            -            -
     Number of Units                                    835,523            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          $10.20        12.85         17.92        21.66        13.30
     Number of Units                                 31,813,722   37,487,425    17,007,352    6,855,601    5,670,336
     With One Optional Benefit
     Unit Price                                           $8.52            -             -            -            -
     Number of Units                                  2,252,674            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                           $8.81        10.77         16.12        23.45        12.54
     Number of Units                                 10,185,535   13,627,264    16,245,805    8,818,599    9,207,623
     With One Optional Benefit
     Unit Price                                           $8.19            -             -            -            -
     Number of Units                                    269,995            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
Sub-account                                           1997         1996         1995         1994        1993
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST Strong International Equity 1 (1989)
     With No Optional Benefits
     Unit Price                                          22.95        19.70        18.23       16.80       16.60
     Number of Units                                17,534,233   17,220,688   14,393,137  14,043,215   9,063,464
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST William Blair International Growth 2(1997)
     With No Optional Benefits
     Unit Price                                          11.70            -            -           -           -
     Number of Units                                21,405,891            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST American Century International Growth 3
(1997)
     With No Optional Benefits
     Unit Price                                          11.35            -            -           -           -
     Number of Units                                 2,857,188            -            -           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------
AST DeAM International Equity 4 (1994)
     With No Optional Benefits
     Unit Price                                          11.46        11.39        10.23           -           -
     Number of Units                                 9,988,104    9,922,698    2,601,283           -           -
     With One Optional Benefit
     Unit Price                                              -            -            -           -           -
     Number of Units                                         -            -            -           -           -
- -------------------------------------------------- ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.74         8.94         10.08        11.01            -
     Number of Units                                  5,878,055    5,806,567     2,803,013      116,756            -
     With One Optional Benefit
     Unit Price                                           $9.04            -             -            -            -
     Number of Units                                    969,509            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                          $12.83        19.84         21.51        42.08        17.64
     Number of Units                                 17,093,250   23,048,821    25,535,093   32,134,969   15,003,001
     With One Optional Benefit
     Unit Price                                           $6.92            -             -            -            -
     Number of Units                                  1,970,250            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                           $6.13         8.46         11.98        15.37            -
     Number of Units                                 44,042,514   60,703,791    63,621,279   53,349,003            -
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                    639,695            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                           $4.96         7.10          9.08            -            -
     Number of Units                                  5,188,521    6,499,066       196,575            -            -
     With One Optional Benefit
     Unit Price                                           $7.64            -             -            -            -
     Number of Units                                  1,255,415            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                          $13.72        15.12         13.95        10.57         9.85
     Number of Units                                 20,004,839   26,220,860    15,193,053    6,597,544    4,081,870
     With One Optional Benefit
     Unit Price                                           $9.26            -             -            -            -
     Number of Units                                  1,492,775            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                          $12.58        14.08         13.35        11.11        11.20
     Number of Units                                 32,549,396   35,483,530    23,298,524   21,340,168   24,700,211
     With One Optional Benefit
     Unit Price                                           $9.30            -             -            -            -
     Number of Units                                  6,141,523            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -
     Number of Units                                    581,833            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -
     Number of Units                                    423,387            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST MFS Global Equity (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST PBHG Small-Cap Growth 5 (1994)
     With No Optional Benefits
     Unit Price                                           17.28        16.54        13.97       10.69           -
     Number of Units                                 14,662,728   12,282,211    6,076,373   2,575,105           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Growth 6 (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Federated Aggressive Growth (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Small-Cap Value 7 (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Gabelli Small-Cap Value 8 (1997)
     With No Optional Benefits
     Unit Price                                           12.70            -            -           -           -
     Number of Units                                 14,612,510            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAM Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                           $2.78         3.88          6.58            -            -
     Number of Units                                 16,748,577   17,045,776     9,426,102            -            -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -
     Number of Units                                  1,273,118            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                          $12.86        18.95         25.90        28.58        19.15
     Number of Units                                 19,674,777   25,717,164    26,517,850   13,460,525   13,389,289
     With One Optional Benefit
     Unit Price                                           $7.41            -             -            -            -
     Number of Units                                  2,175,250            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                          $17.78        20.16         21.09        16.78        16.10
     Number of Units                                 37,524,187   47,298,313    44,558,699   37,864,586   16,410,121
     With One Optional Benefit
     Unit Price                                           $8.96            -             -            -            -
     Number of Units                                  5,118,558            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                           $3.51         5.54          6.74            -            -
     Number of Units                                 85,441,507  125,442,916    28,229,631            -            -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -
     Number of Units                                    658,419            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                           $7.59         9.71         10.06            -            -
     Number of Units                                 11,924,124   14,934,570     1,273,094            -            -
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -
     Number of Units                                  1,200,225            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                          $18.36        19.71         19.86        15.88        12.57
     Number of Units                                  5,891,582    6,565,088     6,520,983    6,201,327    5,697,453
     With One Optional Benefit
     Unit Price                                           $9.59            -             -            -            -
     Number of Units                                    724,670            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                           $9.94        14.61         17.38        20.44        15.48
     Number of Units                                 21,295,907   29,478,257    25,796,792   17,059,819   19,009,242
     With One Optional Benefit
     Unit Price                                           $7.46            -             -            -            -
     Number of Units                                  1,869,353            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Mid-Cap Growth 10 (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Growth 11 (1994)
     With No Optional Benefits
     Unit Price                                           16.10        13.99        12.20        9.94           -
     Number of Units                                 11,293,799    9,563,858    3,658,836     301,267           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Neuberger Berman Mid-Cap Value 12 (1993)
     With No Optional Benefits
     Unit Price                                           16.72        13.41        12.20        9.81       10.69
     Number of Units                                 11,745,440    9,062,152    8,642,186   7,177,232   5,390,887
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alger All-Cap Growth (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Gabelli All-Cap Value (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Natural Resources (1995)
     With No Optional Benefits
     Unit Price                                           14.46        14.19        11.01           -           -
     Number of Units                                  7,550,076    6,061,852      808,605           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alliance Growth 13 (1996)
     With No Optional Benefits
     Unit Price                                           12.33        10.89            -           -           -
     Number of Units                                 18,736,994    4,324,161            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                           $5.68         8.02         10.38        11.27            -
     Number of Units                                 85,193,279  117,716,242     7,515,486      409,467            -
     With One Optional Benefit
     Unit Price                                           $7.58            -             -            -            -
     Number of Units                                  2,930,432            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                          $11.44        13.74         17.81        21.06        14.00
     Number of Units                                 81,046,482   85,895,802    94,627,691   78,684,943   40,757,449
     With One Optional Benefit
     Unit Price                                           $8.32            -             -            -            -
     Number of Units                                 10,144,317            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                          $19.17        27.71         41.14        60.44        39.54
     Number of Units                                 56,016,467   84,116,221    99,250,773   94,850,623   80,631,598
     With One Optional Benefit
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                  1,349,939            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.67            -             -            -            -
     Number of Units                                    986,566            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.65            -             -            -            -
     Number of Units                                    207,816            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                           $7.64         9.15          9.82            -            -
     Number of Units                                  4,621,831    4,575,558       586,058            -            -
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -
     Number of Units                                    664,649            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                           $7.12         9.63             -            -            -
     Number of Units                                  3,031,899    3,351,836             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.99            -             -            -            -
     Number of Units                                    965,912            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                           $8.59        10.04             -            -            -
     Number of Units                                 15,239,844    4,207,869             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -
     Number of Units                                  6,005,922            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST MFS Growth (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Marsico Capital Growth (1997)
     With No Optional Benefits
     Unit Price                                           10.03            -            -           -           -
     Number of Units                                    714,309            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Goldman Sachs Concentrated Growth 14 (1992)
     With No Optional Benefits
     Unit Price                                           23.83        18.79        14.85       10.91       11.59
     Number of Units                                 62,486,302   46,779,164   28,662,737  22,354,170  13,603,637
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAm Large-Cap Value 15 (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alliance/Bernstein Growth + Value (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST AST Sanford Bernstein Core Value (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                          $10.67        10.54         10.39         8.35         8.28
     Number of Units                                 14,017,528   12,268,426    11,891,188    6,224,365    3,771,461
     With One Optional Benefit
     Unit Price                                          $10.08            -             -            -            -
     Number of Units                                  1,563,486            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                           $9.41        12.03         13.55        15.08        12.61
     Number of Units                                 39,938,791   48,018,721    48,835,089   39,825,951   22,421,754
     With One Optional Benefit
     Unit Price                                           $8.17            -             -            -            -
     Number of Units                                  3,662,406            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                          $10.16        12.86         14.24        16.19        13.35
     Number of Units                                 22,410,834   27,386,278    32,388,202   21,361,995   13,845,190
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                  1,751,136            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                          $21.31        28.18         28.72        27.60        24.11
     Number of Units                                 49,030,576   63,123,316    53,536,296   52,766,579   47,979,349
     With One Optional Benefit
     Unit Price                                           $8.06            -             -            -            -
     Number of Units                                  6,667,373            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                           $6.68         8.64         10.36        10.49            -
     Number of Units                                 11,173,177   11,896,688     6,937,627      741,323            -
     With One Optional Benefit
     Unit Price                                           $8.09            -             -            -            -
     Number of Units                                  1,053,007            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                          $16.14        19.84         22.01        21.31        19.34
     Number of Units                                 37,055,825   48,595,962    50,171,495   46,660,160   40,994,187
     With One Optional Benefit
     Unit Price                                           $8.34            -             -            -            -
     Number of Units                                  2,110,071            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                          $14.50        17.39         19.98        21.19        17.78
     Number of Units                                 18,212,529   26,641,422    30,290,413   23,102,272   22,634,344
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -
     Number of Units                                    847,517            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Cohen & Steers Realty (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Sanford Bernstein Managed Index 500 16 (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST American Century Income & Growth 17 (1997)
     With No Optional Benefits
     Unit Price                                           12.06            -            -           -           -
     Number of Units                                  9,523,815            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Alliance Growth and Income 18 (1992)
     With No Optional Benefits
     Unit Price                                           21.74        17.79        15.22       11.98       11.88
     Number of Units                                 42,197,002   28,937,085   18,411,759   7,479,449   4,058,228
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST MFS Growth with Income (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST INVESCO Capital Income 19 (1994)
     With No Optional Benefits
     Unit Price                                           17.31        14.23        12.33        9.61           -
     Number of Units                                 33,420,274   23,592,226   13,883,712   6,633,333           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAM Global Allocation 20 (1993)
     With No Optional Benefits
     Unit Price                                           15.98        13.70        12.49       10.34       10.47
     Number of Units                                 22,109,373   20,691,852   20,163,848  13,986,604   8,743,758
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                                                                Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                          $12.01        13.50         14.23        14.90        13.37
     Number of Units                                 12,683,097   14,369,895    14,498,180   13,944,535    6,714,065
     With One Optional Benefit
     Unit Price                                           $9.14            -             -            -            -
     Number of Units                                  1,126,058            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                          $16.13        18.15         19.33        19.70        18.12
     Number of Units                                 15,466,227   17,579,107    19,704,198   22,002,028   18,469,315
     With One Optional Benefit
     Unit Price                                           $9.09            -             -            -            -
     Number of Units                                    921,329            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                          $12.04        10.62         10.49        10.69        11.82
     Number of Units                                 14,576,376    9,668,062    11,219,503   12,533,037   12,007,692
     With One Optional Benefit
     Unit Price                                          $11.34            -             -            -            -
     Number of Units                                  1,739,313            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                          $12.47        12.64         12.80        14.38        14.30
     Number of Units                                 38,477,793   39,130,467    36,914,825   41,588,401   40,170,144
     With One Optional Benefit
     Unit Price                                           $9.71            -             -            -            -
     Number of Units                                  5,592,940            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                          $10.18        10.28         10.12            -            -
     Number of Units                                 10,468,962    5,506,982       650,253            -            -
     With One Optional Benefit
     Unit Price                                           $9.94            -             -            -            -
     Number of Units                                  4,146,530            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                          $10.67            -             -            -            -
     Number of Units                                  1,487,730            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $10.65            -             -            -            -
     Number of Units                                    561,446            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                          $16.65        15.46         14.40        13.09        13.43
     Number of Units                                113,007,310   99,028,465    82,545,240   73,530,507   64,224,618
     With One Optional Benefit
     Unit Price                                          $10.57            -             -            -            -
     Number of Units                                 20,544,075            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST American Century Strategic Balanced (1997)
     With No Optional Benefits
     Unit Price                                           11.18            -            -           -           -
     Number of Units                                  2,560,866            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Asset Allocation (1994)
     With No Optional Benefits
     Unit Price                                           15.53        13.30        11.92        9.80           -
     Number of Units                                 13,524,781    8,863,840    4,868,956   2,320,063           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST T. Rowe Price Global Bond 21 (1994)
     With No Optional Benefits
     Unit Price                                           10.45        10.98        10.51        9.59           -
     Number of Units                                 12,089,872    8,667,712    4,186,695   1,562,364           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Federated High Yield (1994)
     With No Optional Benefits
     Unit Price                                           14.13        12.62        11.27        9.56           -
     Number of Units                                 29,663,242   15,460,522    6,915,158   2,106,791           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Lord Abbett Bond-Debenture (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST DeAM Bond 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST PIMCO Total Return Bond (1994)
     With No Optional Benefits
     Unit Price                                           12.44        11.48        11.26        9.61           -
     Number of Units                                144,098,036   29,921,643   19,061,840   4,577,708           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                          $14.26        13.61         12.79        11.96        11.73
     Number of Units                                 61,707,894   42,410,807    31,046,956   32,560,943   28,863,932
     With One Optional Benefit
     Unit Price                                          $10.34            -             -            -            -
     Number of Units                                 11,274,642            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                          $13.23        13.24         12.94        12.38        12.00
     Number of Units                                163,759,511  184,612,059   172,493,206  187,609,708   75,855,442
     With One Optional Benefit
     Unit Price                                           $9.96            -             -            -            -
     Number of Units                                 36,255,772            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           $5.79         6.50          7.09        10.06         6.19
     Number of Units                                 10,957,884   14,095,135    12,899,472   12,060,036   10,534,383
     With One Optional Benefit
     Unit Price                                           $8.66            -             -            -            -
     Number of Units                                    283,466            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                           $6.61         8.83          9.56         9.17         9.53
     Number of Units                                  2,835,243    3,705,869     4,442,888    2,826,839    1,148,849
     With One Optional Benefit
     Unit Price                                           $9.97            -             -            -            -
     Number of Units                                        900            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                           $7.46         9.37         10.05         9.96            -
     Number of Units                                  1,361,988    1,019,937       502,986      136,006            -
     With One Optional Benefit
     Unit Price                                           $8.25            -             -            -            -
     Number of Units                                    196,720            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                           $4.06         6.41          8.50        10.82            -
     Number of Units                                  2,629,551    3,990,618    14,799,352    5,474,129            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                          $14.45        12.05         10.62         9.28            -
     Number of Units                                    234,642      351,487     2,269,599    1,803,669            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST PIMCO Limited Maturity Bond (1995)
     With No Optional Benefits
     Unit Price                                           11.26        10.62        10.37           -           -
     Number of Units                                 25,008,310   18,894,375   15,058,644           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
AST Money Market (1992)
     With No Optional Benefits
     Unit Price                                           11.57        11.16        10.77       10.35       10.12
     Number of Units                                166,869,998   42,435,169   30,564,442  27,491,389  11,422,783
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
The Montgomery Variable Series - MV Emerging
Markets (1996)
     With No Optional Benefits
     Unit Price                                           10.05        10.25            -           -           -
     Number of Units                                 10,371,104    2,360,940            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Value (1998)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Wells Fargo Variable Trust - Equity Income (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Nova (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - Ursa (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                           $4.01         6.65         10.40        17.07            -
     Number of Units                                 10,686,757   15,866,046    32,179,793   18,520,440            -
     With One Optional Benefit
     Unit Price                                           $9.36            -             -            -            -
     Number of Units                                        186            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                           $6.03         8.98         13.23        13.91            -
     Number of Units                                  9,117,894   13,391,660    11,409,827    2,022,585            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    543,762            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                           $3.49         6.66         12.48        16.52            -
     Number of Units                                 18,830,138   26,652,622    29,491,113    4,622,242            -
     With One Optional Benefit
     Unit Price                                           $5.50            -             -            -            -
     Number of Units                                    293,307            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                           $9.37        12.58         14.59        11.34            -
     Number of Units                                 11,475,199   17,419,141    19,381,405      786,518            -
     With One Optional Benefit
     Unit Price                                           $8.00            -             -            -            -
     Number of Units                                    475,873            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                          $10.47        12.48         14.04        11.41            -
     Number of Units                                  7,556,596   11,612,048    14,091,636      759,104            -
     With One Optional Benefit
     Unit Price                                           $8.76            -             -            -            -
     Number of Units                                    366,258            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                           $2.43         5.01         11.05        15.17            -
     Number of Units                                  9,354,303   13,553,158    17,856,118    4,184,526            -
     With One Optional Benefit
     Unit Price                                           $5.78            -             -            -            -
     Number of Units                                     94,004            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - International Growth 22 (2000)
     With No Optional Benefits
     Unit Price                                           $8.21         9.30          8.70            -            -
     Number of Units                                     45,975       45,358        57,408            -            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Rydex Variable Trust - OTC (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Dynamics (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Technology (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Health Sciences (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Financial Services (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
INVESCO VIF - Telecommunications (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - International Growth 22 (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                           $7.08         9.00         10.55        11.72            -
     Number of Units                                  1,442,329    1,520,376       887,758       23,101            -
     With One Optional Benefit
     Unit Price                                           $8.15            -             -            -            -
     Number of Units                                    113,389            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                           $7.16         9.98         11.01        12.19            -
     Number of Units                                  2,205,267    2,540,062     1,731,145      152,342            -
     With One Optional Benefit
     Unit Price                                           $7.44            -             -            -            -
     Number of Units                                    127,728            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                           $4.93         6.71          7.98            -            -
     Number of Units                                  2,594,817    2,585,848     1,637,475            -            -
     With One Optional Benefit
     Unit Price                                           $7.78            -             -            -            -
     Number of Units                                     39,943            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Capital Growth (2000)
     With No Optional Benefits
     Unit Price                                           $8.10        10.60         12.35            -            -
     Number of Units                                    707,212      788,396       268,886            -            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Blue Chip (2000)
     With No Optional Benefits
     Unit Price                                           $5.68         7.39          8.99            -            -
     Number of Units                                    463,160      526,302       351,338            -            -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -
     Number of Units                                        148            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Equity Index (2000)
     With No Optional Benefits
     Unit Price                                           $6.29         8.22          9.47            -            -
     Number of Units                                    539,595      526,290       302,954            -            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Evergreen VA - Foundation (2000)
     With No Optional Benefits
     Unit Price                                           $7.75         8.70          9.65            -            -
     Number of Units                                    949,349    1,019,799       755,890            -            -
     With One Optional Benefit
     Unit Price                                               -            -             -            -            -
     Number of Units                                          -            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Global Leaders (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Special Equity (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Omega (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Capital Growth (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Blue Chip (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Equity Index (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Evergreen VA - Foundation (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                           $5.76         7.87         10.52        12.24            -
     Number of Units                                  2,550,567    5,711,763     2,327,562      273,963            -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -
     Number of Units                                    292,396            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.76            -             -            -            -
     Number of Units                                  2,060,741            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.75            -             -            -            -
     Number of Units                                    281,993            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.25            -             -            -            -
     Number of Units                                    338,472            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.24            -             -            -            -
     Number of Units                                     65,845            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -
     Number of Units                                    555,999            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -
     Number of Units                                    101,136            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.47            -             -            -            -
     Number of Units                                    361,568            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.46            -             -            -            -
     Number of Units                                     76,331            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Biotechnology 21 (2001)
     With No Optional Benefits
     Unit Price                                           $5.16         8.37             -            -            -
     Number of Units                                  2,412,670    5,093,235             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    130,082            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.26            -             -            -            -
     Number of Units                                    319,201            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.25            -             -            -            -
     Number of Units                                    128,022            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Europe 30 (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Asia 30 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Japan 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Banks 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Basic Materials 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Biotechnology 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.29            -             -            -            -
     Number of Units                                    406,966            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.28            -             -            -            -
     Number of Units                                    148,446            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Energy 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.51         9.19             -            -            -
     Number of Units                                  1,985,954    2,299,149             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.71            -             -            -            -
     Number of Units                                    299,833            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Financial 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.74         9.22             -            -            -
     Number of Units                                  1,086,464    2,154,106             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.85            -             -            -            -
     Number of Units                                    221,377            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Healthcare 21 (2001)
     With No Optional Benefits
     Unit Price                                           $7.13         9.35             -            -            -
     Number of Units                                  1,313,814    3,489,097             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.94            -             -            -            -
     Number of Units                                    388,508            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.94            -             -            -            -
     Number of Units                                    126,611            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.93            -             -            -            -
     Number of Units                                     12,642            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.58            -             -            -            -
     Number of Units                                  2,982,656            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.57            -             -            -            -
     Number of Units                                    306,572            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.57            -             -            -            -
     Number of Units                                    241,916            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.56            -             -            -            -
     Number of Units                                    136,599            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Consumer Non-Cyclical 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Energy 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Financial 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Healthcare 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Industrial 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Internet 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Pharmaceuticals 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                           $9.72            -             -            -            -
     Number of Units                                  3,992,389            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $9.70            -             -            -            -
     Number of Units                                  1,175,651            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                          $10.61        10.76             -            -            -
     Number of Units                                  1,489,153    3,592,834             -            -            -
     With One Optional Benefit
     Unit Price                                           $9.86            -             -            -            -
     Number of Units                                    441,318            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.14            -             -            -            -
     Number of Units                                    608,142            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $5.14            -             -            -            -
     Number of Units                                     93,241            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                           $3.46         5.91             -            -            -
     Number of Units                                  3,290,202    2,524,295             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.03            -             -            -            -
     Number of Units                                    254,131            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                           $4.35         7.10             -            -            -
     Number of Units                                  3,082,428      583,065             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.15            -             -            -            -
     Number of Units                                    272,408            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Utilities 21 (2001)
     With No Optional Benefits
     Unit Price                                                         8.12             -            -            -
     Number of Units                                               1,589,344             -            -            -
     With One Optional Benefit
     Unit Price                                                            -             -            -            -
     Number of Units                                                       -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.98            -             -            -            -
     Number of Units                                  6,296,621            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.97            -             -            -            -
     Number of Units                                    954,792            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Precious Metals 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Real Estate (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP -Semiconductor 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Technology (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Telecommunications (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Utilities 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Bull 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Bear 21 (2001)
     With No Optional Benefits
     Unit Price                                                        11.54             -            -            -
     Number of Units                                               3,059,897             -            -            -
     With One Optional Benefit
     Unit Price                                                            -             -            -            -
     Number of Units                                                       -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraBull 23 (2001)
     With No Optional Benefits
     Unit Price                                           $4.71         7.47             -            -            -
     Number of Units                                  6,435,217    7,628,819             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.78            -             -            -            -
     Number of Units                                    297,435            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                           $3.49         5.77             -            -            -
     Number of Units                                 18,242,013   11,681,189             -            -            -
     With One Optional Benefit
     Unit Price                                           $6.45            -             -            -            -
     Number of Units                                  1,346,852            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.02            -             -            -            -
     Number of Units                                    682,058            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $11.00            -             -            -            -
     Number of Units                                    433,181            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                           $0.58         1.91          6.19        23.58            -
     Number of Units                                 70,200,723   50,124,696    17,597,528    2,906,024            -
     With One Optional Benefit
     Unit Price                                           $3.53            -             -            -            -
     Number of Units                                  1,003,123            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.68            -             -            -            -
     Number of Units                                  1,089,843            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.66            -             -            -            -
     Number of Units                                    438,387            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -
     Number of Units                                  1,444,783            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.70            -             -            -            -
     Number of Units                                    439,054            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Bear 21 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraBull 23 (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - OTC (2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Short OTC 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraOTC (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Mid-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                           $5.72            -             -            -            -
     Number of Units                                  2,276,660            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $5.71            -             -            -            -
     Number of Units                                    477,953            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.71            -             -            -            -
     Number of Units                                  2,138,861            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.69            -             -            -            -
     Number of Units                                    772,260            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                           $7.10            -             -            -            -
     Number of Units                                  2,908,617            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $7.09            -             -            -            -
     Number of Units                                    994,778            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - UltraSmall-Cap 24 (1999)
     With No Optional Benefits
     Unit Price                                           $4.73         8.37          9.18        11.96            -
     Number of Units                                  5,664,617   10,010,482     3,258,574      813,904            -
     With One Optional Benefit
     Unit Price                                           $6.14            -             -            -            -
     Number of Units                                    212,085            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                          $11.58            -             -            -            -
     Number of Units                                  7,945,270            -             -            -            -
     With One Optional Benefit
     Unit Price                                          $11.56            -             -            -            -
     Number of Units                                  2,486,854            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                           $8.03            -             -            -            -
     Number of Units                                    583,657            -             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.02            -             -            -            -
     Number of Units                                    165,792            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                           $2.94         4.72          7.43            -            -
     Number of Units                                  1,716,102    2,255,266     2,690,435            -            -
     With One Optional Benefit
     Unit Price                                           $6.80            -             -            -            -
     Number of Units                                     19,826            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraMid-Cap 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Growth 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Small-Cap Value 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - UltraSmall-Cap 24 (1999)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - U.S. Government Plus 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
ProFund VP - Rising Rates Opportunity 9 (2002)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
First Trust(R)10 Uncommon Values (2000)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

                                               Year Ended December 31,
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Sub-account                                            2002         2001          2000         1999         1998
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                           $5.62         7.39             -            -            -
     Number of Units                                    550,334      273,843             -            -            -
     With One Optional Benefit
     Unit Price                                           $8.01            -             -            -            -
     Number of Units                                     89,806            -             -            -            -
- -------------------------------------------------- ------------- ------------ ------------- ------------ ------------

                                               Year Ended December 31,
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Sub-account                                            1997         1996         1995         1994        1993
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------
Prudential - SP Jennison International Growth
(2001)
     With No Optional Benefits
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
     With One Optional Benefit
     Unit Price                                               -            -            -           -           -
     Number of Units                                          -            -            -           -           -
- --------------------------------------------------  ------------ ------------ ------------ ----------- -----------

1. Effective December 10, 2001, Strong Capital Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM International Equity." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."
2. Effective November 11, 2002, William Blair & Company, L.L.C. became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Overseas Growth."
3. This Portfolio reflects the addition of the net assets of the AST American Century International Growth Portfolio II ("Portfolio II") as a result of the merger between the Portfolio and Portfolio II. Effective May 1, 2000, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming International, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price International Equity Portfolio."
4. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Founders Asset Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Founders Passport." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Small Cap Portfolio."
5.      Effective September 17, 2001 Pilgrim Baxter & Associates, Ltd.
     became Sub-advisor of the Portfolio. Prior to September 17, 2001, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Small-Cap Growth." Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
6. Effective December 10, 2001, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to December 10, 2001, Zurich Scudder Investments, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder Small-Cap Growth Portfolio". Prior to May 1, 2001 the Portfolio was named "AST Kemper Small-Cap Growth Portfolio."
7. Effective May 1, 2001, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to May 1, 2001, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Small Cap Value."
8. Effective October 23, 2000, GAMCO Investors, Inc. became Sub-advisor of the Portfolio. Prior to October 23, 2000, T. Rowe Price Associates, Inc. served as Sub-advisor of the Portfolio, then named "AST T. Rowe Price Small Company Value Portfolio."
9.      These portfolios were first offered as Sub-accounts on May 1, 2002.
10. Effective November 11, 2002, Goldman Sachs Asset management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Mid-Cap Growth."

11. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor of the Portfolio, then named "Berger Capital Growth Portfolio."
12. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
13. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Between December 31, 1998 and May 1, 2000, OppenheimerFunds, Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer Large-Cap Growth Portfolio." Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
14. Effective November 11, 2002, Goldman Sachs Asset Management became Sub-advisor of the Portfolio. Prior to November 11, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST JanCap Growth."
15. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, Janus Capital Corporation served as Sub-advisor of the Portfolio, then named "AST Janus Strategic Value."
16. Effective May 1, 2000, Sanford C. Bernstein & Co., Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
17. Effective May 3, 1999, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."
18. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
19. Effective July 1, 2002, the AST INVESCO Equity Income portfolio changed its name to AST INVESCO Capital Income.
20. Effective May 1, 2002, Deutsche Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2002, A I M Capital Management, Inc. served as Sub-advisor of the Portfolio, then named "AST AIM Balanced." Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."
21. Effective August 8, 2000, T. Rowe Price International, Inc. became Sub-advisor of the Portfolio. Effective May 1, 2000, the name of the Portfolio was changed to the "AST T. Rowe Price Global Bond". Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
22. This Portfolio was first offered as a Sub-account on August 1, 2001. On August 3, 2001, pursuant to a shareholder vote, the Perpetual International portfolio of the Evergreen Variable Annuity Trust was merged with the International Growth portfolio. The Evergreen VA Perpetual International portfolio no longer exists.
23. Effective May 1, 2003, the ProFunds VP Bull Plus portfolio changed its name to ProFund VP UltraBull to reflect a change in its investment objective.
24. Effective August 1, 2001, Prior to May 1, 2000, ProFund VP UltraSmall-Cap was named "ProFund VP Small Cap" and sought daily investment results that corresponded to the performance of the Russell 2000(R)Index.

               APPENDIX C - CALCULATION OF OPTIONAL DEATH BENEFITS


Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example with market increase
Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $75,000
         Basic Death Benefit =      $75,000
         Death Benefit Amount =     $75,000 - $50,000 = $25,000

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $75,000 + $12,500 = $87,500

Examples with market decline
Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

         Purchase Payments =        $50,000
         Account Value =            $40,000
         Basic Death Benefit =      $50,000
         Death Benefit Amount =     $50,000 - $50,000 = $0

         Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit = $50,000 + $0 = $50,000

         In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

Examples of Guaranteed Minimum Death Benefit Calculation
The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase
Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

Example of market decrease
Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of market increase followed by decrease
Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

      APPENDIX D - SALE OF CONTRACTS TO RESIDENTS OF THE STATE OF NEW YORK


Some of the provisions of the Annuity are different for contracts offered to residents of the State of New York.

GLOSSARY OF TERMS

MVA: For New York contracts, you may transfer or withdraw all or part of the Account Value from a Fixed Allocation during the 30 days prior to the Maturity Date of such Fixed Allocation without application of a market value adjustment.

INVESTMENT OPTIONS

WHAT ARE THE FIXED INVESTMENT OPTIONS?
The State of New York does not allow a Guarantee Period to exceed ten years in duration. For New York contracts, the interest rate we credit to the Fixed Allocation is subject to a minimum.

FEES AND CHARGES

Tax Charges: For New York contracts a charge for taxes may also be assessed against the Sub-accounts and/or the Fixed Allocations.

PURCHASING YOUR ANNUITY

Owner, Annuitant and Beneficiary Designations: For contracts issued in the State of New York, the designation of contingent Owner is not allowed.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Owner, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. For New York contracts, some of the changes we will not accept include, but are not limited to: (a) a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death and (b) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
For New York contracts the right to cancel period is within 21 days of receipt of the Annuity and within 10 days of receipt for IRAs. The amount to be refunded for New York contracts is the Account Value in the Sub-accounts plus the Interim Value of the Fixed Allocations and for IRAs the amount to be refunded is the greater of Premium or Account Value.

MANAGING YOUR ACCOUNT VALUE

MVA Formula: For annuities issued in New York, we apply certain formulas to determine "I" and "J" when we do not offer Guarantee Periods with a duration equal to the remaining period. These formulas are as follows:

(a) If we offer Guarantee Periods to your class of Annuities with durations that are both shorter and longer than the remaining period, we interpolate a rate for "J" between our then current interest rates for Guarantee Periods with the next shortest and next longest durations then available for new Fixed Allocations for your class of Annuities.

(b) If we no longer offer Guarantee Periods to your class of Annuities with durations that are both longer and shorter than the remaining period, we determine rates for "J" and, for purposes of determining the MVA only, for "I" based on the Moody's Corporate Bond Yield Average - Monthly average Corporates (the "Average"), as published by Moody's Investor Services, Inc., its successor, or an equivalent service should such Average no longer be published by Moody's. For determining I, we will use the Average published on or immediately prior to the start of the applicable Guarantee Period.


ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? For New York contracts the minimum amount allowed in an investment option is $500. Your transfer request must be In Writing. For New York contracts, a specific authorization form MUST be completed which authorizes us to accept transfers via phone or through means such as electronic mail.


WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
For New York contracts we will notify you of the Guarantee Periods available as of the date of such notice, at least 45 days and not more than 60 days prior to the Maturity Date. No MVA applies to any amounts allocated to a particular Fixed Allocation if you withdraw all or part of the Account Value in such Fixed Allocation within 30 days of maturity. If you are age 55 or older you may invest in a Fixed Allocation with a Guarantee Period of five years or less.


AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

This benefit was never available to residents of the State of New York.

ACCESS TO ACCOUNT VALUE

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
The Annuity Date must be the first or the fifteenth day of a calendar month. However, for New York contracts, if the contract's accumulated value, at the time of annuitization, is less than $2,000, or would provide an income, the initial amount of which is less than $20 per month, in lieu of commencing the annuity payments, we reserve the right to cancel the annuity and pay you the total of the Account Value in any Sub-account plus the Interim Value of any Fixed Allocation.

For New York contracts the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 90th birthday.

DEATH BENEFIT

For New York contracts paragraphs (2) and (3)(b) are amended as follows: If that person's death occurs after the earlier of the decedent's age 90 or the tenth Annuity Year, the death benefit is your Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocation.

The Optional Death Benefits described in the Prospectus are not offered in the State of New York. However, effective as of March 12, 2001, the Highest Anniversary Value Optional Death Benefit described below is available to new purchasers of the Annuity who are residents of the State of New York.

If the Annuity has one Owner, the Owner must be age 80 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Highest Anniversary Value Death Benefit

|X|     The Death Benefit Target Date is the contract anniversary on or after
            -------------------------
     the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.


|X|     The Highest Anniversary Value equals the highest of all previous
            -------------------------
     "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X|     The Anniversary Value is the Account Value as each anniversary of the
            ------------------
     Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary. The Anniversary Value on the Issue Date is equal to your Purchase Payment.

|X|     A Proportional Reduction is a reduction to the value being measured
          -----------------------
     caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.


Calculation of Highest Anniversary Value Death Benefit
The Highest Anniversary Value Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

          If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1.        the Account Value in the Sub-accounts plus the Interim Value of any
               Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

          The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

          If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1.        the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and
2.        the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

Charges for Highest Anniversary Value Death Benefit
If you purchase the Highest Anniversary Value Optional Death Benefit, an annual charge of 0.20% is deducted from your Annuity's Account Value. The charge will be based on the current Death Benefit under the Highest Anniversary Value Optional Death Benefit as of the date the charge is deducted minus the Interim Value of any Fixed Allocations. The charge is deducted in addition to the Insurance Charge. The charge is deducted in arrears on each anniversary of the Issue Date of the Annuity or, if you terminate the Optional Death Benefit or surrender your Annuity, on the date the termination or surrender is effective.

TAX CONSIDERATIONS

HOW ARE DISTRIBUTIONS FROM TAX-QUALIFIED RETIREMENT PLANS TAXED?

Minimum Distributions after age 70 1/2: For New York contracts the Minimum Distribution provision is only available for annuities issued under Section 403(b) of the IRS Code or for IRA's where Minimum Distributions are required. Minimum Distributions are not available for any other contracts.

Deferral of Transactions: For New York contracts we may defer any distribution or transfer from a Fixed Allocation or an annuity payment for a period not to exceed 6 months. If we defer a distribution or transfer from any Fixed Allocation or any fixed annuity payment for more than ten days, we pay interest using our then current crediting rate for this purpose, which is not less than 3% per year on the amount deferred.

Modification: In addition to obtaining prior approval from the insurance department of our state of domicile before making such a substitution, deletion or addition, we will also obtain prior approval from the Superintendent of Insurance for New York.

Misstatement of Age or Sex: For New York contracts the following provision (c) is added:
(c) as to any annuity payments, we shall credit or charge interest using our then current crediting rate for this purpose, which is not greater than 6% interest per year, calculated from the date of any underpayment or overpayment to the date actual payment is made.

                       APPENDIX E - PERFORMANCE ADVANTAGE


AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

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American Skandia's Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.
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GLOSSARY OF TERMS

When determining the Account Value and Surrender Value of the Annuity, both
                     --------------    ----------------
amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

Do you provide any guarantees on my investment?
The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X| You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account
                                  ------

     Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

                                       OR

|X|       You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?
The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus
                                                                  ----
2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus
                 -----
3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.


Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?
Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?
Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

================================================================================
The amount of any Target Value Credits are not immediately vested and can be recovered by American Skandia under the circumstances and for the time periods shown below. If American Skandia exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:
|X|       within 12 months after the date a Target Value Credit was allocated to your Account Value; or
|X|       within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date. Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.
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              APPENDIX F - PLUS40(TM)OPTIONAL LIFE INSURANCE RIDER

================================================================================
American Skandia's Plus40(TM)Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM)benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM)benefit.
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The life insurance coverage provided under the Plus40(TM)Optional Life Insurance Rider ("Plus40(TM)rider" or the "Rider") is supported by American Skandia's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM)rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.
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The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM)rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

ELIGIBILITY
The Plus40(TM)rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable
- the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

The minimum allowable age to purchase the Plus40(TM)rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM)rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

ADJUSTMENTS, RESTRICTIONS & LIMITATIONS

|X| If you die during the first 24 months following the effective date of the Plus40(TM)rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit
                                           ----------
          from the Plus40(TM)rider if you die within 24 months of its effective date.

|X| If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

|X| If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM)rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM)rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

|X| If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM)rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

|X| If charges for the Plus40(TM)rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

|X| If the age of any person covered under the Plus40(TM)rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

|X| On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95th birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

MAXIMUM BENEFIT

The Plus40(TM)rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM)rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the
---
Plus40(TM)rider or similar life insurance coverage.

|X|       The Maximum Death Benefit Amount is 100% of the Purchase Payments
              -------------------------------
          increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

|X|       The Per Life Maximum Benefit applies to Purchase Payments applied to
              ------------------------
          any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM)riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM)rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

ACCELERATED DEATH BENEFIT PROVISION
If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM)rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM)rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM)rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

CHARGES FOR THE PLUS40(TM)RIDER
The Plus40(TM)rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM)rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                  Attained Age                  Percentage of
                                                Account Value
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 40-75                       .80%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 76-80                       1.60%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 81-85                       3.20%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                    Age 86-90                       4.80%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 91                         6.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 92                         7.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 93                         8.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 94                         9.50%
          ------------------------------ ----------------------------
          ------------------------------ ----------------------------
                     Age 95                        10.50%
          ------------------------------ ----------------------------

The charge for the Plus40(TM)rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

|X| If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

|X| If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

TERMINATION
You can terminate the Plus40(TM)rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM)rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM)rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM)rider.

CHANGES IN ANNUITY DESIGNATIONS
Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM)rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

SPOUSAL ASSUMPTION
A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM)rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM)rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM)rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

TAX CONSIDERATION
The Plus40(TM)rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM)rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

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     PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI ASL-PROS (05/2003).
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Variable Annuity Issued by:                     Variable Annuity Distributed by:

AMERICAN SKANDIA LIFE                                           AMERICAN SKANDIA
ASSURANCE CORPORATION                                    MARKETING, INCORPORATED
One Corporate Drive                                          One Corporate Drive
Shelton, Connecticut 06484                            Shelton, Connecticut 06484
Telephone: 1-800-766-4530                                Telephone: 203-926-1888
http://www.americanskandia.com                    http://www.americanskandia.com

                               MAILING ADDRESSES:

                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                                  P.O. Box 7040
                            Bridgeport, CT 06601-7040

                                  EXPRESS MAIL:
                      AMERICAN SKANDIA - VARIABLE ANNUITIES
                               One Corporate Drive
                                Shelton, CT 06484

                   Supplement to Prospectus Dated May 1, 2003
                          Supplement dated June 9, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Guaranteed Return Option (GRO)SM

Beginning June 9, 2003, the Guaranteed Return Option (GRO) benefit, a program that guarantees a "return of premium" at a future date, while allowing you to allocate all or a portion of your Account Value to the Sub-accounts of your choice, will be available to the residents of the State of New York. Please see your current Prospectus for the benefit's details.

ASAP2 / ASAP III/ ASL/ FUSI ASL/ CH2/                              GRONYSUP 603
ASL II/ APEX II/GAL 3 -SUPP (06/09/2003)

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 13, 2003

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

                        PORTFOLIO/SUB-ACCOUNT NAME CHANGE

Evergreen VA International Growth Portfolio/Sub-account

Effective June 13, 2003, the Evergreen VA International Growth portfolio will change its name to Evergreen VA International Equity. All references in the Prospectus to Evergreen VA International Growth are deleted and replaced with Evergreen VA International Equity.

FUSI AS2/ FUSI XT/ FUSI XT-FOUR                 FSII/ FSXT/FSASL/ FSASL2/ FSXT4
FUSI ASL/ FUSI ASL II - SUPP (06/13/2003)

                   Supplement to Prospectus Dated May 1, 2003
                         Supplement dated June 20, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

Montgomery Variable Series - Emerging Markets Portfolio reorganization into the Gartmore GVIT Developing Markets Portfolio

American Skandia anticipates that shareholders will approve the Plan of Reorganization of the Montgomery Variable Series - Emerging Markets Portfolio and the Gartmore GVIT Developing Markets Portfolio and that the reorganization will take place on June 20, 2003. Upon completion of the reorganization, the Montgomery Variable Series - Emerging Markets Portfolio will cease to exist and Annuity Owners will have an equivalent Account Value in the Gartmore GVIT Developing Markets Portfolio. The principal investment objective and policies of the Portfolio will be unchanged as a result of this reorganization.

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                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                             (as a percentage of the average net assets of the underlying Portfolios)
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--------------------------------------- --------------- --------------- --------------- ---------------- --------------- -----------
                                        Management        Other         12b-1 Fees     Total Annual     Fee Waivers     Net Annual
       UNDERLYING PORTFOLIO                Fees          Expenses                        Portfolio      and Expense     Portfolio
                                                                                         Operating     Reimburse-ment   Operating
                                                                                         Expenses                        Expenses
--------------------------------------- --------------- --------------- --------------- ---------------- --------------- -----------
--------------------------------------- --------------- --------------- --------------- ---------------- --------------- -----------
Gartmore Variable Investment Trust:
GVIT Developing Markets                    1.15%          0.24%            0.25%            1.64%            N/A            1.64%
--------------------------------------- --------------- --------------- --------------- ---------------- --------------- -----------

ASAP/ ASAP2/ FUSI AS2/ ASAP III/ APEX/ ASXT/ FUSI XT/Wells XTVA/ VIA-SUPP (06/20/2003) ASXT-FOUR/ FUSI XT-FOUR/ ASL/ FUSI ASL/ Wells ASL/ ASPro/92001E0603 Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/ ASL II/ FUSI ASL II/ ASXT-SIX/ VIAS/ VIAT/ VIAG -SUPP (06/20/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated October 13, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

WHO IS AMERICAN SKANDIA?
The following paragraph is added to this section of the prospectus:

Effective May 1, 2003, Skandia U.S. Inc., the sole shareholder of ASI, which is the parent of American Skandia, was purchased by Prudential Financial, Inc. Prudential Financial is a New Jersey insurance holding company whose subsidiary companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

GUARANTEED RETURN OPTION PlusSM (GRO PlusSM)

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The Guaranteed Return Option Plus described below is being offered as of October 13, 2003 in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect the Guaranteed Return Option program, the Guaranteed Minimum Withdrawal Benefit rider or the Guaranteed Minimum Income Benefit rider.
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We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that seven-year period as the "maturity date") and on each anniversary of the maturity date thereafter, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate seven-year period following election of the enhanced guarantee and on each anniversary thereafter, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the variable investment options to participate in market increases. There is an additional charge if you elect the Guaranteed Return Option Plus program.

The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between variable investment options and Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender the Annuity or begin receiving annuity payments prior to a maturity date.

KEY FEATURE - Protected Principal Value/Enhanced Protected Principal Value

The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

|X| Base Guarantee: Under the base guarantee, American Skandia guarantees that on the maturity date and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Protected Principal Value.

     On the maturity date and on each anniversary after the maturity date, if your Account Value is below the Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

|X| Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, American Skandia guarantees that at the end of the seven year period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically increase your base guarantee (or enhanced guarantee, if previously elected) on each anniversary of the program (and create a new, seven year maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the existing base guarantee (or enhanced guarantee, if previously elected) by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect.

     If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter, if your Account Value is below the Enhanced Protected Principal Value, American Skandia will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

Any amounts added to your Annuity will be applied, if necessary, to any Fixed Allocations needed to support the applicable guarantee amount as of the maturity date or any anniversary of the maturity date. Any remaining amounts will be allocated pro-rata to your Account Value based on your current Sub-account allocations. We will notify you of any amounts added to your Annuity under the program. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

Withdrawals under your Annuity
Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments and any Credits applied to such Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals will be taken pro-rata from the variable investment options and any Fixed Allocations. Withdrawals will be subject to all other provisions of the Annuity, including any Contingent Deferred Sales Charge or Market Value Adjustment that would apply.

Charges for other optional benefits under the Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40(TM)Optional Life Insurance Rider will be treated as withdrawals and will reduce the applicable guaranteed amount.

The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO PlusSM program are October 13, 2003; 2.) an initial Purchase Payment of $250,000; 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000):

Example 1. Dollar-for-dollar reduction

A $10,000 withdrawal is taken on November 29, 2003 (in the first Annuity Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit: o The base guarantee amount is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000). o The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

Example 2. Dollar-for-dollar and proportional reductions

A second $10,000 withdrawal is taken on December 18, 2003 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..    the base guarantee amount is first reduced by the Remaining Limit (from
     $240,000 to $237,500);
..    The result is then further reduced by the ratio of A to B, where:
..    A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
     $7,500). o B is the Account Value less the Remaining Limit ($180,000 - $2,500, or $177,500).

     The resulting base guarantee amount is: $237,500 x ( 1 - $7,500 / $177,500), or $227,464.79.

..    The Remaining Limit is set to zero (0) for the balance of the first Annuity
     Year.

Example 3. Reset of the Dollar-for-dollar Limit

A $10,000 withdrawal is made on December 19, 2004 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:

..    The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
..    The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

KEY FEATURE - Allocation of Account Value

In general, you have discretion over the allocation of your Account Value that remains allocated in the variable investment options. However, we reserve the right to prohibit investment in certain Portfolios if you participate in the program. Account Value is only transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to

     ----

support our guarantee(s) under the program. This permits your Annuity to participate in the upside potential of the Sub-accounts while only transferring amounts to Fixed Allocations to protect against significant market downturns. We monitor fluctuations in your Account Value each business day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

|X| If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the variable investment options will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the variable investment options pro-rata according to your current allocations (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

|X| If your Account Value is less than the reallocation trigger, a portion of your Account Value in the variable investment options will be transferred to a new Fixed Allocation(s) to support the applicable guaranteed amount. These amounts are transferred on a pro-rata basis from the variable investment options. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the variable investment options while maintaining the guaranteed protection under the program (as described above).

================================================================================
If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during prolonged market declines, less of your Account Value may be immediately available to participate in the upside potential of the variable investment options if there is a subsequent market recovery. During the period prior to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is extremely low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s).
================================================================================

Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value are transferred to the variable investment options while Fixed Allocations in support of an Enhanced Protected Principal Value are not transferred because they must remain invested in the Fixed Allocation in support of the higher enhanced guarantee.

American Skandia uses an allocation mechanism based on assumptions of expected and maximum market volatility to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. American Skandia reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

Election of the Program
The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any business day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the business day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated (including the guaranteed amount(s)) and the Guaranteed Return Option Plus program will be added to your Annuity based on the current Account Value. This election of GRO PlusSM may result in a market value adjustment, which could increase or decrease your Account Value.

Termination of the Program
The Annuity Owner can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. The Annuity Owner also can terminate the Guaranteed Return Option Plus program entirely. An Annuity Owner who terminates the program entirely can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, an Annuity Owner could, for example, terminate the program on a given business day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections and (B) a program reinstatement cannot be effected on the same business day on which a program termination was effected.

The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program prior to the applicable maturity date, the Guaranteed Return Option Plus will no longer provide a guarantee of your Account Value. The surviving spouse may elect the benefit at any time after the death of the Annuity Owner. The surviving spouse's election will be effective on the business day that we receive the required documentation in good order at our home office, and the Account Value on that business day will be the Protected Principal Value.

The charge for the Guaranteed Return Option Plus program will no longer be deducted from your Account Value upon termination of the program.

Special Considerations under the Guaranteed Return Option Plus

This program is subject to certain rules and restrictions, including, but not limited to the following:

|X| Upon inception of the program, 100% of your Account Value must be allocated to the variable investment options. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
|X| Annuity Owners cannot allocate any portion of Purchase Payments or transfer Account Value to or from a Fixed Allocation while participating in the program, and cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to the variable investment options.
|X| Additional Purchase Payments (including any credits associated with such Purchase Payments) applied to the Annuity while the program is in effect will increase the applicable guarantee amount by the actual amount of the Purchase Payment; however, all or a portion of any additional Purchase Payments (including any credits associated with such Purchase Payments) may be allocated by us to Fixed Allocations to support the additional amount guaranteed.
|X| Transfers from Fixed Allocations will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% "cushion" feature of the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently applied Fixed Allocation.
|X| Transfers from the Sub-accounts to Fixed Allocations or from Fixed Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
|X| Any amounts applied to your Account Value by American Skandia on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.

Charges under the Program
We deduct a charge equal to 0.25% of Account Value per year to participate in the Guaranteed Return Option Plus program. The annual charge is deducted daily against your Account Value allocated to the Sub-accounts. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate American Skandia for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
(b) administration of the program.

ASAP2 / FUSI AS2 / EVA / ASAP III / APEX / FUSI XT /EVA XT / WELLS XT / FUSI ASXT-4 / ASL / FUSI ASL / WELLS ASL / WELLS APEX / AS PRO / WELLS VA+ / IMPACT / FT PORTFOLIOS / GAL 3 / ASL II /FUSI ASL II / APEX II - SUPP. (GRO Only) - (10/13/2003) 92001b0903

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated December 5, 2003

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

As described in more detail below, three of the Evergreen portfolios formerly offered as investment options for your annuity were merged into other Evergreen portfolios.

                                    A. MERGER

Evergreen VA Global Leaders
Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Global Leaders portfolio merged into the Evergreen VA International Equity portfolio. As a result of the merger, the Evergreen VA Global Leaders portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA International Equity portfolio, the successor portfolio.

Evergreen VA Capital Growth
Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Capital Growth portfolio merged into the Evergreen VA Growth and Income portfolio. As a result of the merger, the Evergreen VA Capital Growth portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA Growth and Income portfolio, the successor portfolio.

Evergreen VA Blue Chip
Effective December 5, 2003, pursuant to shareholder approval, the Evergreen VA Blue Chip portfolio merged into the Evergreen VA portfolio. As a result of the merger, the Evergreen VA Blue Chip portfolio ceased operations and will no longer be offered as an investment option. Evergreen Investment Management Company LLC is the Sub-advisor of the Evergreen VA portfolio, the successor portfolio.

The following annual expenses for the successor portfolios are estimates of what the expenses of each successor portfolio will be as a result of the respective mergers:

-------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                             (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------- ------------ ----------  ------------ ------------- -------------- ----------
                                                   Management   Other      12b-1 Fees    Total Annual   Fee          Net
                                                     Fees       Expenses                 Portfolio     Waivers       Annual
            UNDERLYING PORTFOLIO                                                         Operating     and           Portfolio
                                                                                          Expenses     Expense       Operating
                                                                                                      Reimburse-ment Expenses
------------------------------------------------- ------------ ----------  ------------ ------------- -------------- ----------
Evergreen Variable Annuity Trust:
International Equity 1                               0.66%       0.39%        0.00%         1.05%         0.00%         1.05%
Growth and Income 2                                  0.75%       0.18%        0.00%         0.93%         0.00%         0.93%
VA 3                                                 0.75%       0.24%        0.00%         0.99%         0.00%         0.99%
------------------------------------------------- ------------ ----------  ------------ ------------- -------------- ----------


1 The annual expenses of the Evergreen VA International Equity portfolio prior to the Merger were as follows: Management Fee: 0.66%; 12b-1 Fee: 0.00%; Other
Expenses: 0.73%; Total Annual Portfolio Operating Expenses: 1.39%; Fee Waiver and Expense Reimbursement: 0.39%; Net Annual Portfolio Operating Expenses:
1.00%.
2 The annual expenses of the Evergreen VA Growth and Income portfolio prior to the Merger are the same as the estimated annual expenses post-Merger.
3 The annual expenses of the Evergreen VA portfolio prior to the Merger were as follows: Management Fees: 0.75%; 12b-1 Fee: 0.00%; Other Expenses: 0.23%; and Total Annual Portfolio Operating Expenses: 0.98%.

The following descriptions of the investment objectives are effective as of December 5, 2003.

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

----------------- --------------------------------------------------------------------------------------------- --------------------
    STYLE/                                       INVESTMENT OBJECTIVES/POLICIES                                       PORTFOLIO
     TYPE                                                                                                              ADVISOR/
                                                                                                                     SUB-ADVISOR

----------------- --------------------------------------------------------------------------------------------- --------------------
----------------- --------------------------------------------------------------------------------------------- --------------------
INTER-NATIONAL    Evergreen VA International Equity (acquired Evergreen VA Global Leaders) (f/k/a Evergreen VA       Evergreen
    EQUITY        Evergreen International Growth): seeks long-term capital growth and, secondarily, modest income. modest income. The Portfolio invests primarily in equity securities issued by established, quality, non-U.S. companies located in countries with developed markets, but may purchase across all market capitalizations.  The Portfolio  normally invests at least 65%
                  of its assets in securities of                                                                     Investment
                  companies in at least three different  countries  (other than the U.S.),  but may invest more  Management Company,
                  than 25% of its assets in one country.  The Portfolio also invests in emerging markets.                LLC
----------------- --------------------------------------------------------------------------------------------- --------------------
----------------- --------------------------------------------------------------------------------------------- --------------------

LARGE CAP VALUE   Evergreen VA Growth and Income (acquired  Evergreen VA Capital Growth):  seeks capital growth       Evergreen
                  in the value of its shares and current  income.  The  Portfolio  invests  primarily in common stocks of medium and mid-sized U.S.  companies.  The investment  adviser selects stocks using a diversified  style of equity  management that allows the Portfolio to invest in both value-
                  and growth-oriented equity securities.  Additionally,  the investment adviser seeks companies that are  temporarily  undervalued  in the  marketplace,  sell at a discount to their private market  values  and  display  certain  characteristics  such  as  earning  a high  return  on
                  investment and having some kind of  competitive  advantage in their  industry.  The Portfolio       Investment
                  seeks additional income primarily by investing up to 20% of its assets in convertible  bonds,  Management Company,
                  including below  investment  grade bonds,  and convertible  preferred  stocks of any quality.          LLC
                  The Portfolio may invest up to 20% of its assets in foreign securities.
----------------- --------------------------------------------------------------------------------------------- --------------------
----------------- --------------------------------------------------------------------------------------------- --------------------
LARGE CAP BLEND   Evergreen  VA  (acquired  Evergreen  VA Blue  Chip):  seeks  long-term  capital  growth.  The       Evergreen
                  Portfolio  invests  primarily  in  common  stocks  of  large  U.S.  companies,  whose  market capitalizations  fall within the range  tracked by the Russell  1000(R)Index,  at the time of
                  purchase.  The  Investment  adviser  selects  stocks  using a  diversified  style  of  equity       Investment
                  management  that employs a blend between  growth- and  value-oriented  stocks.  The Portfolio  Management Company,
                  does not invest in foreign securities.                                                                 LLC
----------------- --------------------------------------------------------------------------------------------- --------------------

As described in more detail below, the Evergreen VA Equity Index portfolio that is currently offered as an investment option for your annuity will no longer be available effective December 23, 2003.

                                 B. LIQUIDATION

Evergreen VA Equity Index
American Skandia anticipates that the shareholders of the Evergreen VA Equity Index portfolio (the "Equity Index portfolio") will approve the liquidation of this portfolio, which is currently scheduled to take place on or about December 23, 2003. Accordingly, effective December 23, 2003, the Evergreen VA Equity Index portfolio will no longer be offered as an investment option.

Current shareholders of the Evergreen VA Equity Index portfolio have been sent a separate communication explaining their options.

ASAP 2 Premier / EVA / ASXT - Premier / EVA XT / ASL Premier / ASXT-Four Premier / ASL II Premier - SUPP. (12/05/2003)

                   Supplement to Prospectus Dated May 1, 2003
                        Supplement dated January 29, 2004

This Supplement should be retained with the current Prospectus for your annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current Prospectus, please contact American Skandia at 1-800-766-4530.

AST Strong International Equity portfolio
Pursuant to the exemptive authority granted to American Skandia Trust, its investment advisers, American Skandia Investment Services, Incorporated ("ASISI") and Prudential Investments LLC have changed sub-advisors for the AST Strong International Equity Portfolio ("International Equity Portfolio"). Effective February 23, 2004, J.P. Morgan Investment Management Inc. will become the sub-advisor for the International Equity Portfolio. Accordingly, effective February 23, 2004, all references in the Prospectus and the SAI to the AST Strong International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. The investment objective of the International Equity Portfolio is unchanged.

ASAP/ ASAP2/ EVA/ FUSI AS2/ ASAP III/ Wells ASAP III/ APEX/VA/ VIA-SUPP (01/2004) ASXT/ EVAXT/ FUSI XT/Wells XT/ASXT-FOUR/ FUSI XT-FOUR/ ASL/92001a0304 FUSI ASL/ Wells ASL/ ASPro/ Wells VA+/ Wells APEX/ CH2/ ASImpact/ APEX II/Wells APEX II/ ASL II/ FUSI ASL II/ASXT-SIX/ Wells XT-SIX/ VIAS/ VIAT/ VIAG -SUPP (01/2004)
asl

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution:  Not Applicable.

Item 15. Indemnification of Directors and Officers: Under Section 33-320a of the Connecticut General Statutes, the Registrant must indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses including attorneys' fees, for actions brought or threatened to be brought against him in his capacity as a director or officer when certain disinterested parties determine that he acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant. In any criminal action or proceeding, it also must be determined that the director or officer had no reason to believe his conduct was unlawful. The director or officer must also be indemnified when he is successful on the merits in the defense of a proceeding or in circumstances where a court determines that he is fairly and reasonable entitled to be indemnified, and the court approves the amount. In shareholder derivative suits, the director or officer must be finally adjudged not to have breached this duty to the Registrant or a court must determine that he is fairly and reasonably entitled to be indemnified and must approve the amount. In a claim based upon the director's or officer's purchase or sale of the Registrants' securities, the director or officer may obtain indemnification only if a court determines that, in view of all the circumstances, he is fairly and reasonably entitled to be indemnified and then for such amount as the court shall determine. The By-Laws of American Skandia Life Assurance Corporation ("ASLAC") also provide directors and officers with rights of indemnification, consistent with Connecticut Law.

The foregoing statements are subject to the provisions of Section 33-320a.

Directors and officers of ASLAC and American Skandia Marketing, Inc. ("ASM") can also be indemnified pursuant to indemnity agreements between each director and officer and American Skandia, Inc., a corporation organized under the laws of the state of Delaware. The provisions of the indemnity agreement are governed by
Section 45 of the General Corporation Law of the State of Delaware.

The directors and officers of ASLAC and ASM are covered under a directors and officers liability insurance policy. Such policy will reimburse ASLAC or ASM, as applicable, for any payments that it shall make to directors and officers pursuant to law and, subject to certain exclusions contained in the policy, will pay any other costs, charges and expenses, settlements and judgments arising from any proceeding involving any director or officer of ASLAC or ASM, as applicable, in his or her past or present capacity as such.

Item 16.  Exhibits:

         Exhibits                                                                                        Page

1        Underwriting agreement incorporated by reference to Post-Effective Amendment No. 1 to
         Registration Statement No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                     Not applicable

3        Articles of incorporation and by-laws  incorporated by reference to  Post-Effective
         Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments defining the rights of security holders, including indentures incorporated by reference to Pre-effective Amendment No. 1 to Registration Statement No. 33-62933,
         filed via EDGAR April 26, 1996

5        Opinion re legality                                                                            (included as Exhibit 23b)

6 - 9                                                                                                    Not applicable

10       Material contracts (Investment Management Agreement):

         (a)      Agreement with Alliance Capital Management L.P. incorporated by reference to
                  Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR
                  April 26, 2002.

         (b)      Agreement with Blackrock Financial Management, Inc. incorporated by reference to
                  Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR
                  April 26, 2002.

11 - 22                                                                                                  Not applicable

23a              Consent of PricewaterhouseCoopers LLP                                                   FILED HEREWITH

23b      Opinion & Consent of Counsel                                                                    FILED HEREWITH
24

                  Powers of Attorney for Directors James J. Avery, Helen M. Galt, Ronald P. Joelson,
                  Bernard J. Jacob, Scott D. Kaplan, Michael Bohm, Executive Vice President and Chief
                  Financial Officer, and David R. Odenath,  Chief Executive Officer, President and
                  Director.                                                                              FILED HEREWITH

25 - 32                                                                                                  Not applicable
---------------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.  Undertakings:  (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

     (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statemen;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------

LEGAL EXPERTS: The Counsel of American Skandia Life Assurance Corporation has passed on the legal matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on the 30th day of June, 2006.

                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   Depositor

By: /s/ LAURA KEALEY
    -----------------------------------
    Laura Kealey, Vice President,
    Corporate Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Title                    Date
---------                    -----------------------  -----------------------
                        (Principal Executive Officer)

David R. Odenath*            Chief Executive Officer  June 30, 2006
-----------------------           and President
David R. Odenath

       (Principal Financial Officer and Principal Accounting Officer)

Michael Bohm*                    Executive Vice       June 30, 2006
-----------------------           President and
Michael Bohm                 Chief Financial Officer

                            (Board of Directors)

James Avery*                 Bernard J. Jacob*        Helen Galt*
-----------------------      -----------------------  -----------------------
James Avery                  Bernard J. Jacob         Helen Galt

Ronald Joelson*              David R. Odenath*        Scott D. Kaplan*
-----------------------      -----------------------  -----------------------
Ronald Joelson               David R. Odenath         Scott D. Kaplan

                         *By /s/ LAURA KEALEY
                             -----------------------
                             Laura Kealey

*Executed by Laura Kealey on behalf of those indicated pursuant to Power of Attorney

                                    Exhibits

Exhibit  23a         Consent of Pricewaterhouse Coopers LLP       FILED HEREWITH
         23b         Opinion and Consent of Counsel               FILED HEREWITH
         24          Powers of Attorney                           FILED HEREWITH